The share exchange described in this convocation notice and reference materials involves securities of a foreign company. This the United States. Financial information included in this notice has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you share exchange is subject to disclosure requirements of Japan that are different from those of to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than pursuant to the share exchange agreement, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Tokyo Tatemono Real Estate Sales Co., Ltd.

Notice of the 81st Ordinary General Meeting of Shareholders
Date and Time:	Wednesday, March 25, 2015, 10:00 a.m.
Place:	Tokyo Convention Hall, 5th Floor, Tokyo Square Garden, 1-1 Kyobashi 3-chome, Chuo-ku, Tokyo (Please see the “Access map to the shareholders meeting venue” attached on the last page.)

Contents
Notice of the 81st Ordinary General Meeting of Shareholders (Attached documents)	1
Business Report	3
Consolidated Financial Statements	19
Audit Report	23
Non-consolidated Financial Statements	28
Audit Report	31
Important Subsequent Events	34
Reference Documents for the General Meeting of Shareholders
Proposal No. 1: Appropriation of Surplus	37
Proposal No. 2: Approval of Share Exchange Agreement between the Company and Tokyo Tatemono Co., Ltd.	38
Proposal No. 3: Partial Amendment to the Articles of Incorporation	64
Proposal No. 4: Appointment of Eight Directors	65
Proposal No. 5: Appointment of One Statutory Auditor	69

Tokyo Tatemono Real Estate Sales Co., Ltd.
Securities Code: 3225

(Securities Code: 3225)
March 9, 2015
To Shareholders with Voting Rights
Makio Tanehashi
Representative Director
President & CEO
Tokyo Tatemono Real Estate Sales Co., Ltd.
1-25-1 Nishi-shinjuku, Shinjuku-ku, Tokyo

Notice of the 81st Ordinary General Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 81st Ordinary General Meeting of Shareholders of Tokyo Tatemono Real Estate Sales Co., Ltd. (the “Company”), which will be held as described below.

If you are unable to attend the meeting, you can exercise your voting rights by mail or via an electromagnetic method (the Internet). Please review the Reference Documents for the General Meeting of Shareholders attached hereto and indicate your approval or disapproval of each proposal on the enclosed Voting Rights Exercise Form and return it so that the Company receives it by 5:45 p.m., Tuesday, March 24, 2015, or please exercise your voting rights via the Internet in accordance with “How to Exercise Your Voting Right on the Internet” on pp. 54-55.

1. Date and Time:	Wednesday, March 25, 2015, 10:00 a.m.

2. Place:	Tokyo Convention Hall, 5th Floor, Tokyo Square Garden, 1-1 Kyobashi 3-chome, Chuo-ku, Tokyo
(Please see the “Access map to the shareholders meeting venue” attached on the last page.)

3. Meeting Agenda
Matters to be reported: The Business Report, the Non-consolidated Financial Statements, Consolidated Financial Statements for the 81st Fiscal Year (from January 1, 2014 to December 31, 2014), and the results of audits by the Accounting Auditor and the Audit and Supervisory Board of the Consolidated Financial Statements

Proposals to be resolved:
Proposal No. 1:	Appropriation of Surplus
Proposal No. 2:	Approval of Share Exchange Agreement between the Company and Tokyo Tatemono Co., Ltd.
Proposal No. 3:	Partial Amendment to the Articles of Incorporation
Proposal No. 4:	Appointment of Eight Directors
Proposal No. 5:	Appointment of One Statutory Auditor

4. Predetermined Matters
(1)	Any voting right exercised without indicating approval or disapproval for a particular proposal will be counted as a vote for approval of the proposal.
(2)
If you exercise your voting rights by proxy, you may appoint another shareholder who has voting rights of the Company as your proxy; in such case, a document evidencing the authority of proxy must be submitted.

●	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk of the venue.
●
The following items are not included in the attached documents to this notice as such documents are posted on the Company’s website (http://ir.ttfuhan.co.jp/) pursuant to the relevant laws and regulations, and Article 15 of the Articles of Incorporation:

(1) Notes to the Consolidated Financial Statements; and (2) Notes to the Non-consolidated Financial Statements

The Notes to the Consolidated Financial Statements and the Notes to the Non-consolidated Financial Statements have been audited as part of the Consolidated Financial Statements and the Non-consolidated Financial Statements, respectively, by Audit and Supervisory Board Members and the Accounting Auditor when they prepared their audit reports.

●
Any revision to the Reference Documents for the General Meeting of Shareholders, the Business Report, the Non-consolidated Financial Statements and the Consolidated Financial Statements will be posted on the Company’s website indicated above.

(Attached Documents to the Notice of the 81st Ordinary General Meeting of Shareholders)

Business Report
(From January 1, 2014 to December 31, 2014)

1. Current Status of the Company Group
(1) Business Progress and Results
1) Business overview
During the fiscal year under review, the Japanese economy continued a mild recovery, with the employment and income conditions improving, though some weakness was seen in personal consumption and other areas.

In the real estate distribution industry, although the number of signed contracts for existing homes in the Tokyo metropolitan area declined from the previous year, demand was growing in the real estate investment market against the backdrop of a strong funding environment.

Under these circumstances, sales of real estate for sale increased in the real estate investments business and the renovation and interior sale business had been consolidated into the property management business in the third quarter of the previous fiscal year in line with the realignment of the Tokyo Tatemono group. As a result, operating revenue rose 16.3% from the previous year, to 31,631 million yen. Meanwhile, due to a drop in fee income in the brokerage business, an increase in staff costs to reinforce the structure of the property management business and other factors, operating income declined 3.0%, to 2,317 million yen, while ordinary income was up 1.5%, to 2,242 million yen. For investment securities, on which valuation loss was reported in the previous year, tax expenses diminished for such reasons as the review of the recoverability of deferred tax assets as a result of property sale by the SPC in which the Company has invested. As a consequence, net income amounted to 2,043 million yen, rising 87.4% from the previous year.

The results of operations by business segment are as follows:

Brokerage business
In the brokerage business, operating revenue was 2,747 million yen (down 9.1% from the previous year) and operating income was 398 million yen (down 47.1%) due to less large transactions with corporate clients, an increase in commission expenses and other factors.

Real estate investments business
In the real estate investments business, operating revenue was 9,805 million yen (up 53.1%) and operating income was 1,628 million yen (up 142.1%), reflecting an increase in sales of property for sale and other factors.

Consignment sales business
In the consignment sales business, operating revenue was 3,404 million yen (down 12.8%) and operating income was 395 million yen (down 33.4%) for such reasons as that there were less properties located in the central area of Tokyo.

Properties that were delivered during the fiscal year under review included “Brillia City Yokohama Isogo” (Isogo-ku, Yokohama-City), “Makuhari Bay Town Greena” (Mihama-ku, Chiba-City), and “Brillia Tokiwadai Solaie Residence” (Itabashi-ku, Tokyo).

Property management business
In the property management business, the number of properties under management increased and the renovation and interior sale business had been consolidated into the Company’s subsidiary, Tokyo Tatemono Amenity Support Co., Ltd. in line with the realignment of the Tokyo Tatemono group in the third quarter of the previous fiscal year. As a result, operating revenue of the property management business totaled 15,673 million yen, rising 13.0%. However, operating income was down 21.9%, to 1,273 million yen, due to an increase in staff costs to reinforce the structure of the property management business and other factors.

2) Capital investment
The total capital investment during the fiscal year under review was 1,516 million yen, which was used mainly for the acquisition of leasing properties and system investment.

3) Fund raising
During the fiscal year under review, necessary funds were raised mainly by borrowing from financial institutions.

4) Important corporate reorganization
Not applicable.

5) Issues to be addressed
Supported by improving employment and income conditions and capital investment by companies, the Japanese economy is expected to follow a recovery path. Against this backdrop, in the real estate distribution industry, while real estate prices will continue to increase due to growing construction costs and other factors, the number of real estate transactions is expected to rise backed by growing demand in line with the recovering economy and other positive factors.

In this situation, all divisions of the Company Group will work in collaboration to improve profitability and strengthen alignment with other companies in the Tokyo Tatemono group. Furthermore, making the maximum use of our information bases, we will strive to enhance our sales capabilities by capturing the needs of customers.

We would like to ask for the continued support of shareholders.

(2) Status of Assets, Profits and Losses
Category	78th FY2011	79th FY2012	80th FY2013	81st FY2014 (Fiscal year under review)
Operating revenue (million yen)	24,426	23,255	27,198	31,631
Ordinary income (million yen)	1,890	1,515	2,210	2,242
Net income (million yen)	1,321	740	1,090	2,043
Net income per share (yen)	32.17	18.02	26.53	49.72
Total assets (million yen)	50,055	50,623	50,895	54,949
Net assets (million yen)	11,818	12,328	13,297	14,668

(3) Status of Important Parent Company and Subsidiaries

1) Status with parent company
The Company Group’s parent company is Tokyo Tatemono Co., Ltd., which holds 75.8% of voting rights of the Company. The Company Group sells condominiums, single-family houses and other properties mainly developed and sold by the parent company on consignment from the parent company.

2) Status of important subsidiaries
Name of company	Capital or investment	The Company’s share of capital	Main business
	(thousand yen)	(%)
Tokyo Tatemono Amenity Support Co., Ltd.	100,000	100.00	Building cleaning and condominium management
Japan Rental Guaranty Co., Ltd.	50,000	100.00	Rental guarantee services
METS 1 Special Purpose Company	3,450,100	100.00	Leasing of specific properties
METS 2 Special Purpose Company	1,560,100	100.00	Leasing of specific properties

(4) Major Operations (As of December 31, 2014)
Business segment	Operations
Brokerage	Real estate brokerage and services incidental thereto
Real estate investments	Resale of real estate and services incidental thereto
Consignment sales	Sale of real estate on consignment and services incidental thereto
Property management	Leasing and management of real estate and services incidental thereto

(5) Main Business Offices (As of December 31, 2014)
Name of company	Type of office	Locations
Tokyo Tatemono Real Estate Sales Co., Ltd.	Head Office Branch, etc.	1-25-1 Nishi-shinjuku, Shinjuku-ku, Tokyo 9 branches, etc. in Tokyo, 2 branches, etc. in Kanagawa Prefecture, 1 branch in Chiba Prefecture, 1 branch in Osaka Prefecture, 1 branch in Aichi Prefecture
Tokyo Tatemono Amenity Support Co., Ltd.	Head Office	1-3 Taihei 4-chome, Sumida-ku, Tokyo

(6) Employees (As of December 31, 2014)
Segment	Number of employees
Brokerage	170	-
Real estate investments	18	-
Consignment sales	149	-
Property management	657	(499)
Whole company (common)	43	-
Total	1,037	(499)
Note: The number of employees shown above is the number of persons working in the Company Group (excluding employees seconded from the Company Group to outside the Company Group, while including employees seconded from outside the Company Group). The number in parentheses indicates the annual average number of temporary employees, which is not included in the number of employees.

Reference: Employees of Tokyo Tatemono Real Estate Sales Co., Ltd.
Number of employees (person)	Change from end of previous year (person)	Average age (years old)	Average length of service (year)
490	19	41.9	12.3
Note: The number of employees shown above is the number of persons working in the Company (excluding employees seconded from the Company to outside the Company, while including 24 employees seconded from outside the Company and 19 contract employees). The average age and the average length of service are calculated excluding employees seconded from outside the Company and contract employees.

(7) Major Lenders (As of December 31, 2014)
Lender	Amount borrowed (million yen)
Mizuho Bank, Ltd.	8,550
The Shizuoka Bank, Ltd.	2,375
The Chiba Bank, Ltd.	1,700
The Chiba Kogyo Bank, Ltd.	1,700

(8) Other Important Matters Concerning Current Status of the Company Group
Not applicable.

2. Matters Concerning Shares of the Company (As of December 31, 2014)
(1) Total number of shares authorized to be issued:	100,000,000 shares

(2) Total number of shares issued:	41,088,508 shares
(including 141 shares of treasury stock)
(3) Number of shareholders:	10,091

(4)	Major shareholders
Name of shareholder	Number of shares held (shares)	Shareholding ratio (%)
Tokyo Tatemono Co., Ltd.	31,139,400	75.8
Tokyo Tatemono Real Estate Sales Co., Ltd. Employee Stock Ownership Plan	950,604	2.3
Teruhisa Ochiai	277,000	0.7
Suzuko Holdings, Co., Ltd.	230,000	0.6
Japan Trustee Services Bank, Ltd. (trust account)	197,000	0.5
BNY GCM CLIENT ACCOUNT JPRD AC ISG (FE-AC)	193,590	0.5
The Master Trust Bank of Japan, Ltd. (trust account)	184,800	0.4
Takashi Yamaguchi	140,200	0.3
Kunio Tanaka	127,000	0.3
BARCLAYS BANK PLC A/C CLIENT SEGREGATED A/C PB CAYMAN CLIENTS	122,600	0.3
Notes
1.	The shareholding ratio are calculated excluding 141 shares of treasury stock.
2.	The names of shareholders above are based on the General Shareholders Notification.

3.	Matters Concerning the Company’s Share Options, Etc.
Not applicable.

4. Matters Concerning Corporate Officers
(1) Names and Other Information on Directors and Audit and Supervisory Board Members (As of December 31, 2014)
Position	Name	Responsibilities and important concurrent occupations or positions at other organizations
Representative Director, President & CEO	Makio Tanehashi
Representative Director, Senior Managing Executive Officer	Shuichiro Koshimizu	General Manager, Business Management Division
Representative Director, Managing Executive Officer	Toru Muroi	General Manager, Housing Sales Division and Kansai Sales Division, and Head, Housing Marketing Department
Director, Managing Executive Officer	Tadashi Kurosu	General Manager, Distribution Sales Division
Director, Executive Officer	Kenji Nasu	General Manager, Solution Sales Division
Director, Executive Officer	Kiyoshi Mikami	Deputy General Manager, Distribution Sales Division, and Head, Distribution Planning Department
Director, Executive Officer	Hitoshi Setagawa	Deputy General Manager, Solution Sales Division, and Head, Solution Planning Department
Director, Executive Officer	Akira Okubo	General Manager, Leasing Sales Division, and Head, RM Sales Department Director, Tokyo Tatemono Amenity Support Co., Ltd.
Director, Executive Officer	Masaki Oshio	Deputy General Manager, Business Management Division, Deputy General Manager, Leasing Sales Division, and Head, Accounting Department
Director	Satoshi Kimura
Audit and Supervisory Board Member (full-time)	Shinichi Hirano
Audit and Supervisory Board Member	Yutaka Yokoyama
Audit and Supervisory Board Member	Tsutomu Ikeda
Audit and Supervisory Board Member	Nobuyoshi Takahashi	Head, Compliance Department, Tokyo Tatemono Co., Ltd.
Notes
1.	Mr. Satoshi Kimura is Outside Director.
2.	Messrs. Tsutomu Ikeda and Nobuyoshi Takahashi are Outside Audit and Supervisory Board Members.
3.
The Company has designated Mr. Satoshi Kimura, Director, and Tsutomu Ikeda, Audit and Supervisory Board Member, as independent officers stipulated by the Tokyo Stock Exchange and notified the stock exchange to that effect.

4.	Messrs. Tsutomu Ikeda and Nobuyoshi Takahashi were elected as Audit and Supervisory Board Members at the 80th Ordinary General Meeting of Shareholders held on March 27, 2014 and assumed office.
5.
Messrs. Nobuhiro Sekine and Yutaka Komatsu retired by resignation from the office of Audit and Supervisory Board Members at the close of the 80th Ordinary General Meeting of Shareholders held on March 27, 2014.

6.	Changes in positions and responsibilities of Directors that took place during the fiscal year under review were as follows:
Name	Before change	After change	Date of change
Masaki Oshio	Director, Executive Officer Deputy General Manager, Business Management Division, and Head, Accounting Department	Director, Executive Officer Deputy General Manager, Business Management Division, Deputy General Manager, Leasing Sales Division, and Head, Accounting Department	June 26, 2014

7.	The Company adopts the executive officer system. Executive Officers other than those who concurrently serve as Directors as of December 31, 2014 are as follows:
Position	Name	Responsibilities and important concurrent occupations or positions at other organizations
Managing Executive Officer	Shigeo Nakajima	Head, Real Estate Sales Department
Executive Officer	Kengo Ishihara	General Manager, Kansai Branch
Executive Officer	Naohiko Omata	Head, Retail Sales Department
Executive Officer	Kenichi Otsuki	Head, Personnel and General Affairs Department
Executive Officer	Hiroyasu Koide	Head, Head Office Sales Department

(2) Remuneration, Etc. Paid to Directors and Audit and Supervisory Board Members
Category	Number of recipients	Amount paid
Directors (of whom, Outside Directors)	10 (1)	216 million yen (4 million yen)
Audit and Supervisory Board Members (of whom, Outside Audit and Supervisory Board Members)	4 (2)	22 million yen (4 million yen)
Total (of whom, outside officers)	14 (3)	239 million (9 million yen)
Notes
1.
As of the end of the fiscal year under review, the number of Directors was 10 (including 1 Outside Director) and the number of Audit and Supervisory Board Members was 4 (including 2 Outside Audit and Supervisory Board Members). One of those officers, who is Outside Audit and Supervisory Board Member, received no remuneration.

2.
The difference between Note 1 and the number of recipient Audit and Supervisory Board Members in the table above is because, of Audit and Supervisory Board Members who retired at the close of the 80th Ordinary General Meeting of Shareholders held on March 27, 2014, one Outside Audit and Supervisory Board Member other than one Audit and Supervisory Board Member who received no remuneration, is included.

(3) Matters Concerning Outside Officers
1) Relations between the Company and organizations at which outside officers hold important concurrent positions.

Mr. Nobuyoshi Takahashi, Outside Audit and Supervisory Board Member, holds a concurrent position at Tokyo Tatemono Co., Ltd., the Company’s parent company, which holds 75.8% of voting rights of the Company, but he has no personal stake in the company.

2) Major activities during fiscal year under review

Outside Director Satoshi Kimura
Attended 16 Board of Directors meetings out of 18 meetings, and expressed opinions as necessary to ensure adequacy and appropriateness of decision-making by the Board of Directors based on his experience in a financial institution.

Outside Audit and Supervisory Board Member Tsutomu Ikeda
Attended 14 Board of Directors meetings out of 15 meetings held since his assuming office on March 27, 2014, and expressed opinions as necessary to ensure adequacy and appropriateness of decision-making by the Board of Directors based on his experience in a financial institution. He also attended 9 Audit and Supervisory Board meetings out of 10 meetings, exchanged opinions on audit results and discussed important matters related to audits.

Outside Audit and Supervisory Board Member Nobuyoshi Takahashi
Attended 15 Board of Directors meetings out of 15 meetings held since his assuming office on March 27, 2014, and expressed opinions as necessary to ensure adequacy and appropriateness of decision-making by the Board of Directors based on the wealth of knowledge about and his experience in the industry.

He also attended 10 Audit and Supervisory Board meetings out of 10 meetings, exchanged opinions on audit results and discussed important matters related to audits.

3) Matters concerning liability limitation agreement

In accordance with Article 427, Paragraph 1 of the Companies Act, the Company has entered into an agreement with each of Outside Directors and Outside Audit and Supervisory Board Members, under which liability for damages provided for in Article 423, Paragraph 1 of the Companies Act is limited.

The upper limit of liability for damages under the agreement shall be the minimum amount stipulated by law.

5. Accounting Auditor
(1) Name of Accounting Auditor
Ernst & Young ShinNihon LLC

(2) Amount of Remuneration, Etc.
Amount
Remuneration, etc. for Accounting Auditor for the fiscal year under review	49 million yen
Total amount of money and other financial interests to be paid by the Company and its subsidiaries	52 million yen
Note: In the audit agreement between the Company and the Accounting Auditor, the amount of remuneration, etc. for audits based on the Companies Act and that for audits based on the Financial Instruments and Exchange Act are not clearly divided, and it is practically not possible to make a division. Therefore, the amounts shown above include the amount of remuneration, etc. for audits based on the Financial Instruments and Exchange Act.

(3) Non-audit Services
Not applicable.

(4) Policy for Determining Dismissal or Non-reappointment of Accounting Auditor
In addition to the removal of the Accounting Auditor by the Audit and Supervisory Board in accordance with Article 340 of the Companies Act, if it is deemed appropriate to dismiss or not to reappoint the Accounting Auditor for such reasons as unsatisfactory performance of duties by the Accounting Auditor and the Accounting Auditor’s losing social credibility in a significant way, the Company, with the consent or upon the request of the Audit and Supervisory Board, shall submit a proposal to dismiss or not to reappoint the Accounting Auditor to the General Meeting of Shareholders.

(5) Matters Concerning Liability Limitation Agreement
In accordance with Article 427, Paragraph 1 of the Companies Act, the Company has entered into an agreement with the Accounting Auditor, under which liability for damages provided for in Article 423, Paragraph 1 of the Companies Act is limited. The upper limit of liability for damages under the agreement shall be 50 million yen or the amount stipulated by law, whichever is higher.

6. The Company’s Systems and Policies
(1) Systems to Ensure the Execution of Duties of Directors Complies with Laws and Regulations and the Articles of Incorporation and Other Systems to Ensure the Properness of Operations

The Company has decided on its basic policies for internal control at the Board of Directors meeting as described below:

1. System to ensure that the execution of duties of Directors and employees (hereinafter collectively referred to as the “Employees”) complies with laws and regulations and the Articles of Incorporation.

(1)
The Company has established a corporate philosophy, which provides basis for corporate behavior, “Trust, creation, and future. Placing the highest value on customer trust, we will continue our daily efforts of creation, aiming to achieve a bright future.” Based on this corporate philosophy, “Seven Promises in the Code of Conduct” has been established as a standard for behavior that should be followed by the Employees when carrying out various activities. At the same time, the Company shall take every opportunity to spread compliance awareness throughout the organization on an ongoing basis.

(2)
Director in charge of compliance shall oversee the Compliance Department. The Compliance Department shall formulate compliance rules and work to develop a company-wide compliance system and identify relevant problems on an ongoing basis.

(3)	To ensure that compliance awareness spreads throughout the organization, the Compliance Committee shall be established and Director in charge of compliance shall take the chair of the committee.
(4)
If any Employee has found any compliance problem, the Employee shall promptly report to the Compliance Department. Upon receipt of the report or information, the Compliance Department shall examine the report. Upon consultation with relevant departments, etc., the Compliance Department shall develop measures to prevent the recurrence of similar problems and give guidance on the company-wide implementation of such measures. A compliance hotline shall be established to gather information.

(5)	The Compliance Department shall exchange information with Audit and Supervisory Board Members and report the results at the Compliance Committee.
(6)
The Company shall not have any relation with antisocial forces that pose a threat to the order and security of civil society and take a resolute attitude toward them. In the event of any unreasonable demand, etc. from any antisocial force, the Personnel and General Affairs Department shall be responsible for responding to the problem and it shall act in cooperation with the police and other agencies.

2. System for the preservation and management of information related to the execution of duties of Directors

The Company shall preserve documents related to the execution of duties of Directors and other important information in designated places for designated periods of time in accordance with the document management rules and the information management rules.

3. Rules for the risk management of losses and other systems
(1)
The Management Planning Department shall manage the risk of the Company in a comprehensive and across-the-board manner, formulate risk management rules, and establish and operate a risk management system. Each division shall have a section responsible for risk to monitor risk on an ongoing basis.

(2)
Based on the risk management rules, the Risk Management Committee chaired by General Manager of the Business Management Division shall be formed to develop a risk management system. The Risk Management Committee, upon receipt of reports on individual problems, shall examine the appropriateness, etc. of relevant measures and report the results to President.

(3)
The Audit Office shall audit the status of daily risk management at each section and report the results to Representative Directors, Audit and Supervisory Board Members, the Compliance Department, and the Management Planning Department.

4. System to ensure Directors’ efficient execution of duties
The efficiency of execution of duties of directors shall be increased by using the following business management system.
(1)
The Company shall establish a medium-term business plan covering a three-fiscal year period, set company-wide targets, and spread the awareness of the targets throughout the organization. Based on the medium-term business plan, an annual business plan shall be established every year.

(2)	As a basis for a system to ensure Directors’ efficient execution of duties, the Board of Directors shall in principle hold one meeting every month and on an as-needed basis.
(3)	Regarding the execution of regular duties, authority and responsibilities of the Employees shall be defined based on the authority and responsibility rules.

5. System to ensure appropriate operations of the group consisting of the Company, its parent company and subsidiaries
(1)
The Company Group shall develop a compliance system as a corporate group in line with the compliance system that covers the companies of the group that has been developed by Tokyo Tatemono Co., Ltd., the parent company.

(2)
The Compliance Department and the Management Planning Department, as sections responsible for internal control of the Company Group as a whole, shall establish a system to ensure that discussions, sharing of information, communication of instructions and requests related to internal control can be conducted within the Company Group in an efficient manner.

(3)	The Compliance Department shall work to develop a compliance system and identify problems across the Group companies on an ongoing basis.
(4)
The Audit Office, in collaboration with the internal audit departments of the Group companies, shall carry out internal audits of the Company Group, and report the results to Representative Directors, Audit and Supervisory Board Members, the Compliance Department and the Management Planning Department of the Company, and Presidents of the Group companies. If necessary, the Compliance Department and the Management Planning Department shall provide guidance on internal control-related improvement measures, and support and give advice on the implementation of such measures.

6. Matters related to employees who are assigned to assist in the duties of Audit and Supervisory Board Members when they request to do so, and matters related to such employees’ independence of Directors
(1)	Upon request of any Audit and Supervisory Board Member, those who have expertise to perform audit work in an efficient manner as staff members may be assigned.
(2)
Any staff member who has been given instructions that are necessary to perform audit work by any Audit and Supervisory Board Member shall be independent of the chain of command of Directors, Compliance Department Head, etc. in respect of the instructions.

7. System for the Employees to report to Audit and Supervisory Board Members, other system to report to Audit and Supervisory Board Members, and system to ensure effective execution of audits by Audit and Supervisory Board Members
(1)	Audit and Supervisory Board Members shall attend the meetings of the Board of Directors and other important meetings.
(2)
Directors, the Compliance Department and the Audit Office shall promptly provide Audit and Supervisory Board Members with reports on matters that could cause significant damage to the Company, the status of internal audits, information of wrongdoing and the details thereof, and any other important compliance matters.

(3)
In the event of discovery of any matter that could cause significant damage to the Company, a material violation of laws or regulations, or the Articles of Incorporation, etc., the employees may directly report to Audit and Supervisory Board Members.

(4)
Audit and Supervisory Board Members shall receive reports from Directors, the Compliance Department, the Audit Office and the Accounting Auditor, and exchange opinions with them respectively, as necessary.

(2) Basic Policy on Control of Stock Companies
Not Applicable.

Note: The amounts and the number of shares less than the respective units are rounded down in this Business Report.

Consolidated Balance Sheet
(As of December 31, 2014)
(Thousands of yen)
Assets		Liabilities
Item	Amount	Item	Amount
Current assets	31,370,082	Current liabilities	13,264,274
Cash and deposits	4,256,296	Operating accounts payable	714,011
Operating accounts receivable	837,115	Short-term loans payable	5,464,000
Real estate for sale	22,947,176	Short-term loans payable to subsidiaries and affiliates	394,495
Costs on uncompleted services	1,087,102	Income taxes payable	76,525
Deferred tax assets	501,859	Provision for bonuses	102,508
Short-term loans receivable from subsidiaries and affiliates	4,496	Provision for directors’ bonuses	2,000
Other	1,764,876	Advances received	1,747,242
Allowance for doubtful accounts	(28,840)	Deposits received for consignment sales	1,820,426
Noncurrent assets	23,579,366	Deposits received	1,903,117
Property, plant and equipment	16,215,441	Other	1,039,947
Buildings	7,582,990	Noncurrent liabilities	27,016,261
Land	8,498,600	Bonds payable	1,789,999
Other	133,851	Long-term loans payable	18,152,000
Intangible assets	644,727	Deferred tax liabilities	82,820
Software	634,038	Provision for directors’ retirement benefits	6,100
Other	10,688	Net defined benefit liability	2,020,023
Investments and other assets	6,719,197	Long-term lease and guarantee deposited	4,931,617
Investment securities	3,237,518	Other	33,700
Deferred tax assets	1,061,154	Total liabilities	40,280,535
Lease and guarantee deposits	2,353,601	Net assets
Other	66,923	Shareholders’ equity	14,218,803
		Capital stock	3,108,506
		Capital surplus	6,415,055
		Retained earnings	4,695,309
		Treasury stock	(68)
		Accumulated other comprehensive income	450,110
		Valuation difference on available-for-sale securities	517,989
		Remeasurements of defined benefit plans	(67,879)
		Total net assets	14,668,913
Total assets	54,949,449	Total liabilities and net assets	54,949,449
Note: Amounts less than one thousand yen are rounded down.

Consolidated Statement of Income
(From January 1, 2014 to December 31, 2014)
(Thousands of yen)
Item	Amount
Operating revenue		31,631,554
Operating cost		27,202,576
Operating gross profit		4,428,977
Selling, general and administrative expenses		2,111,218
Operating income		2,317,759
Non-operating income
Interest income	28,832
Dividends income	53,437
Company housing rents received	6,247
Insurance dividend income	4,809
Equity in earnings of affiliates	68,846
Other	20,741	182,915
Non-operating expenses
Interest expenses	254,222
Other	3,651	257,874
Ordinary income		2,242,800
Extraordinary loss
Impairment loss	3,141
Office transfer expenses	90,243	93,385
Income before income taxes		2,149,415
Income taxes-current	551,462
Income taxes-deferred	(445,087)	106,374
Income before minority interests		2,043,040
Net income		2,043,040
Note: Amounts less than one thousand yen are rounded down.

Consolidated Statement of Changes in Net Assets
(From January 1, 2014 to December 31, 2014)
(Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of year	3,108,506	6,415,055	3,480,155	(64)	13,003,653
Cumulative effect of changes in accounting policies			(417,003)		(417,003)
Balance at beginning of year reflecting changes in accounting policies	3,108,506	6,415,055	3,063,152	(64)	12,586,649
Changes of items during year
Dividends from surplus			(410,883)		(410,883)
Net income			2,043,040		2,043,040
Purchase of treasury stock				(3)	(3)
Net changes of items other than shareholders’ equity
Total changes of items during year	-	-	1,632,156	(3)	1,632,153
Balance at end of year	3,108,506	6,415,055	4,695,309	(68)	14,218,803

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Remeasurements of defined benefit plans	Total accumulated other comprehensive income	Total net assets
Balance at beginning of year	294,108	-	294,108	13,297,761
Cumulative effect of changes in accounting policies				(417,003)
Balance at beginning of year reflecting changes in accounting policies	294,108	-	294,108	12,880,758
Changes of items during year
Dividends from surplus				(410,883)
Net income				2,043,040
Purchase of treasury stock				(3)
Net changes of items other than shareholders’ equity	223,881	(67,879)	156,001	156,001
Total changes of items during year	223,881	(67,879)	156,001	1,788,155
Balance at end of year	517,989	(67,879)	450,110	14,668,913
Note: Amounts less than one thousand yen are rounded down.

Accounting Auditor’s Report on the Consolidated Financial Statements
Independent Auditor’s Report
February 6, 2015
To the Board of Directors
Tokyo Tatemono Real Estate Sales Co., Ltd.

Ernst & Young ShinNihon LLC

Eishi Yoshida (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Masayoshi Yoshikata (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Mikiya Arai (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the related notes of Tokyo Tatemono Real Estate Sales Co., Ltd. for the fiscal year from January 1, 2014 to December 31, 2014.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan. This responsibility includes designing and operating internal controls, which management considers necessary for the preparation and fair presentation of the consolidated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the consolidated financial statements from an independent viewpoint, based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit according to such plan to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected and applied depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes the evaluation of overall presentation of the consolidated financial statements, including the evaluation of accounting policies and methods used and estimates made by management.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and the results of operations of the group consisting of Tokyo Tatemono Real Estate Sales Co., Ltd. and its consolidated subsidiaries for the period for which the consolidated financial statements were prepared in accordance with accounting principles generally accepted in Japan.

Interest
Our firm and engagement partners have no interest in the Company which should be described pursuant to the provisions of the Certified Public Accountants Act of Japan.

Audit Report of the Audit and Supervisory Board
Audit Report

After deliberations based on the audit reports prepared by Audit and Supervisory Board Members regarding the performance of duties by the Directors for the 81st fiscal year from January 1, 2014 to December 31, 2014, the Audit and Supervisory Board has prepared this audit report and reports as follows:

1.	Auditing methods used by Audit and Supervisory Board Members and the Audit and Supervisory Board and details of audit

The Audit and Supervisory Board specified auditing policies, assigned duties to each Audit and Supervisory Board Member, and received reports on the status and results of audit from each Audit and Supervisory Board Member. It also received reports from Directors, etc. and the Accounting Auditor on the status of the execution of their duties, and sought explanations as necessary.

Each Audit and Supervisory Board Member complied with the auditing standards for Audit and Supervisory Board Members established by the Audit and Supervisory Board, followed the auditing policies, the allocation of duties, etc., communicated with Directors, the Internal Audit Office and other employees, made efforts to gather information and develop an audit environment, attended meetings of the Board of Directors and other important meetings, received reports from Directors and the Internal Audit Office, etc. regarding performance of their duties, sought explanations as necessary, examined important decision-making documents, etc., and inspected the operations and financial positions at the head office and principal business offices. In addition, with respect to the system to ensure that the execution of duties by Directors stated in the Business Report conforms to the relevant laws and regulations and the Articles of Incorporation, the resolutions of the Board of Directors on the development of the system stipulated in Article 100, Paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act as being necessary to ensure the properness of operations of stock companies, and the system developed based on the said resolutions (internal control), we received reports on a regular basis from Directors, employees, etc., regarding the status of construction and operations of the systems, sought explanations as necessary, and expressed opinions. As for subsidiaries, we communicated with their Directors, Audit and Supervisory Board Members, etc., exchanged information, and received business reports from subsidiaries as necessary. Based on the methods described above, we reviewed the business report and supplementary schedules thereof for the fiscal year under review.

Furthermore, we monitored and examined whether the Accounting Auditor maintained its independence and implemented appropriate audits, received reports from the Accounting Auditor regarding the performance of its duties, and sought explanations as necessary. In addition, we were informed by the Accounting Auditor that “the system for ensuring that duties are performed properly” (matters set forth in each item of Article 131 of the Corporate Accounting Rules) had been developed in accordance with the Quality Control Standards for Audits (issued by the Business Accounting Council on October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the methods described above, we examined the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, and notes to non-consolidated financial statements) and supplementary schedules, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to consolidated financial statements).

2.	Results of Audit
(1)	Results of audit of the business report, etc.
1)
We confirm that the business report and the supplementary schedules thereof are in accordance with the relevant laws and regulations, and the Articles of Incorporation, and fairly represent the Company’s condition.

2)	We found no evidence of wrongful act or material violation of the relevant laws or regulations, or the Articles of Incorporation with respect to the execution of duties by Directors.
3)
We confirm that the resolutions of the Board of Directors related to the internal control system are proper. We found no matter to be pointed out regarding the description in the business report and the execution of duties by Directors with respect to the internal control system.

(2)	Results of audit of non-consolidated financial statements and supplementary schedules thereof
We confirm that the auditing methods used and results rendered by Ernst & Young ShinNihon LLC are fair and reasonable.
(3)	Results of audit of consolidated financial statements

We confirm that the auditing methods used and results rendered by Ernst & Young ShinNihon LLC are fair and reasonable.

February 9, 2015

Audit and Supervisory Board of Tokyo Tatemono Real Estate Sales Co., Ltd.
Shinichi Hirano (seal), Full-time Audit and Supervisory Board Member
Yutaka Yokoyama (seal), Audit and Supervisory Board Member
Tsutomu Ikeda (seal), Audit and Supervisory Board Member
Nobuyoshi Takahashi (seal), Audit and Supervisory Board Member

Note: Audit and Supervisory Board Members Tsutomu Ikeda and Nobuyoshi Takahashi are Outside Audit and Supervisory Board Members stipulated in Article 2, Item 16, and Article 335, Paragraph 3 of the Companies Act.

Non-consolidated Balance Sheet
(As of December 31, 2014)
(Thousands of yen)

Assets		Liabilities
Item	Amount	Item	Amount
Current assets	28,997,069	Current liabilities	13,508,367
Cash and deposits	2,551,821	Operating accounts payable	209,147
Operating accounts receivable	249,806	Short-term loans payable	1,000,000
Real estate for sale	22,947,176	Short-term loans payable to subsidiaries and affiliates	2,000,000
Costs on uncompleted services	1,071,121	Current portion of long-term loans payable	4,364,000
Raw materials and supplies	16,338	Accounts payable-other	93,631
Advance payments-trade	379,876	Accrued expenses	330,617
Prepaid expenses	95,555	Income taxes payable	45,616
Deferred tax assets	607,035	Provision for bonuses	70,637
Advances paid	611,366	Advances received	1,524,711
Short-term loans receivable from subsidiaries and affiliates	4,496	Deposits received for consignment sales	1,820,426
Other	479,401	Deposits received	1,833,100
Allowance for doubtful accounts	(16,926)	Other	216,480
Noncurrent assets	17,717,639	Noncurrent liabilities	20,373,964
Property, plant and equipment	3,253,949	Bonds payable	300,000
Buildings	1,173,951	Long-term loans payable	13,502,000
Vehicles	7,253	Provision for retirement benefits	1,730,923
Tools, furniture and fixtures	73,694	Long-term lease and guarantee	4,807,340
Land	1,999,049	Other	33,700
Intangible assets	501,683	Total liabilities	33,882,331
Software	495,713	Net assets
Other	5,969	Shareholders’ equity	12,832,377
Investments and other assets	13,962,006	Capital stock	3,108,506
Investment securities	389,728	Capital surplus	6,415,055
Stocks of subsidiaries and affiliates	3,912,005	Legal capital surplus	2,553,050
Investments in other securities of subsidiaries and affiliates	6,353,468	Other capital surplus	3,862,005
Investments in capital of subsidiaries and affiliates	1,700	Retained earnings	3,308,883
Long-term loans receivable from employees	2,249	Other retained earnings	3,308,883
Long-term prepaid expenses	41,262	Retained earnings brought forward	3,308,883
Deferred tax assets	1,058,987	Treasury stock	(68)
Lease and guarantee deposits	2,195,090
Other	7,514	Total net assets	12,832,377
Total assets	46,714,709	Total liabilities and net assets	46,714,709

Note: Amounts less than one thousand yen are rounded down.

Non-consolidated Statement of Income
(From January 1, 2014 to December 31, 2014)
(Thousands of yen)
Item	Amount
Operating revenue		20,169,885
Operating cost		17,099,627
Operating gross profit		3,070,257
Selling, general and administrative expenses		1,372,522
Operating income		1,697,734
Non-operating income
Interest income	21,465
Dividends income	161,000
Other	24,060	206,526
Non-operating expenses
Interest expenses	210,310
Other	2,549	212,860
Ordinary income		1,691,400
Extraordinary loss
Impairment loss	3,141
Office transfer expenses	90,243	93,385
Income before income taxes		1,598,015
Income taxes-current	324,735
Income taxes-deferred	(329,851)	(5,116)
Net income		1,603,131

Note: Amounts less than one thousand yen are rounded down.

Non-consolidated Statement of Changes in Net Assets
(From January 1, 2014 to December 31, 2014)
(Thousands of yen)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings		Treasury stock	Total sharehold- ers’ equity
		Legal capital surplus	Other capital surplus	Total capital surplus	Other retained earnings	Total retained earnings
					Retained earnings brought forward
Balance at beginning of year	3,108,506	2,553,050	3,862,005	6,415,055	2,116,635	2,116,635	(64)	11,640,132
Changes of items during year
Dividends from surplus					(410,883)	(410,883)		(410,883)
Net income					1,603,131	1,603,131		1,603,131
Purchase of treasury stock							(3)	(3)
Net changes of items other than shareholders’ equity
Total changes of items during year	-	-	-	-	1,192,248	1,192,248	(3)	1,192,244
Balance at end of year	3,108,506	2,553,050	3,862,005	6,415,055	3,308,883	3,308,883	(68)	12,832,377

	Valuation and translation adjustments
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments	Total net assets
Balance at beginning of year	-	-	11,640,132
Changes of items during year
Dividends from surplus			(410,883)
Net income			1,603,131
Purchase of treasury stock			(3)
Net changes of items other than shareholders’ equity	-	-	-
Total changes of items during year	-	-	1,192,244
Balance at end of year	-	-	12,832,377
Note: Amounts less than one thousand yen are rounded down.

Accounting Auditor’s Report on the Non-consolidated Financial Statements
Independent Auditor’s Report
February 6, 2015
To the Board of Directors
Tokyo Tatemono Real Estate Sales Co., Ltd.

Ernst & Young ShinNihon LLC

Eishi Yoshida (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Masayoshi Yoshikata (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Mikiya Arai (Seal)
Designated Limited Liability Partner
Engagement Partner
Certified Public Accountant

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements, which comprise the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the related notes and supplementary schedules of Tokyo Tatemono Real Estate Sales Co., Ltd. for the 81st fiscal year from January 1, 2014 to December 31, 2014.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and supplementary schedules thereof in accordance with accounting principles generally accepted in Japan.  This responsibility includes designing and operating internal controls, which management considers necessary for the preparation and fair presentation of the non-consolidated financial statements and supplementary schedules thereof that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the non-consolidated financial statements and supplementary schedules thereof from an independent viewpoint, based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit according to such plan to obtain reasonable assurance about whether the non-consolidated financial statements and supplementary schedules thereof are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and supplementary schedules thereof. The procedures selected and applied depend on our judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and supplementary schedules thereof, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and supplementary schedules thereof in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes the evaluation of overall presentation of the non-consolidated financial statements and supplementary schedules thereof, including the evaluation of accounting policies and methods used and estimates made by management.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion
In our opinion, the non-consolidated financial statements and supplementary schedules thereof referred to above present fairly, in all material respects, the financial position and the results of operations of Tokyo Tatemono Real Estate Sale Co., Ltd. for the period for which the non-consolidated financial statements and supplementary schedules thereof were prepared in accordance with accounting principles generally accepted in Japan.

Interest
Our firm and engagement partners have no interest in the Company which should be described pursuant to the provisions of the Certified Public Accountants Act of Japan.

Important subsequent events related to the Company and the Group that have occurred after the Audit and Supervisory Board received audit reports
(Important Subsequent Events)

The Company and Tokyo Tatemono Co., Ltd. (hereinafter referred to as “Tokyo Tatemono”), the listed parent company, resolved at their respective Board of Directors meetings held on February 12, 2015 to conduct a share exchange to make Tokyo Tatemono a wholly-owning parent company of the Company and the Company a wholly-owned subsidiary of Tokyo Tatemono (hereinafter, the “Share Exchange”), and they executed a share exchange agreement (hereinafter, the “Share Exchange Agreement”) on the same day.

1. Overview of the parties to the Share Exchange (as of December 31, 2014)
		Wholly-owning parent company in the share exchange	Wholly-owned subsidiary in the share exchange
(1)	Corporate name	Tokyo Tatemono Co., Ltd.	Tokyo Tatemono Real Estate Sales Co., Ltd.
(2)	Head office	1-9-9 Yaesu, Chuo-ku, Tokyo	1-25-1 Nishi-shinjuku, Shinjuku-ku, Tokyo
(3)	Name and title of representative	Hajime Sakuma, Representative Director, President and CEO	Makio Tanehashi, Representative Director, President and CEO
(4)	Business description	Real estate business	Real estate distribution business
(5)	Paid-in capital	92,451 million yen	3,108 million yen

2. Summary of the Share Exchange
(1)	Schedule of the Share Exchange
March 25, 2015	(Tentative)	Ordinary General Meeting of Shareholders to approve the Share Exchange (The Company)
July 1, 2015	(Tentative)	Effective date of the Share Exchange

(2)	Method of the Share Exchange
The Share Exchange will make Tokyo Tatemono the wholly-owning parent company in the share exchange and the Company the wholly-owned subsidiary in the share exchange. Tokyo Tatemono plans to execute the Share Exchange under the simplified share exchange procedure based on Article 796, Paragraph 3 of the Companies Act, which does not require an approval at a general shareholders’ meeting. The Company plans to execute the Share Exchange after it obtains approval for the Share Exchange Agreement at the Ordinary General Meeting of Shareholders to be held on March 25, 2015.

(3) Details of allotment of shares in the Share Exchange
	Tokyo Tatemono (wholly-owning parent company in the share exchange)	The Company (wholly-owned subsidiary in the share exchange)
Share exchange ratio (before Consolidation of Shares)	1	0.610
Share exchange ratio (after Consolidation of Shares)	1	0.305

(Note 1)
0.61 shares of Tokyo Tatemono’s common stock before the Consolidation of Shares taking effect (0.305 shares of Tokyo Tatemono’s common stock after the Consolidation of Shares taking effect) will be allotted to 1 share of the Company’s common stock with the issuance of new shares or with the allotment of treasury shares held. However, as for common stock of the Company held by Tokyo Tatemono, no shares will be allotted based on the Share Exchange.

(Note 2)
The share exchange ratios etc. described above may be changed based on consultation between the Company and Tokyo Tatemono in case significant changes occur in conditions that provide the basis for their calculation.

(Note 3)
Number of shares of Tokyo Tatemono delivered in the Share Exchange: 3,034,435 shares of common stock after the Consolidation of Shares taking effect (tentative);
Tokyo Tatemono intends to use 486,347 shares of treasury shares that it holds (as of January 31, 2015) and 4,682,481 shares that Tokyo Tatemono will acquire from Tokyo Fudousan Kanri and Tokyo Building Service as announced on February 12, 2015, in a timely disclosure “Notice Regarding the Decision to Buy-Back Shares” for such allotment, and allot 5,148,828 shares (2,574,414 shares after the Consolidation of Shares taking effect) out of a total of 5,168,828 shares for a portion of the shares to be delivered in the Share Exchange, and additionally plans to issue 460,021 new shares after the Consolidation of Shares taking effect (corresponds to 920,042 shares before the Consolidation of Shares taking effect). The number of shares to be delivered as a result of the Share Exchange may be revised due to the Company’s cancellation of its treasury shares or other causes.

(Note 4)
The Company, based on a resolution to be passed at its Board of Directors meeting to be held by the day before the effective day, plans to cancel all of the treasury shares that it holds immediately before the Share Exchange becomes effective (hereinafter, the “Effective Time”) (including treasury shares that the Company will repurchase as a result of the share repurchase requests related to the Share Exchange based on the provisions of Article 785, Paragraph 1 of the Companies Act) as of the Effective Time.

Reference Document for the General Meeting of Shareholders

Proposals and Reference Items

Proposal No.1 Appropriation of Surplus

In view of various factors including the current operating performance, the Company decided to pay year-end dividends as follows for the current fiscal year. Since the Company already paid interim dividends of 5 yen per share, the amount of the annual dividend shall be 12 yen per share, resulting in an increase of 3 yen from the previous fiscal year’s level.

Items related to the year-end dividends

(1)	Matters pertaining to allotment of dividend property to shareholders and the total amount

7 yen per the Company’s common stock
287,618,569 yen in total

(2)	The date on which the distribution of surplus becomes effective

March 26, 2015

Proposal No.2 Approval of Share Exchange Agreement between the Company and Tokyo Tatemono Co., Ltd.

The Company and Tokyo Tatemono Co., Ltd. (hereinafter referred to as “Tokyo Tatemono”) passed a resolution to conduct a share exchange to make Tokyo Tatemono the wholly-owning parent company in share exchange and to make the Company the wholly-owned subsidiary in share exchange (hereinafter referred to as “the Share Exchange”) at their respective Boards of Directors meeting held on February 12, 2015, and entered into a share exchange agreement regarding the Share Exchange between them (hereinafter referred to as “Share Exchange Agreement”) on the same day.

Therefore, we would like to have your approval for execution of this Share Exchange Agreement.

Tokyo Tatemono plans to execute the Share Exchange under the simplified share exchange procedure based on Article 796, Paragraph 3 of the Companies Act without approval at a general shareholders’ meeting.

If this proposal is approved, Tokyo Tatemono will become the Company’s wholly-owning parent company and the Company will become Tokyo Tatemono’s wholly-owned subsidiary as of July 1, 2015, the effective date of the Share Exchange. The Company’s common stocks will be delisted by Tokyo Stock Exchange Inc. (hereinafter referred to as “TSE”) as of June 26, 2015, (the final trading day will be June 25, 2015) prior to the effective date of the Share Exchange, which is July 1, 2015.

I.	Reasons to Execute the Share Exchange

Tokyo Tatemono is a general real estate company founded in 1896. Using its corporate philosophy of “Trust beyond the era” as the guide for all of its business activities, the company has been endeavoring to enhance its profitability and establish a stable management foundation also in the future by basing as its core businesses the development and leasing of office buildings and the development and selling of condominiums but also actively promoting urban development projects.

The Company was founded in 1980 as a group company of Tokyo Tatemono. Together with its four consolidated subsidiaries, the Company conducts the following businesses as its core business, namely, the brokerage business engaging in brokerage of real estate transactions mainly for corporations, the real estate investments business, where it acquires, adds value and sells properties, the consignment sales business, selling new condominiums and single-family houses developed and sold by developers including Tokyo Tatemono, and the property management business engaging in leasing and lease management service of properties such as apartments and condominiums for lease. It has become a principal group company of the Tokyo Tatemono group in the residential property business and real estate distribution business.

In 2006, the Company listed its stock on the TSE with the aim to enhance its profitability by improving its social recognition and to secure capable personnel. Since its listing, the Company has realized the results it has planned in listing its stock through various initiatives utilizing the advantages of being a public company, while as a subsidiary of Tokyo Tatemono it has maintained independence from its parent company and appropriately protected minority shareholders’ interest through enhanced governance with external directors and auditors.

Regarding the business environment of the real estate industry to which Tokyo Tatemono and the Company belong, significant changes are expected in the medium to long term due to the aging and decreasing population. While there is concern that the new condominiums market may shrink, the resale housing market and the housing renovation market will expand and increased demand for housing for the elderly is expected. Furthermore, changes in customer needs are anticipated such as increased needs for added values in such software-type areas as management, administration and consulting in addition to scale and quality of buildings and other hardware-type needs.

Under such situation, in preparing to commence a new medium-term management plan with this year as the starting year, Tokyo Tatemono and the Company have held a series of discussions since around May 2014 on initiatives for flexibly responding to the changes in the business environment and for leveraging the two companies’ strengths to realize further growth.

As a result, Tokyo Tatemono and the Company came to recognize that, under the significantly changing business environment, both companies’ future value would be further enhanced by consolidating various functions dispersed throughout the Group to optimize value chains, by avoiding conflicts of interest within the Group to further realize business synergy effects, and by turning into an operating holding company to optimize the allocation of management resources and the formulation of strategies, as compared with both companies each utilizing their respective strengths and know-how that they have developed as separate listed companies. It was concluded that the best approach to implement these measures is to make the Company a wholly-owned subsidiary of Tokyo Tatemono and thereby to secure the flexibility of organizational management.

The Company also concluded, based on significant changes in the future business environment and customer needs, that in order to survive and become a victor in the serious competition, it is necessary to unitarily respond to the diverse needs of the customers and to provide the functions of the Group in an integrated manner. This means specifically, for the housing business, to respond to the increasingly competitive new condominiums market by integrating the development and sales functions of the housing business and establishing a sales-oriented structure to enhance brand value and profitability; for the CRE business, to create new business opportunities and to respond to the changes in customer needs that is shifting from hardware-oriented to software-oriented by unifying the entire Group’s contact points, by consolidating CRE solution menus, and by sharing customer information; for the senior citizens business, to respond to increased demand for housing for the elderly by integrating the businesses and by most effectively utilizing available personnel and know-how. In order to realize these goals and further enhance corporate value and live up to the expectations of its shareholders and other stakeholders, it was deemed imperative for the Company to become a wholly-owned subsidiary of Tokyo Tatemono.

While advancing its present businesses, Tokyo Tatemono will assume the function of controlling the overall Group management. It plans to reorganize the Group with the aim to enhance its management from the perspective of Group optimization, to optimize value chains and to maximize business synergy effects for the entire Group.

More specifically:
(1)
Tokyo Tatemono, as the operating holding company, will set up a conference body to deliberate and determine the strategy formulation and management resource allocation for the whole Group to enhance the management from the perspective of overall optimization and to maximize the entire Group’s business synergy effects.

(2)
The Company’s housing sales function will be integrated into Tokyo Tatemono. The integration of housing development and sales functions would enable the development units to further capture the voices of the market held by the sales units—leading to the supply of customer-oriented products, improvement of site procurement capability, most effective utilization of costs and an increase in business speed—and thereby enhance brand value and profitability.

(3)
Tokyo Tatemono’s support functions for CRE strategies will be transferred to the Company. The consolidation of CRE solution menus and the unification of the entire Tokyo Tatemono Group’s contact points will expand earnings from real estate brokerage and other non-asset businesses and, by accumulating real estate information, contribute to the enhancement of the entire Group’s earnings.

(4)
The businesses for senior citizens, including its development, nursing care service, and lease management functions that are presently dispersed between the Company and Tokyo Tatemono Senior Life Support Co., Ltd. (hereinafter referred to as “Tokyo Tatemono Senior Life Support”) will be integrated into Tokyo Tatemono Senior Life Support, thereby enabling the best utilization of personnel and know-how and the optimal allocation of management resources and realizing increased earnings.

By implementing the initiatives mentioned above, we will further endeavor to further improve the corporate value of Tokyo Tatemono, the Company as well as of the entire Group based on the new medium-term management plan.

The Tokyo Tatemono Group will create innovative group synergy effects and provide our customers and the society with unprecedented new values based on our Group’s new medium-term management plan for the coming five years from 2015 to 2019.

II.	Content of the Share Exchange Agreement

The content of the Share Exchange Agreement executed between the Company and Tokyo Tatemono on February 12, 2015, is as follows:

Share Exchange Agreement (Copy)

Tokyo Tatemono Co., Ltd. (hereinafter referred to as “TT”) and Tokyo Tatemono Real Estate Sales Co., Ltd. (hereinafter referred to as “TTRES”) enter into a share exchange agreement (hereinafter referred to as “this Agreement”) on February 12, 2015, (hereinafter referred to as “Execution Date of this Agreement”) as follows:

Article 1 (Share Exchange)

TT and TTRES shall conduct a share exchange to make TT the wholly-owning parent company in share exchange and to make TTRES the wholly-owned subsidiary in share exchange (hereinafter referred to as “the Share Exchange”) pursuant to the provisions of this Agreement and TT shall acquire all of TTRES’ outstanding shares (hereinafter excluding TTRES’s shares held by TT) through the Share Exchange.

Article 2 (Parties’ Corporate Names and Addresses)

TT’s and TTRES’ corporate names and addresses are as follows:

TT
Corporate Name: Tokyo Tatemono Co., Ltd.
Address: 1-9-9 Yaesu, Chuo-ku, Tokyo

TTRES
Corporate Name: Tokyo Tatemono Real Estate Sales Co., Ltd.
Address: 1-25-1 Nishi-shinjuku, Shinjuku-ku, Tokyo

Article 3 (Number of Shares Delivered in the Share Exchange and Items Related to Allotment)

1.
In the Share Exchange, TT shall deliver to any person who is a TTRES’ shareholders immediately before the point of time when TT acquires all of TTRES’ outstanding shares through the Share Exchange (hereinafter referred to as “Effective Time”) (hereinafter excluding TT and referred to as “Shareholders Entitled to Allotment”) TT’s common stocks in the total number of TTRES’ common stocks held by such shareholder multiplied by 0.61 (hereinafter referred to as “Number of Shares Delivered”) in lieu of TTRES’ common stocks held by such shareholders by disposing by treasury shares held by TT and by newly issuing TT’s common stocks. Provided, however, that if TT conducts the consolidation of shares during the period from the Execution Date of this Agreement to the time when the Share Exchange becomes effective, the number of shares delivered shall be adjusted by the following equation:

Adjusted Number of Shares Delivered: Pre-adjusted Number of Shares Delivered multiplied by Percentage of Consolidation of Shares

2.
In the Share Exchange, TT shall allot TT’s common stocks to each Shareholder Entitled to Allotment in the proportion of TT’s common stocks 0.61share (hereinafter referred to as “Number of Shares Allotted Per Share”) per one share of TTRES common stock held by the shareholder. Provided, however, that if TT conducts the consolidation of shares during the period from the Execution Date of this Agreement to the time when the Share Exchange becomes effective, the Number of Shares Allotted Per Share shall be adjusted by the following equation:

Adjusted Number of Shares Allotted Per Share: Pre-adjusted Number of Shares Allotted Per Share multiplied by Percentage of Consolidation of Shares

3.
If, the number of TT’s common stocks to be allotted to a Shareholder Entitled to Allotment pursuant to the provisions of two preceding paragraphs is a fraction less than one, TT shall handle this in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations.

Article 4 (Amount of Capital and Reserves)

The amount of increase in TT’s capital, capital reserve and earned surplus reserve as a result of the Share Exchange will be as follows:

(1) Capital	0 yen
(2) Capital reserve	Changes in net assets as defined in Article 39, Paragraph 1 of the Ordinance on Company Accounting
(3) Earned surplus reserve	0 yen

Article 5 (Effective Date of Share Exchange)

The date on which the Share Exchange becomes effective (hereinafter referred to as “Effective Date”) shall be July 1, 2015. Provided, however, that if it is necessary for the purpose of proceeding with the process of the Share Exchange or other reasons, the Effective Date may be changed subject to mutual consultation and agreement between TT and TTRES. For avoidance of doubt, if TT conducts consolidation of shares on the same date as the Effective Date, such consolidation of shares shall become effective immediately before the Effective Time.

Article 6 (Approval of Share Exchange Agreement)

1.
Pursuant to the body text of Article 796, Paragraph 3 of the Companies Act, TT shall execute the Share Exchange under this Agreement without approval at a general shareholders’ meeting under Article 795, Paragraph 1 of the Companies Act. Provided, however that if it becomes necessary to obtain approval for the Share Exchange by means of resolution passed by TT’s general meeting of shareholders under the provisions of Article 796, Paragraph 4 of the Companies Act and Article 197 of the Ordinance for Enforcement of the Companies Act, TT shall seek resolution at the general meeting of shareholders for approval of this Agreement and other matters required for the Share Exchange by the day before the Effective Date.

2.	TTRES shall seek resolution at the general meeting of shareholders for approval of this Agreement and other matters required for the Share Exchange by the day before the Effective Date.

Article 7 (Distribution of Surplus)

1.
TT may distribute the surplus to the shareholders or registered share pledgees listed or recorded in the final registers of shareholders as of December 31, 2014, with the limit of 3 yen per share or 1,297,718,790 yen in total. TT may also pay dividends of surplus to the shareholders or registered share pledgees listed or recorded in the final registers of shareholders as of June 30, 2015, with the limit of 4 yen per share or 1,732,236,672 yen in total.

2.
TTRES may distribute the surplus to the shareholders or registered share pledgees listed or recorded in the final registers of shareholders as of December 31, 2014, with the limit of 7 yen per share or 287,618,569 yen in total. TTRES may also distribute the surplus to the shareholders or registered share pledgees listed or recorded in the final registers of shareholders as of June 30, 2015, with the limit of 6 yen per share or 246,531,048 yen in total.

3.
Unless otherwise provided in the preceding two paragraphs, after execution of this Agreement, neither TT nor TTRES may distribute any surplus based on the record date which is prior to the Effective Date.

Article 8 (Administration of Company’s Assets)

1.	TT and TTRES shall execute respective operations and administer/manage respective assets with care of a good manager during the period from the Execution Date of this Agreement to the Effective Date.

2.
Notwithstanding the preceding paragraph, if approval of this Agreement has been obtained by resolution of TT’s and TTRES’ general meeting of shareholders (provided, however, that for TT, only when approval of the general meeting of shareholders becomes necessary) by the day before the Effective Date, TTRES shall, as of the Effective Time, cancel all of the treasury shares held by TTRES at the Effective Time (including the treasury shares acquired by TTRES through purchase of shares relating to a share purchase request made under the provisions of Article 785, Paragraph 1 of the Companies Act in relation to the Share Exchange) in accordance with the laws and regulations.

Article 9 (Alteration and Termination of This Agreement)

If, during the period from the Execution Date of this Agreement to the day before the Effective Date, an event is identified or occurs which has a material effect on the financial conditions, operating results, businesses or other matters of either TT or TTRES, either TT or TTRES may alter or terminate this Agreement subject to mutual consultation and agreement between TT and TTRES.

Article 10 (Mutual Consultation in Good Faith)
TT and TTRES shall resolve any matters not specified in and/or any questions regarding this Agreement through mutual consultation in good faith.

(The rest of the page intentionally left blank)
IN WITNESS WHEREOF, this Agreement has been executed in duplicate by authorized representatives of TT and TTRES, with each of TT and TTRES retaining one copy thereof.

February 12, 2015

TT:
Hajime Sakuma
Representative Director, President and CEO
Tokyo Tatemono Co., Ltd.
1-9-9 Yaesu, Chuo-ku, Tokyo

TTRES:
Makio Tanehashi
Representative Director, President & CEO
Tokyo Tatemono Real Estate Sales Co., Ltd.
1-25-1 Nishi-shinjuku, Shinjuku-ku, Tokyo

III. Items Related to the Appropriateness of the Consideration for the Share Exchange

1	Items related to the appropriateness of the total quantity or total amount of the consideration for the share exchange
(1)	Total quantity of the consideration for the Share Exchange and details of the allotment

	Tokyo Tatemono (wholly-owning parent company in share exchange)	Tokyo Tatemono Real Estate Sales (wholly-owned subsidiary in share exchange)
Share exchange ratio (before Consolidation of Shares)	1	0.610
Share exchange ratio (after Consolidation of Shares)	1	0.305

(Note 1)
Tokyo Tatemono resolved at its Board of Directors meeting held on February 12, 2015, that it would submit a proposal to partially amend its Articles of Incorporation regarding change in the number of shares per share unit (from 1,000 to 100 shares) and the consolidation of shares (consolidating 2 shares to 1 share) effective July 1, 2015, to its Ordinary General Shareholders Meeting to be held on March 26, 2015, and such change in the number of shares constituting a share unit (hereinafter referred to as “Change in the Number of Shares per Share Unit”) and the consolidation of shares (hereinafter referred to as “Consolidation of Shares”) will be effective on July 1, 2015, prior to the Share Exchange. Based on the Change in the Number of Shares per Share Unit and the Consolidation of Shares, the investment unit of Tokyo Tatemono’s shares will be at one-fifth of the prior level.

(Note 2)
0.61 shares of Tokyo Tatemono’s common stock before the Consolidation of Shares taking effect (0.305 shares of Tokyo Tatemono’s common stock after the Consolidation of Shares taking effect) will be allotted to 1 share of the Company’s common stock with the issuance of new shares or with the allotment of treasury shares held. However, as for common stock of the Company held by Tokyo Tatemono, no shares will be allotted based on the Share Exchange.

(Note 3)
The share exchange ratios etc., described above may be changed based on consultation between Tokyo Tatemono and the Company in case significant changes occur in conditions that provide the basis for their calculation.

(Note 4)	Number of shares of Tokyo Tatemono delivered in the Share Exchange: 3,034,435 shares of common stock after the Consolidation of Shares taking effect (tentative);

Tokyo Tatemono intends to use 486,347 shares of treasury shares that it holds (as of January 31, 2015) and 4,682,481 shares that Tokyo Tatemono will acquire from Tokyo Fudousan Kanri and Tokyo Building Service as announced on February 12, 2015, in a timely disclosure “Notice Regarding the Decision to Buy-Back Shares” for such allotment, and allot 5,148,828 shares of treasury shares out of total 5,168,828 shares (2,574,414 shares after the Consolidation of Shares taking effect) for a portion of the shares to be delivered in the Share Exchange, and additionally plans to issue 460,021 new shares after the Consolidation of Shares taking effect (corresponds to 920,042 shares before the Consolidation of Shares taking effect.) The number of shares to be delivered as a result of the Share Exchange may be revised due to the Company’s cancellation of its treasury shares or other causes.

(Note 5)	Treatment of shares less than a share unit:
After the Share Exchange, if a shareholder holds shares less than a share unit (less than 100 shares after the Change in the Number of Shares per Share Unit and the Consolidation of Shares or less than 1,000 shares before the Change in the Number of Shares per Share Unit), while the shareholder will be entitled to receive dividends for record dates after the Effective Date of the Share Exchange according to the number of shares held, such shares less than a share unit cannot be sold through financial instruments exchanges. Shareholders who will hold shares that is less than a share unit of Tokyo Tatemono may use the following systems regarding shares less than a share unit and are encouraged to contact their securities firms or Tokyo Tatemono’s shareholder register administrator.

Additional purchase (purchase to 100 shares) for shares less than a share unit
Pursuant to Article 194, Paragraph 1 of the Companies Act, shareholders who will hold shares less than a share unit of Tokyo Tatemono may request Tokyo Tatemono to sell them additional shares that would, when added to the shares held that is less than the number of shares per share unit, constitute one share unit (100 shares after the Change in the Number of Shares per Share Unit or 1,000 shares before the Change in the Number of Shares per Share Unit).

Repurchase of the shares less than a share unit
Pursuant to Article 192, Paragraph 1 of the Companies Act, such shareholders may request Tokyo Tatemono to repurchase the shares less than a share unit that will be held by them.

(Note 6)	Handling of fractions less than one share
If any fractions less than one share are created as a result of the Share Exchange and Consolidation of Shares, in accordance with the provisions of the Companies Act, they shall be either sold together or repurchased and the proceeds will be distributed to the shareholders of the fractional shares in proportion to the fractional shares held.

(Note 7)
The Company, based on a resolution to be passed at its Board of Directors meeting to be held by the day before the Effective Date, plans to cancel all of the treasury shares that it holds immediately before the Share Exchange becomes effective (hereinafter, the “Effective Time”) (including treasury shares that the Company will repurchase as a result of the share repurchase requests related to the Share Exchange based on the provisions of Article 785, Paragraph 1 of the Companies Act) as of the Effective Time.

(2)	Grounds for the details of allotment in the Share Exchange

(i)	Grounds and reasons for the details of allotment
Tokyo Tatemono and the Company, in preparing to commence a new medium-term management plan with this year as the starting year, have held a series of discussions since around May 2014 on initiatives for flexibly responding to the changes in the business environment and for leveraging the two companies’ strengths to realize further growth.

As a result, Tokyo Tatemono and the Company determined that the two companies’ future corporate value would be further enhanced by making the Company a wholly-owned subsidiary of Tokyo Tatemono to secure flexibility of organizational management, to enable optimum allocation of management resources and formulation of business strategies by reorganizing the Group, to optimize the value chains of the entire Group and to further realize business synergy effects.

Tokyo Tatemono, as described below in 3(1) “Measures to secure fairness,” in order to secure the fairness of the values received in the Share Exchange as well as other aspects of the Share Exchange, appointed Mizuho Securities Co., Ltd. (hereinafter, “Mizuho Securities”) as the third-party calculation institution and Nishimura & Asahi as its legal advisor and commenced the assessment of the Share Exchange.

The Company, as described below in 3(1) “Measures to secure fairness” and in 3(2) “Measures to avoid conflict of interest,” in order to secure fairness of the values received in the Share Exchange as well as other aspects of the Share Exchange, appointed Daiwa Securities Co., Ltd. (hereinafter “Daiwa Securities”) as the third-party calculation institution and IWATA GODO as its legal advisor and commenced the assessment of the Share Exchange.

Tokyo Tatemono, as described below in 3(1) “Measures to secure fairness,” based on the statement of calculation of share exchange ratio received on February 10, 2015, from the third-party calculation institution Mizuho Securities, the advice from the legal advisor Nishimura & Asahi, and upon careful consultation and examination, determined that it is appropriate to implement the Share Exchange according to the share exchange ratio described above in (1) “Total quantity of the consideration for the Share Exchange and details of the allotment.”

The Company, as described below in 3(1) “Measures to secure fairness” and 3(2) “Measures to avoid conflict of interest”—[after making a counterproposal on share exchange ratio to Tokyo Tatemono and conducting substantial discussions and negotiations to raise the share exchange ratio from the perspective of protecting the interests of minority shareholders,] based on the statement of calculation of share exchange ratio received on February 10, 2015, from the third-party calculation institution Daiwa Securities as well as the advice from its legal advisor IWATA GODO, and at the same time respecting to the maximum extent the content of the report received on February 11, 2015, from the third party committee consisting of Daiken Tsunoda, (Nakamura, Tsunoda & Matsumoto, attorney-at-law) Katsuhisa Nakajima (Plutus Consulting, chartered public accountant) and Tsutomu Ikeda, external statutory auditor of the Company, who are independent external experts with no interest in Tokyo Tatemono or the Company (hereinafter, the “Company’s Third Party Committee”) that indicated that no circumstances were recognized that would be particularly disadvantageous to minority shareholders for the Company to implement the Share Exchange, and also comprehensively taking into account the financial status, the status of assets, future business and performance prospects, stock price movements and other factors of both the Company and Tokyo Tatemono, and upon careful consultation and examination—determined that the Share Exchange will not undermine the interests of the Company’s shareholders and determined that it is appropriate to implement the Share Exchange according to the share exchange ratio described above in (1) “Total quantity of the consideration for the Share Exchange and details of the allotment.”

As described above, based on the calculation results, advice, and report etc., as well as comprehensively taking into account each company’s financial status, status of assets, future business and performance prospects, stock price movements and other factors, both companies upon a series of careful consultation and negotiation determined that the above-said share exchange ratio was appropriate for their respective shareholders and made the relevant resolutions at their respective Boards of Directors meetings held on February 12, 2015.

(ii)	Items related to the calculation
(a)	Names of the calculation institutions and their relations with the listed companies
Tokyo Tatemono’s financial advisor (calculation institution) Mizuho Securities or the Company’s financial advisor (calculation institution) Daiwa Securities is not a related party respectively to Tokyo Tatemono and the Company and has no material interest to be stated in relation to the Share Exchange.
(b)	Summary of the calculations
Mizuho Securities calculated the share exchange ratios for Tokyo Tatemono’s and the Company’s common stocks based on the average market price method given the availability of both companies’ market share prices, as well as based on the discounted cash flow method (hereinafter, “DCF method”) to reflect the status of their future business activities.

The outcomes of the calculations based on the respective methods are summarized below. Note that the calculated range of the share exchange ratio below indicates the number of shares of Tokyo Tatemono’s common stock to be allotted to one share of the Company’s common stock.

Method used	Calculated range of the share exchange ratio
Average market price method	0.44-0.47 (before Consolidation of Shares)
0.22-0.24 (ref. after Consolidation of Shares)
DCF method	0.42-0.93 (before Consolidation of Shares)
0.21-0.47 (ref. after Consolidation of Shares)

For the average market price method, with February 10, 2015, set as the calculation reference date, the closing prices of the two companies’ common stock on the Tokyo Stock Exchange on the calculation reference date, the simple average of the closing prices for the week leading to the reference date, the simple average of the closing prices for the month leading to the reference date, the simple average of the closing prices for the three months leading to the reference date, and the simple average of the closing prices for the six months leading to the reference date have been used.

Furthermore, Mizuho Securities based its calculation under the DCF method on Tokyo Tatemono’s and the Company’s future financial forecasts provided by Tokyo Tatemono.

In calculating the share exchange ratio, Mizuho Securities did it on assumptions such as that the information provided to it by the two companies and their published information were accurate and complete and that there were no facts undisclosed to Mizuho Securities that could significantly affect the share exchange ratio; Mizuho Securities additionally made it a precondition that no independent evaluation or assessment were to be made on their individual assets or liabilities. It also assumed that the two companies’ financial forecasts had not been prepared by taking into account the implementation of the Share Exchange but had been rationally prepared and developed based on the best presently available projections and judgments of both companies. Mizuho Securities conducted an independent analysis based on information on Tokyo Tatemono’s and the Company’s financial forecasts but did not examine independently the accuracy, appropriateness or feasibility of such information.

In Tokyo Tatemono’s future financial forecast that was used as the basis of calculation based on the DCF method by Mizuho Securities, there is a fiscal year for which a significant decrease in profits is expected. Specifically, as a consequence of the extraordinary income from the sale of fixed assets recorded in the fiscal year ended December 2014, the net income in the current fiscal year ending December 2015 is expected to decrease by 70,000 million yen from the previous fiscal year to 13,000 million yen.

In the Company’s future financial forecast that was used as the basis of calculation based on the DCF method by Mizuho Securities, there are also fiscal years for which significant changes in profits are expected.  Specifically, while in the fiscal year ending December 2016 its net income is expected to decrease by 502 million yen from the previous fiscal year to 1,022 million yen because of diminished impact of the profit from the sale of properties scheduled for the fiscal year ending December 2015. Nevertheless, in the fiscal year ending December 2017 its profits are expected to increase by 851 million yen from the fiscal year ending December 2016 to 1,873 million yen as a significant increase in condominiums to be sold on consignment is expected.

Daiwa Securities applied to Tokyo Tatemono and the Company the average market price method given both companies are listed on the financial instruments exchange and their share prices are available. Also, it used the DCF method to reflect their future business situations to the evaluations.

For the average market price method, with February 6, 2015, set as the calculation reference date, the closing prices of the two companies on the TSE for the calculation reference date and simple averages of the closing prices for a month, three months and six months leading to the calculation reference date have been used for calculation.

In applying the DCF method to the Company, for the five fiscal years from fiscal year ending December 2015 to fiscal year ending December 2019, the free cash flows that the Company is expected to generate have been calculated, based on financial forecasts prepared by the Company, and discounted to present value using certain discount rates to calculate valuations of enterprise value and equity value. Discount rates used range from 5% to 5.6%. In calculating contentious value, the constant growth rate model and a permanent growth rate in the range from 0.5% to 1.0% have been used. Furthermore, in the Company’s future financial forecast, based on which Daiwa Securities did its calculations based on the DCF method, there are fiscal years with significant changes in profits. Specifically, in the fiscal year ending December 2016, net income is expected to decrease by 502 million yen from the previous fiscal year to 1,022 million yen because of diminished impact of the profit from the sale of properties scheduled for the fiscal year ending December 2015. On the other hand, in the fiscal year ending December 2017, net income is expected to increase by 851 million yen from the fiscal year ending December 2016 to 1,873 million yen because condominiums planned for sale on consignment are expected to increase significantly from the previous fiscal year. These financial forecasts are not based on the premise of the Share Exchange being implemented.

In applying the DCF method to Tokyo Tatemono, on the other hand, for the five fiscal years from fiscal year ending December 2015 to fiscal year ending December 2019, the free cash flows that the company is expected to generate have been calculated, based on financial forecasts prepared by Tokyo Tatemono, and discounted to present value using certain discount rates to calculate valuations of enterprise value and equity value. Discount rates used range from 2.7% to 2.9%. In calculating contentious value, the constant growth rate model and a permanent growth rate in the range from 0.5% to 1.0% have been used. Furthermore, in Tokyo Tatemono’s future financial forecast, based on which Daiwa Securities did its calculations based on the DCF method, a significant decrease in profits is expected in a fiscal year. Specifically, as a consequence of the extraordinary income from the sale of fixed assets etc., recorded in the fiscal year ended December 2014, its net income in the current fiscal year ending December 2015 is expected to decrease by 70,000 million yen from the previous fiscal year to 13,000 million yen. These financial forecasts are not based on the premise of the Share Exchange being implemented.

The calculated ranges, against the value per share of Tokyo Tatemono’s stock set at one, are as follows:
Method used	Calculated range of share exchange ratio
Average market price method	0.438-0.459 (before Consolidation of Shares)
0.219-0.230 (ref. after Consolidation of Shares)
DCF method	0.428-0.798 (before Consolidation of Shares)
0.214-0.399 (ref. after Consolidation of Shares)

In calculating the share exchange ratio, Daiwa Securities, in principle, used information provided by the two companies and their published information as they are and assumed that such materials and information etc., were accurate and complete, and did not conduct an independent examination on their accuracy or completeness. As for the assets and liabilities (including off-balance-sheet assets and liabilities and other contingency liabilities) of the two companies, their subsidiaries, or affiliated companies, Daiwa Securities did not conduct independent evaluation, appraisal or assessment, including the analysis or evaluation of individual assets or liabilities, of the two companies, their subsidiaries, or affiliated companies, nor request a third party institution to conduct such appraisal or assessment. Furthermore, it assumed that the two companies’ business prospects and financial forecasts had been prepared and formulated rationally and with appropriate methods, based on the best forecasts and judgments presently available by their management.

2.	Reasons for choosing the class of assets as consideration for the Share Exchange

Tokyo Tatemono and the Company chose the common stocks of Tokyo Tatemono, which is its wholly-owning parent company in share exchange as the consideration for the Share Exchange involving the Company’s common stocks.

The Company decided that it would be appropriate to use Tokyo Tatemono’s common stocks as the consideration for the Share Exchange given the following facts: that Tokyo Tatemono’s shares that constitute a share unit or more will continue to be tradable on the TSE and consequently, we believe the liquidity of the shares will be secured; that those shareholders who will hold shares less than a share unit of Tokyo Tatemono’s shares as a result of the Share Exchange are able to utilize the system to purchase additional shares or the system of requesting the repurchase of shares for Tokyo Tatemono’s shares less than a share unit; and that the Company’s shareholders who receive Tokyo Tatemono’s common stocks as consideration for the Share Exchange can benefit from the effect of the Company’s becoming a wholly-owned subsidiary through the Share Exchange, since Tokyo Tatemono’s common stocks are listed on Section I of the TSE, while some shareholders may be allotted only shares less than a share unit of Tokyo Tatemono’s shares depending on the number of the Company’s shares held.

3.	Items considered to avoid harm to the Company’s minority shareholders’ interest

(1)	Measures to secure fairness
Tokyo Tatemono has taken the following measures to secure fairness of the Share Exchange.

(i)	Obtained a statement of calculation of the share exchange ratio for the Share Exchange from an independent third party calculation institution

In order to secure the fairness of the share exchange ratio for the Share Exchange, Tokyo Tatemono received from the third party calculation institution Mizuho Securities a statement of calculation of the share exchange ratio for the Share Exchange, as described above in 1(2)(ii). Using Mizuho Securities’ analysis and opinion as a reference, Tokyo Tatemono negotiated and consulted with the Company and resolved on February 12, 2015, at its Board of Directors meeting that it would implement the Share Exchange pursuant to the share exchange ratio described above in 1(1).

Tokyo Tatemono did not obtain an opinion from Mizuho Securities that the share exchange ratio is appropriate from the financial perspective (a fairness opinion).

(ii)	Advice from an independent law firm

In order to secure fairness and properness of its Board of Directors, Tokyo Tatemono has received legal advice from its legal advisor Nishimura & Asahi regarding the methods and process of Tokyo Tatemono’s decision-making and other procedures of the Share Exchange. Nishimura & Asahi has no important interest in the Company.

The Company has taken the following measures to secure fairness of the Share Exchange.

(i)	Obtained a statement of calculation of the share exchange ratio for the Share Exchange from an independent third party calculation institution

In order to secure the fairness of the share exchange ratio for the Share Exchange, the Company received a statement of calculation of the share exchange ratio for the Share Exchange from the third party calculation institution Daiwa Securities, as described above in 1(2)(ii). Using Daiwa Securities’ analysis and opinion as a reference, the Company negotiated and consulted with Tokyo Tatemono and as a result determined that the share exchange ratio described above in 1(1) to be appropriate for the interest of the Company’s shareholders and resolved on February 12, 2015, at its Board of Directors meeting that it would implement the Share Exchange pursuant to the share exchange ratio. The Company did not obtain an opinion from Daiwa Securities that the share exchange ratio is appropriate from the financial perspective (a fairness opinion).

(ii)	Advice from an independent law firm

In order to secure fairness and properness of its Board of Directors, the Company has received legal advice from its legal advisor IWATA GODO regarding the methods and process of the Company’s decision-making and other procedures of the Share Exchange. IWATA GODO has no important interest in Tokyo Tatemono or the Company.

(2)	Measures to avoid conflict of interest

As this reorganization is a share exchange to make Tokyo Tatemono the wholly-owning parent company in share exchange and The Company the wholly-owned subsidiary in share exchange, there exists a conflict of interest structure and the Company has taken the following measures to avoid conflict of interest with regard to the reorganization.

(i)	Establishment of the Third Party Committee

In order to avoid conflict of interest in the Share Exchange, the Company, on December 9, 2014, established a Third Party Committee comprised of Daiken Tsunoda, (Nakamura, Tsunoda & Matsumoto, attorney-at-law), Katsuhisa Nakajima (Plutus Consulting, chartered public accountant) and Tsutomu Ikeda, external statutory auditor of the Company, who are independent external experts with no interest in Tokyo Tatemono or the Company and submitted the following item to the Committee for deliberation, namely, whether the implementation of the Share Exchange by the Company is disadvantageous to the Company’s minority shareholders based on the Committee’s comprehensive assessment of 1) the justifiability of the purposes of the Share Exchange (including whether the Share Exchange would contribute to the enhancement of the Company’s corporate value), 2) the propriety of the Share Exchange procedure and 3) the appropriateness of the terms of the Share Exchange (including the share exchange ratios described above in 1(1)).

The Company’s Third Party Committee carefully examined the above-said item submitted to it for deliberation by holding four meetings between December 17, 2014, and February 3, 2015, collecting information and consulting among its members as needed.

For its examination, the Company’s Third Party Committee received explanation from the Company on the purposes of the Share Exchange, background of the Share Exchange, details of the Company’s corporate value, and the history of negotiation and the decision-making process on the conditions of the Share Exchange including the share exchange ratio; from Daiwa Securities, explanation on its evaluation of the share exchange ratio for the Share Exchange and on the negotiation and decision process of the share exchange ratio, and from the Company’s legal advisor IWATA GODO on the methods and processes of the Company’s decision-making related to the Share Exchange.

The Company’s Third Party Committee submitted its report on February 11, 2015, to the Company’s Board of Directors indicating that, based on such process and based on these explanations, calculation results, and other materials examined, no circumstances were recognized that would be particularly disadvantageous to minority shareholders for the Company to implement the Share Exchange.

(ii)	Approval by all directors and statutory auditors except directors and auditors with interest

The Company’s Board of Directors, at its meeting held on February 12, 2015, unanimously resolved that it approves the Share Exchange. Furthermore, in the above-said Board of Directors meeting all statutory auditors except Nobuyoshi Takahashi, who is concurrently a statutory auditor of the Company and an employee of Tokyo Tatemono, took part in the deliberations. All the attending statutory auditors expressed their opinions that they have no objections to the above-said resolution.

Nobuyoshi Takahashi with conflicting interest or potentially conflicting interest in the Share Exchange did not attend the deliberations about the Share Exchange at the Company’s Board of Directors meeting and did not participate in the discussions or negotiations with Tokyo Tatemono on behalf of the Company.

4.	Items related to the appropriateness of the amount of capital and reserves of Tokyo Tatemono which will become the wholly-owning parent company in share exchange

The amount of increase in Tokyo Tatemono’s capital, capital reserve and earned surplus reserve as a result of the Share Exchange will be as follows:

Capital	0 yen
Capital reserve	Changes in net assets as defined in Article 39, Paragraph 1 of the Ordinance on Company Accounting
Earned surplus reserve	0 yen

We believe that the provisions regarding the matters pertaining to the amounts of the above capital and reserves are appropriate as they were established within the scope of the Ordinance on Company Accounting and other fair accounting standards in view of Tokyo Tatemono’s financial conditions, capital policy and other circumstances in a comprehensive manner.

IV. Items for Reference regarding Consideration for the Share Exchange

1.	Provisions of Tokyo Tatemono’s Articles of Incorporation

Please see the Appendix.

2.	Items related to the method of converting the consideration for Share Exchange into cash

(i)	Markets where the consideration for Share Exchange is traded
Tokyo Tatemono’s common stocks are traded on Section I of the TSE.

(ii)	Intermediaries, brokers and agents for trading the consideration for the Share Exchange
Companies dealing with financial instruments (securities companies) nationwide serve as intermediaries, brokers and agents for trading of Tokyo Tatemono’s common stocks.

(iii)	Details of the restrictions on transfer or other disposal of the consideration for the Share Exchange
Not applicable.

3.	Items related to the market price of the consideration for the Share Exchange

Average closing market prices of Tokyo Tatemono’s commons stocks for the most recent 1 month, 3 months and 6 months based on the record date of February 10, 2015, are as follows:
1 month	3 months	6 months
836 yen	898 yen	885 yen

Information including the latest price of Tokyo Tatemono’s common stocks on the TSE is on its website (http://www.tse.or.jp/) and other relevant resources.

4.	Details of Tokyo Tatemono’s balance sheets for fiscal years that ended in the last five years

The information is omitted because Tokyo Tatemono provides financial statements pursuant to the provisions of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

V. Items Related to the Appropriateness of the Provisions regarding Stock Acquisition Rights Relating to the Share Exchange

There is nothing applicable.

VI. Items Related to the Financial Reports and Other Documents about the Wholly-owning Parent Company in Share Exchange

1.	Details of the financial statements for Tokyo Tatemono’s last fiscal year (the fiscal year ended in December 2014)

Please see the Appendix.

2.	Details of the provisional financial statements for the period up to the provisional account closing day, which is the following day of the last day of Tokyo Tatemono’s last fiscal year

Not applicable.

3.
Disposal of any material asset, a material debt burden or other event, which has a material impact on the status of the company’s assets regarding Tokyo Tatemono, which occurred after the last day of the last fiscal year

Please see the Appendix.

VII. Items Related to Financial Statements of the Wholly-owned Subsidiary in Share Exchange

Disposal of any material asset, a material debt burden or other event, which has a material impact on the status of the company’s assets regarding the Company, which occurred after the last day of the last fiscal year

Please see the Appendix.

Appendix

Tokyo Tatemono Co., Ltd. Articles of Incorporation

Chapter 1 General Provisions

Article 1	Corporate Name

The Company’s corporate name is Tokyo Tatemono Kabushikigaisya, which is written as “Tokyo Tatemono Co., Ltd.” in English.

Article 2	Purpose

The purpose of the Company is to engage in the following businesses:
(1)	selling, purchasing, leasing, management, broking and appraisal of real properties;
(2)	design, supervision and contracting of civil engineering and construction works;
(3)	leasing, operation and management of tourist/leisure facilities and commercial, parking and other convenient facilities;
(4)	businesses under the Real Estate Specified Joint Enterprise Act;
(5)	financial advisory services regarding real estates, securities and other financial assets;
(6)
investment and trading, broking and management of equity interests in specific purpose companies, special-purpose companies (companies defined in the Regulation for Terminology, Forms and Preparation of Financial Statements) and real-estate investment trusts;

(7)	holding, trading, broking and management of securities/claims;
(8)	mortgage lending and other pecuniary lending;
(9)	businesses associated with nursing care;
(10)	information processing and information provision services;
(11)	security services; and
(12)	other businesses incidental to or associated with those mentioned above.

Article 3	Head Office Address

The Company’s head office shall be located in Chuo-ku, Tokyo.

Article 4	Governing Bodies

In addition to the general meeting of shareholders and directors, the Company shall have the following governing bodies:
(1)	the Board of Directors;
(2)	Statutory Auditors;
(3)	the Board of Statutory Auditors; and
(4)	Accounting Auditors.

Article 5	Method of Public Notice

The Company’s method of public notice shall be electronic. However, in the event of an accident or for some other unavoidable circumstance rendering electronic public notice impracticable, public notices by the Company shall be given by publishing them in the Nikkei Shimbun published in Tokyo.

Chapter 2 Company Stock

Article 6	Total Number of Authorized for Issuance

The total number of shares authorized to be issued by the Company shall be eight hundred million (800,000,000) shares.

Article 7	Purchase of Own Shares

The Company may purchase its own shares in the market, etc., by resolution of its Board of Directors, as provided in Article 165, Paragraph 2 of the Companies Act.

Article 8	Number of Shares Per Share Unit

The number of the Company’s share units shall be one thousand (1,000).

Article 9	Rights with Respect to Shares Less than a Share Unit

The Company’s shareholder may not, with regard to shares less than a share unit owned, exercise any right other than those stipulated below:
(1)	the rights stipulated in each item of Article 189, Paragraph 2 of the Companies Act;
(2)	the right to submit a request as stipulated in Article 166, Paragraph 1 of the Companies Act;
(3)	the right to receive allocation of new shares and rights to subscribe to new shares in proportion to the number of shares owned; and
(4)	the rights to submit a request as stipulated in the next article.

Article 10	Additional Purchase of Shares Less than a Share Unit

The Company’s shareholders may request the Company to sell the number of shares less than a share unit in addition to the shares less than a share unit held by the shareholder as provided in the Share Handling Rules.

Article 11	Shareholders’ Register Agent

1.	The Company shall appoint a shareholders’ register agent.
2.	The Company shall designate a shareholders’ register agent and its place of business by resolution of the Board of Directors, and a public notice of this information shall be provided.
3.
Creating and safekeeping of the shareholders’ register and the register of the right to subscribe for new shares and other affairs related to the shareholders’ register and the right to subscribe to new shares shall be handled by the shareholder register agent and shall not be handled by the Company.

Article 12	Share Handling Rules

In addition to laws and regulations and these Articles of Incorporation, procedures and handling fees related to shares shall be governed by the Share Handling Rules determined by resolution of the Board of Directors.

Chapter 3 General Meeting of Shareholders

Article 13	Convocation

Ordinary general meetings of shareholders of the Company shall be convened in March of each year, and extraordinary general meetings of shareholders shall be held as needed.

Article 14  Record Date for the Ordinary General Meeting of Shareholders

The record date for voting rights at the ordinary general meeting of shareholders shall be December 31 of each year.

Article 15	Convocator and Chair

1.	The general meeting of shareholders shall be convened and chaired by the President and Director of the Company..
2.
If the President and Director is not available, another director shall convene and chair the general meeting of shareholders in accordance with the order of priority previously determined by the Board of Directors.

Article 16	Disclosure via Internet and Deemed Presentation of Reference Documents related to General Meeting of Shareholders and Other Materials

In convening general meetings of shareholders, information related to matters to be stated or indicated in reference documents related to the general meeting of shareholders, business reports, financial statements and consolidated financial statements may be deemed to have been furnished to shareholders if such information is disclosed via the Internet pursuant to an ordinance of the Ministry of Justice.

Article 17	Method of Resolution

1.
Unless otherwise provided by laws and regulations or in these Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority of votes held by the attending shareholders at such meetings entitled to exercise their voting rights.

2.
Resolutions provided in Article 309, Paragraph 2 of the Companies Act shall be adopted by no less than two-thirds (2/3) of the votes held by the attending shareholders at such meeting where shareholders holding no less than one-third (1/3) of the voting rights of all shareholders entitled to exercise their voting rights are present.

Article 18	Voting Rights Exercised by Proxy

1.	Shareholders may exercise their voting right by appointing one other shareholder of the company as proxy with voting rights.
2.	The shareholder or the proxy shall submit written evidence to the Company to prove the proxy rights at each general meeting of shareholders.

Chapter 4 Directors and Board of Directors

Article 19	Number of Directors

The number of directors of the Company shall not exceed twelve (12).

Article 20	Election of Directors

1.	Directors shall be elected at the general meeting of shareholders.
2.
Resolution for election of directors shall be adopted by a majority vote of attending shareholders at such meeting where shareholders holding no less than one-third (1/3) of the voting rights of all shareholders entitled to exercise the voting rights are present.

3.	No cumulative voting shall be applied in the election of directors.

Article 21	Term of Office

1.	The term of office of directors shall be until the close of the ordinary general meeting of shareholders with respect to the last fiscal year that ends within two (2) years of their election.
2.	The term of office of any directors elected to fill a newly created office or a vacancy shall serve until the term of directors currently in office expire.

Article 22	Representative Directors and Executive Directors

1.	The representative directors shall be elected by a resolution of the Board of Directors.
2.	The Board of Directors may by its resolution elect the Chairman and Director and other executive directors.

Article 23	Convocation Notice of meeting of the Board of Directors

1.
A convocation notice for meetings of the Board of Directors shall be sent to each director and statutory auditors three (3) days prior to the date of the meeting; provided, however, that in case of an emergency, this period may be shortened.

2.	If all the directors and statutory auditors consent, a meeting of the Board of Directors may be convened without prior notice.

Article 24	Omission of Resolutions of the Board of Directors

Provided that conditions stipulated by Article 370 of the Companies Act are satisfied, the Company shall deem a resolution has been adopted by the Board of Directors.

Article 25	Rules of Board of Directors

Matters relating to the Board of Directors shall be governed by the Rules of Board of Directors stipulated by the Board of Directors as well as the stipulations of laws, regulations and these Articles of Incorporation.

Article 26	Remunerations etc.

The directors’ remunerations, bonuses and other financial benefits paid to compensate directors for the execution of their duties (hereinafter referred to as “Remunerations”) shall be determined by resolution of the general meeting of shareholders.

Article 27	Exemption of Directors from Liability

1.
Pursuant to Article 426, Paragraph 1 of the Companies Act, to the extent provided for by applicable laws and regulations, the Company may, by a resolution of the Board of Directors, exempt directors (including former directors) from liability stipulated in Article 423, Paragraph 1 of the Companies Act.

2.
Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into with outside directors an agreement to limit the liability under Article 423, Paragraph 1 of the Companies Act to the amount stipulated in the laws and regulations.

Chapter 5 Statutory Auditors and Board of Statutory Auditors

Article 28	Number of Statutory Auditors

The number of statutory auditors of the Company shall not exceed four (4).

Article 29	Method of Election

1.	The Company’s statutory auditors are elected at the general meeting of shareholders.
2.
The resolution for electing statutory auditors is adopted by a majority vote of attending shareholders at such meeting where shareholders holding no less than one-third (1/3) of the voting rights of shareholders entitled to exercise their voting rights are present.

Article 30	Term of Office

1.
The term of office for statutory auditors shall be until the close of the ordinary general meeting of shareholders held with respect to the last fiscal year within four (4) years of their election to office.

2.
The term of office of a statutory auditor elected to fill a vacancy created by a statutory auditor retiring before the expiration of office shall serve only for the unexpired term of such statutory auditor who vacated the office.

Article 31	Full-time Statutory Auditors

The Board of Statutory Auditors shall appoint full-time statutory auditors by means of a resolution.

Article 32	Convocation Notice of Meetings of the Board of Statutory Auditors

1.
A convocation notice for meeting of the Board of Statutory Auditors shall be sent to each statutory auditor three (3) days prior to the date of the meeting; provided, however, that in case of an emergency, this period may be shortened.

2.	If all the statutory auditors consent, a meeting of the Board of Statutory Auditors may be convened without taking the process of convocation.

Article 33	Rules of Board of Statutory Auditors

Matters relating to the Board of Statutory Auditors shall be governed by the Rules of the Board of Statutory Auditors stipulated by the Board of Statutory Auditors as well as the stipulations of laws, regulations and these Articles of Incorporation.

Article 34	Remunerations etc.

Statutory Auditors’ remunerations etc., shall be determined by resolution of the general meeting of shareholders.

Article 35	Exemption of Statutory Auditors from Liability

1.
Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt statutory auditors (including former statutory auditors) from liability stipulated in Article 423, Paragraph 1 of the Companies Act.

2.
Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into with outside directors an agreement to limit the liability under Article 423, Paragraph 1 of the Companies Act to the amount stipulated in the laws and regulations.

Chapter 6 Calculations

Article 36	Fiscal Year

The Company’s fiscal year shall be one year from January 1 to December 31 of each year.

Article 37	Record Date for Distribution of Surplus

The record date for the Company’s year-end dividends shall be December 31 of each year.

Article 38	Interim Dividends

The Company may, by a resolution of the Board of Directors, pay an interim dividend on the record date, which shall be June 30 of each year subject to the Board of Directors’ resolution.

Article 39	Statute of Limitations for Dividend of Surplus

The Company shall be relieved of its obligation to pay dividends paid in cash not received within three (3) years after the initial date of payment.

Proposal No.3 Partial Amendment to the Articles of Incorporation

1.	Reason for proposal

In order to strengthen partnerships among the Group companies and improve the operational efficiency, the Company will change the location of its head office to Chuo-ku, Tokyo. In addition, a supplementary provision shall be established to the effect that such change shall become effective on April 13, 2015.

2.	Details of the amendment

The details of the amendments are as follows:

(The amendments are underlined as shown below)
Current Articles of Incorporation	Proposed Changes
Chapter 1 General Provisions Article 3 Address of Head Office The Company’s head office shall be located in Shinjuku-ku Tokyo. (Newly established)
Chapter 1 General Provisions

Article 3  Address of Head Office
The Company’s head office shall be located in Chuo-ku, Tokyo.

Supplementary provision
The change to the provisions of Article 3 shall become effective on April 13, 2015.
This supplementary provision shall be deleted at the end of April 13, 2015.

Proposal No.4 Appointment of Eight Directors

While the term of office of all 10 directors will expire as of the end of this ordinary general meeting of shareholders, the Company would like to decrease the number of directors by two (2) in order to carry out business reforms and so that the Board of Directors can make strategic and flexible decisions, and ask its shareholders to appoint eight (8) directors.

The candidates for the director positions are as follows:
Candidate No.	Name (Date of Birth)		Brief background information, position, responsibility and significant concurrent positions	Number of the Company’s shares held
1	Makio Tanehashi (Born on March 13, 1957)	April 1979	Joined Fuji Bank, Ltd.	10,073 shares
March 2006
Executive Officer, Head of the Audit Department and Corporate Officer Assistant to Chief Internal Audit Officer and Deputy Director of the Human Resource Management Department, Mizuho Corporate Bank, Ltd.

		April 2008	Managing Executive Officer/Officer in charge of Sales, Mizuho Corporate Bank, Ltd.
		April 2009	Managing Executive Officer, Mizuho Bank, Ltd.
		June 2011	Deputy President- Executive Officer, Mizuho Bank, Ltd.
		June 2011	Deputy President, Mizuho Bank, Ltd.
		April 2012	Deputy President and Head of the Branch Banking Group, Mizuho Bank, Ltd.
		March 2013 (to Date)	Representative Director, President and Chief Executive Officer of the Company
2	Shuichiro Koshimizu (Born on January 1, 1958)	April 1981	Joined Tokyo Tatemono Co., Ltd.	1,003 shares
		March 2005	Head of the Planning Department, Tokyo Tatemono Co., Ltd.
		March 2008	Director and Head of the Urban Development Department, Tokyo Tatemono Co., Ltd.
		March 2011	Executive Managing Director in charge of the Planning Department and Sapporo and Nagoya Branches, Tokyo Tatemono Co., Ltd.
		March 2012	Executive Managing Director in charge of the Planning Department and Kansai, Sapporo, Kyushu and Nagoya Branches of Tokyo Tatemono Co., Ltd.
		March 2013	Director, Senior Executive Officer, Head of the Management Administration Division of the Company
		March 2013 (to Date)	Representative Director, Senior Executive Officer, Head of the Management Administration Division of the Company
3	Toru Muroi (Born on May 30, 1950)	April 1974	Joined Tokyo Tatemono Co., Ltd.	17,758 shares
		March 1997	Head of the Single Family Housing Business Department, Tokyo Tatemono Co., Ltd.
		January 2002	Head of the Resort Business Department and Head of the New Business Development Department, Tokyo Tatemono Co., Ltd.
		March 2004	Head of the Corporate Sales Department of the Company
		March 2005	Director and Head of the Corporate Sales Department of the Company
		March 2008	Director and Kansai Branch Manager
		March 2010	Director, Deputy Head of the Kansai Sales Division and Kansai Branch Manager of the Company
		March 2011	Executive Managing Director, Head of the Distribution Sales Division and the Kansai Sales Division of the Company
		January 2012	Executive Managing Director, Head of the Distribution Sales Division and Deputy Head of the Solution Sales Division of the Company
		March 2012 (to Date)	Representative Director, Managing Executive Officer, Head of the Housing Sales Division, the Kansai Sales Division and the Housing Sales Department of the Company

4	Kenji Nasu (Born on May 28, 1953)	April 1977	Joined Fuji Bank, Ltd.	15,262 shares
		May 2001	Hasune Branch Manager, Fuji Bank, Ltd.
		April 2005	Head of the Audit Office of the Company
		May 2006	Head of the Compliance Department and the Audit Office of the Company
		March 2008	Director, Head of the Compliance Department and the Audit Office of the Company
		April 2008	Director and Head of the Human Resource Development Department of the Company
		March 2009	Director and Head of the Accounting Department of the Company
		March 2011	Director, Head of the Management Administration Division and the Accounting Department of the Company
		September 2012	Director and Head of the Management Administration Division of the Company
		March 2013 (to Date)	Director, Executive Officer and Head of the Solution Sales Division of the Company
5	Kiyoshi Mikami (Born on May 26, 1955)	April 1974	Joined Fuji Bank, Ltd.	12,363 shares
		November 1998	Inagi Chuo Branch Manager, Fuji Bank, Ltd.
		July 2002	Sagami Ono Branch Manager, Mizuho Bank, Ltd.
		August 2005	Head of the Information Promotion Department of the Company
		September 2006	Head of the Contract Sales Department of the Company
		March 2009	Head of the Human Resource Development Department of the Company
		March 2011	Director and the Head of the Distribution Planning Department of the Company
		March 2013 (to Date)	Director, Executive Officer, Deputy Head of the Distribution Sales Division and the Distribution Planning Department of the Company
6	Hitoshi Setagawa (Born on June 1, 1956)	April 1980	Joined Fuji Bank, Ltd.	6,339 shares
		July 2000	Niigata Branch Manager, Fuji Bank, Ltd.
		July 2005	Hachioji Branch Manager, Mizuho Bank, Ltd.
		February 2008	Department Head Assistant to Head of the Administration Division of the Company
		March 2008	Head of the Information Promotion Department of the Company
		October 2009	Head of the Sales Promotion Department of the Company
		March 2011	Director and Head of the Sales Promotion Department of the Company
		January 2012	Director, Head of the Solution Planning Department and the Corporate Sales II Department of the Company
		March 2013 (to Date)	Director, Executive Officer, Deputy Head of the Solution Sales Division and Head of the Solution Planning Department of the Company

7	Masaki Oshio (Born on March 16, 1957)	April 1979	Joined Fuji Bank, Ltd.	1,708 shares
		October 2001	Mito Branch Manager, Fuji Bank, Ltd.
		July 2003	Associate Director for the Corporate Promotion Department, Mizuho Corporate Bank, Ltd. Temporary transfer to Orient Corporation
		February 2006	Oshiage Branch Manager, Mizuho Bank, Ltd.
		March 2009	Executive Officer and Head of the Human Resources Development Department, Mizuho Research Institute Ltd.
		September 2012	Head of the Accounting Department of the Company
		January 2013	Deputy Head of the Management Administration Division and Head of the Accounting Department of the Company
		March 2013	Director, Executive Officer, Deputy Head of the Management Administration Division and Head of the Accounting Department of the Company
		June 2014 (to Date)	Director, Executive Officer, Deputy Head of the Management Administration Division and the Lease Property Sales Division, and Head of the Accounting Department of the Company

8	Satoshi Kimura (Born on January 15, 1946)	April 1968	Joined Fuji Bank, Ltd.	3,523 shares
		January 1994	Asakusa Branch Manager, Fuji Bank, Ltd.
		June 1998	Director and Head of the Examination Department Section 1, Fuji Bank, Ltd.
		June 1999	Managing Executive Officer, Fuyo General Lease Co., Ltd.
		June 2000	Representative Director and President, Fine Credit Co., Ltd. Representative Director and President, World Computer Center Co., Ltd.
		June 2007	Full-time Statutory Auditor, Yamato System Development Co., Ltd.
		March 2009	Statutory Auditor of the Company
		June 2011 (to Date)	Statutory Auditor, Seiko Instruments Inc.
		March 2013 (to Date)	Director of the Company

Notes:
1.	There is no particular conflict of interest between the candidates and the Company.
2.	The candidate, Ryo Kimura is the candidate for an outside director position.
3.
The Company asks its shareholders to appoint the candidate, Ryo Kimura as an outside director so that the Company can benefit from his abundant experience and extensive knowledge as a manager to strengthen the Company’s management.

4.
The Company entered into with Ryo Kimura an agreement to limit the liability for damages as provided in Article 423, Paragraph 1 of the Companies Act pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act. The limit on compensation payouts under the agreement is the minimum liability amount specified in Article 425, Paragraph 1 of the Companies Act and if Ryo Kimura’s reappointment is approved, the Company will continue the agreement with Ryo Kimura.

5.
Tokyo Tatemono Co., Ltd. is the Company’s parent company. Shuichiro Koshimizu’s positions and responsibilities at Tokyo Tatemono Co., Ltd. for the last five years are as listed in the brief background.

6.	The Candidate, Ryo Kimura is the Company’s outside director and his term of office as an outside director will be two (2) years as of the end of this general meeting.
7.	The Company registered Ryo Kimura as an independent officer as stipulated by the Tokyo Stock Exchange.

Proposal No.5 Appointment of One Statutory Auditor

Since the Statutory Auditor, Yutaka Yokoyama will resign from his office as of the end of this ordinary general meeting, the Company would like to ask its shareholders to appoint one (1) statutory auditor to fill in the vacancy.

This proposal has already been approved by the Board of Statutory Auditors.

The information on the candidate for the statutory auditor position is provided below and he will serve only for the unexpired term of the Statutory Auditor who vacated the office pursuant to the provisions of the Company’s Articles of Incorporation:

Name (Date of Birth)		Brief background information, position, responsibility and significant concurrent positions	Number of the Company’s shares held
Tadashi Kurosu	April 1972	Joined Fuji Bank , Ltd.	28,990 shares
(Born on September 6, 1953)	July 2003	Omori Branch Manager, Mizuho Bank, Ltd.
	March 2005	Head of the Information Promotion Department of the Company
	March 2006	Director and Head of the Information Promotion Department of the Company
	March 2008	Director and Head of the Accounting Department of the Company
	March 2009	Director and Head of the Lease Property Sales Department of the Company
	January 2012	Director and Head of the Corporate Sales I Department of the Company
	March 2013 (to Date)	Director, Managing Executive Officer and Head of the Distribution Sales Division of the Company

Notes:
1.	There is no particular conflict of interest between the candidates and the Company.
2.	The candidate is a newly nominated candidate.

How to Exercise Your Voting Right on the Internet

1.	Exercise of Voting Rights on the Internet

(1)
You can exercise your voting right on the Company’s designated “Voting Rights Exercise Website” (the URL below) in lieu of exercise in writing. If you prefer to do this, please log in using the voting rights exercise code and password provided in the right sheet of the Voting Rights Exercise Form enclosed and enter necessary information in accordance with the instructions on the screen.

You will be required to change the password when you log in for the first time to ensure security.

http://www.it-soukai.com/

(2)	The deadline for exercise is 5:45 p.m. on March 24, 2015, (Tuesday) and the input must be completed by the said deadline. Please exercise your voting right well in advance.

(3)
If you exercise your voting right on the Internet and in writing redundantly, the exercise on the Internet will be deemed effective. If you exercise your voting right for two or more times, the last exercise will be deemed effective.

(4)	The password (including the password changed by the shareholder) is only valid for this general meeting of shareholders. A new password will be issued for the next general meeting of shareholders.

(5)	The cost associated with the Internet access shall be borne by the shareholder.

(Attention)
●	A password is a means to identify the voter. Please note that we never ask for your password.
●	If you input the wrong password more than a certain number of times, the password will be locked and rendered unusable. Please follow the instructions on the screen if it is locked.
●	While the operation of the Voting Rights Exercise Website has been checked using a general Internet access device, the website may not be available depending on the device you use.

2.	Contact Information

If you have any questions, please contact the shareholder registry administrator: the Stock Transfer Agency Department, Mizuho Trust & Banking Co., Ltd (as shown below):
(1)	For matters regarding how to use the Voting Right Exercise Website only:
Toll Free: 0120-768-524 (9:00–21:00 on Weekdays)

(2)	For all matters regarding stock administration except for those mentioned above:
Toll Free: 0120-288-324 (9:00–17:00 on Weekdays)

3.	Conditions regarding the System

(1)	The screen resolution must be at least 800 dots wide and 600 dots high (SVGA)

(2)	The following applications must be installed:
A.	Microsoft® Internet Explorer Ver. 5.01 SP 2 or higher
B.	Adobe® Acrobat® Reader™ Ver. 4.0 or higher or Adobe ®Reader® Ver.6.0 or higher
*	Microsoft® and Internet Explorer is a registered trademark or trademark of the US Microsoft Corporation in the US and other countries.
*	Adobe® Acrobat® Reader™ and Adobe® Reader® is a registered trademark or trademark of Adobe Systems Incorporated in the US and other countries.
*	Please note that you may not be able to use the Website even if your applications satisfy the above conditions depending on your personal computer, configuration and/or other software installed.

(3)	Cookies must be enabled.

(4)	Any cost required to use the Internet including the provider’s access charges and the telecommunication carrier’s communication charges (phone charges) must be borne by the shareholder.

(5)	If you access the Internet from your office etc., your communication on the Internet may be restricted by firewall and other settings; so please check with your system administrator.

(6)	You can use the Website safely as the encryption technology (SSL128bit) is used to prevent falsification/eavesdropping of the information on the exercise.

Access Map to the Shareholders Meeting Venue

Venue:	Tokyo Convention Hall
5th Floor, Tokyo Square Garden
3-1-1 Kyobashi, Chuo-ku, Tokyo

Nearest Stations:
Direct access from Exit No.3 of Kyobashi Station on Tokyo Metro’s Ginza Line
2 minutes’ walk from Exit No.7 of Ginza 1-Chome Station on Tokyo Metro’s Yurakucho Line
2 minutes’ walk from Exit No.A4 of Takaracho Station on Metropolitan Subway Asakusa Line
6 minutes’ walk from Yaesu South Exit of JR Tokyo Station
6 minutes’ walk from Kyobashi Exit of JR Yurakucho Station

*Please note that no parking is available.

Information for Internet Disclosure Accompanying the Notice of Convocation of the 81st Annual General Meeting of Shareholders

81st Fiscal Year (January 1, 2014-December 31, 2014) Notes to Consolidated Financial Statements Notes to Non-Consolidated Financial Statements

Tokyo Tatemono Real Estate Sales Co., Ltd.

“Notes to Consolidated Financial Statements” and “Notes to Non-Consolidated Financial Statements” have been provided to our shareholders by posting the same on our website (http://ir.ttfuhan.co.jp/) pursuant to laws and regulations, and Article 15 of our Articles of Incorporation.

Notes to Consolidated Financial Statements
Significant Items, etc., for Preparation of Consolidated Financial Statements

1.	Scope of consolidation

Number of consolidated subsidiaries: 4 companies

Name of consolidated subsidiaries:
Tokyo Tatemono Amenity Support Co., Ltd
Japan Rental Guaranty Co., Ltd.
METS1 Special Purpose Company
METS2 Special Purpose Company

2.	Application of equity method

Number of equity-method affiliates: 1 company

Name of equity-method affiliate: GT3 Special Purpose Company

As of this fiscal year, GT3 has been included within the scope of equity-method affiliates through application of the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No. 22, March 25, 2011), Guidance on Disclosures about Certain Special Purpose Entities (ASBJ Guidance No. 15, March 25, 2011), Guidance on Determining a Subsidiary and an Affiliate (ASBJ Guidance No. 22, March 25, 2011) and Practical Solution on Application of the Control Criteria and Influence Criteria to Investment Associations (ASBJ PITF No. 20, March 25, 2011).

3.	Fiscal year, etc., of consolidated subsidiaries

The final dates of the business years of consolidated subsidiaries are the same as the consolidated closing date.

4.	Accounting policies

(1)	Valuation standards and methods for significant assets

(a)	Securities
Other securities

Securities with fair value: Stated at fair value based on market price at fiscal year-end (all valuation gains or losses are reported directly in net assets, and the cost of securities sold is calculated by the moving-average method)

Securities with no fair value: Stated at cost based on the moving-average method. Of bonds the company holds, those where the nature of the difference between the purchase price and security price is deemed to be due to interest adjustment are calculated on the original price based on the depreciation method (straight-line depreciation).

1

(b)	Inventories

Real estate for sale: Stated at cost using the specific cost method (balance sheet values calculated by the book value reduction method based on decreased profitability) Currently-leased real estate for sale is depreciated according to the same method as fixed assets.

Costs on uncompleted services: Stated at cost using the specific cost method (balance sheet values calculated by the book value reduction method based on decreased profitability)

(2)	Depreciation methods for significant depreciable assets

(a)	Tangible fixed assets (excluding leased assets)
Buildings: Straight-line method
Other: Declining-balance method
Useful life is calculated using the same standard as in the method stipulated in the Corporation Tax Law.

(b)	Intangible fixed assets (excluding leased assets)
Straight-line method
Amortization of software for internal use is calculated using the straight-line method based on useful life within the Company (five years).

(3)	Accounting standard for significant allowances
(a)	Allowance for doubtful accounts
In providing for expected losses from bad debts, estimated uncollectible amounts are accrued on the basis of the historical loss rate for general claims, and for specific claims including doubtful accounts, on the basis of the collectability of individual accounts.
(b)	Allowance for bonus payments
In order to prepare for payment of employee bonuses, an amount is appropriated as allowance based on the estimated payments for the current fiscal year.
(c)	Allowance for directors’ bonus payments
Some consolidated subsidiaries provide for directors’ bonus payments by recording a reserve for bonus payments to directors based on the estimated payments for the current fiscal year.
(d)	Allowance for directors’ retirement benefits
Some consolidated subsidiaries provide for directors’ retirement benefits by recording an allowance for the amount payable at the end of the current fiscal year based on their respective internal regulations.

(4)	Other significant items forming the basis of preparation of consolidated financial statements
(a)	Accounting method for retirement benefits
(i)	Attribution method for projected retirement benefits

2

In calculating retirement benefit obligations, the straight-line attribution method is used to attribute projected retirement benefits for the period until the end of the current fiscal year.
(ii)	Amortization of actuarial gains and losses and prior service cost
Prior service cost is amortized on a straight-line basis over certain years (10 years) that are no more than the average remaining years of service of employees at the point of incurrence.

Actuarial gains and losses are amortized on a straight-line basis over certain years (10 years) that are no more than the average remaining years of service of employees at the point of incurrence in each fiscal year, allocated proportionately starting from the year following the respective fiscal year of incurrence.

(b)	Accounting method for significant hedges
(i)	Hedge accounting method
The deferral hedge accounting method is principally applied. The exceptional method is applied to certain interest rate swaps that meet the requirements for such treatment.
(ii)	Hedging instruments and hedged items
Hedging instruments: Interest rate swaps
Hedged items: Interest on loans
(iii)	Hedge policy
Interest rate swaps are made to hedge interest rate fluctuation risk on loans payable.
(iv)	Method of assessing hedge effectiveness
As interest rate swaps meet the requirements for exceptional treatment, assessment of hedge effectiveness is omitted.

(c)	Accounting for consumption taxes, etc.
Amounts are shown exclusive of such taxes.

(d)	Consolidated tax payment system
The consolidated tax payment system is applied.

5.	Changes in accounting policies
(Application of the Accounting Standard for Consolidated Financial Statements, etc.)

Effective from the current fiscal year, the special purpose company GT3 has been included within the scope of equity-method affiliates through the application of the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No. 22, March 25, 2011), Guidance on Disclosures about Certain Special Purpose Entities (ASBJ Guidance No. 15, March 25, 2011), Guidance on Determining a Subsidiary and an Affiliate (ASBJ Guidance No. 22, March 25, 2011) and Practical Solution on Application of the Control Criteria and Influence Criteria to Investment Associations (ASBJ PITF No. 20, March 25, 2011).

In regard to the application of accounting standards, etc. to the special-purpose company GT3 as a new equity-method affiliate, pursuant to the transitional treatment stipulated in Article 44.4.4 of the Accounting Standard for Consolidated Financial Statements, all assets and liabilities of GT3 as at the beginning of the first fiscal year of application of said standards are assessed at fair value. As a result, retained earnings at the beginning of the year are 417,003,000 yen lower than they would otherwise have been.

3

(Application of Accounting Standard for Retirement Benefits, etc.)
Effective from the end of the current fiscal year, the Company has applied the Accounting Standard for Retirement Benefits (ASBJ Statement No. 26, May 17, 2012; hereinafter referred to as “Retirement Benefits Accounting Standards”) and the Guidance on Accounting Standard for Retirement Benefits (ASBJ Guidance No. 25 of May 17, 2012; hereinafter referred to as “Retirement Benefits Guidance) , excluding the provisions of the main clauses of Paragraph 35 of the Retirement Benefits Accounting Standard and Paragraph 67 of the Retirement Benefits Guidance. Accordingly, the accounting method has been changed to record retirement benefit obligations as retirement benefit-related liabilities, with unrecognized actuarial difference and unrecognized prior service costs recorded as retirement benefit-related liabilities.

As the Retirement Benefits Accounting Standards, etc., have been applied pursuant to the transitional treatment stipulated in Article 37 of the Retirement Benefits Accounting Standards, so for the end of this fiscal year, the impact of the change has been included as accumulated adjustments for retirement benefit obligations in “other accumulated comprehensive income”.

As a result, retirement benefit-related liabilities of 2,020,023,000 yen have been recorded for this fiscal year, and other accumulated comprehensive income is 67,879,000 yen less than it would otherwise have been. Net asset value per share has fallen by 1.65 yen.

6.	Change in method of presentation
(Consolidated balance sheet)

The title of “short-term loans to shareholders,” which was recorded separately last fiscal year, has been changed to “short-term loans to subsidiaries and affiliates” as of this fiscal year for the purposes of greater clarity.

4

Notes to consolidated balance sheet

1.	Accumulated depreciation of tangible fixed assets	3,954,702,000 yen

2.	Assets offered as collateral and liabilities related to collateral
Assets offered as collateral
	Real estate for sale	5,139,989,000 yen
	Other current assets*	10,000,000 yen
	Buildings	4,130,363,000 yen
	Land	4,000,827,000 yen
	*	National government bonds are deposited with the Tokyo Legal Affairs Bureau as business security deposits pursuant to the Building Lots and Buildings Transaction Business Act.
Liabilities related to collateral
	Short-term loans payable	466,000,000 yen
	Corporate bonds	100,000,000 yen
	Long-term loans payable	7,220,000,000 yen

3.	Guarantee obligations, etc.
	(1) Guarantee obligation	10,110,352,000 yen
Guarantees for home loans for purchasers of consigned properties and home loans for purchasers of brokered properties until registration of establishment of mortgage is completed
	(2) Commitments to guarantee	3,040,800,000 yen
	*	Purchase options on real estate held by affiliates and subsidiaries

Notes to consolidated statement of changes in net assets
1.	Items related to issued shares
Type of share	Number of shares at beginning of period	Increase during period	Decrease during period	Number of share at end of period
Common stock	41,088,508	-	-	41,088,508

2.	Items related to treasury stock
Type of stock	Number of shares at beginning of period	Increase during period	Decrease during period	Number of shares at end of period
Common stock	131	10	-	141

(Outline of reasons for change)
The increase is due to the purchase of shares constituting less than a full trading unit.

5

3.	Items related to dividends
(1)	Amount of dividends paid
Resolution	Type of shares	Total amount of dividends (1,000 yen)	Dividend per share (yen)	Record date	Effective date
Annual general meeting of shareholders held on March 27, 2014	Common stock	205,441	5	December 31, 2013	March 28, 2014
Annual general meeting of shareholders held on August 8, 2014	Common stock	205,441	5	June 30, 2014	September 2, 2014

(2)	Of dividends recorded in the current fiscal year, dividends effective in the following fiscal year
Resolution	Type of shares	Total amount of dividends (1,000 yen)	Dividend source	Dividend per share (yen)	Record date	Effective date
Annual general meeting of shareholders to be held on March 25, 2015	Common stock	287,618	Retained earnings	7	December 31, 2014	March 26, 2015

Notes on financial instruments

1.	Items related to status of financial instruments

(1)	Our policy on financial instrument management
The Group raises the necessary funds for real estate investment plans. Temporary surplus capital is managed via extremely safe financial assets or the CMS (cash management system) introduced by Tokyo Tatemono Co., Ltd., and short-term operating capital is procured through bank borrowing. Derivatives are primarily used to hedge interest rate fluctuation risks and reduce interest payments. Our policy is not to perform speculative investments for derivatives.

(2)	Nature and risk of financial instruments
Our trade receivables are exposed to customer credit risk, but we plan to recover most of these within one year. Short-term loans to affiliates and subsidiaries comprise temporary surplus capital operated via the CMS. Securities and investment securities primarily comprise preferred equity securities for our special purpose companies pursuant to the Act on Securitization of Assets, shares in companies with whom we have a business relationship, and national government bonds used as business security deposits pursuant to the Building Lots and Buildings Transaction Business Act. Each of these is exposed to the credit risks associated with the issuing bodies and to market price fluctuation risks.

6

Accounts payable (trade), corporate tax payable, deposits received from consignment sales and deposits generally have repayment schedules of no more than one year.

The purpose of loans and corporate bonds is raising operating capital (primarily short-term) and real estate investment capital (primarily long-term). Because some of these have floating interest rates, they are exposed to interest rate fluctuation risk, but are hedged through derivative transactions (interest rate swaps).

2.	Items related to fair value, etc., of financial instruments

The amounts recognized on the consolidated balance sheet, fair values and corresponding differences as of December 31, 2014 are as follows. Items whose fair market value has been deemed extremely difficult to identify are not included in the table (see Note 2).
		Amount recognized on consolidated balance sheet (1,000 yen)	Fair value (1,000 yen)	Difference (1,000 yen)
(1)	Cash and deposits	4,256,296	4,256,296	-
(2)	Accounts receivable (trade)	837,115
	Allowance for doubtful accounts (*1)	-8,043
		829,072	829,072	-
(3)	Short-term loans to affiliates and subsidiaries	4,496	4,496	-
(4)	Securities and investment securities
	Other securities	1,847,528	1,847,528	-
Total assets		6,937,394	6,937,394	-
(1)	Accounts payable (trade)	714,011	714,011	-
(2)	Short-term loans	1,000,000	1,000,000	-
(3)	Short-term loans from affiliates and subsidiaries	394,495	394,495	-
(4)	Corporate tax payable, etc.	76,525	76,525	-
(5)	deposits received from consignment sales	1,820,426	1,820,426	-
(6)	Deposits	1,903,117	1,903,117	-
(7)	Corporate bonds (*2)	2,029,999	2,030,527	527
(8)	Long-term loans (*3)	22,616,000	22,658,438	42,438
Total liabilities		30,554,576	30,597,541	42,965

(*1)	The allowance for doubtful accounts corresponding to accounts receivable (trade) is deducted.

7

(*2)	The amount in the consolidated balance sheet and fair value for corporate bonds includes corporate bonds scheduled for redemption within one year.
(*3)	The amount in the consolidated balance sheet and fair value for long-term loans includes long-term loans scheduled for repayment within one year.

Note 1: Calculation method for the fair value of financial instruments and items regarding security and derivative transactions

Assets
(1) Cash and deposits, (2) Accounts receivable (trade), and (3) Short-term loans to affiliates and subsidiaries
As these items are settled within a short period, fair value is approximately equivalent to book value, and thus these items are stated at book value.

(4) Securities and investment securities
The fair value of shares is based on the price quoted on the exchange, and that of bonds on the price quoted on the exchange or the price presented by the corresponding financial institution.

Liabilities
(1) Accounts payable (trade), (2) Short-term loans, (3) Short-term loans from affiliates and subsidiaries, (4) Corporate tax payable, etc., (5) Deposits received from consignment sales, and (6) Deposits
As these items are settled within a short period, fair value is approximately equivalent to book value, and thus these items are stated at book value.

(7) Corporate bonds
The fair value of these is stated at present value derived by discounting the sum of the principal and interest at a discount rate that takes into account the remaining period to maturity of the bonds and the credit risk.

(8) Long-term loans
The fair value of long-term loans is calculated from present value derived by discounting the sum of the principal and interest at a discount rate on the assumption that the same amount has been newly borrowed. The fair value of long-term loans qualifying for exceptional treatment for interest rate swaps is calculated from present value derived by discounting the sum of the principal and interest bundled together with such interest rate swaps at a discount rate on the assumption that the same amount has been newly borrowed

Derivative transactions
Derivative transactions based on exceptional treatment for interest rate swaps are bundled together with long-term loans subject to hedging, so the fair value of these is including in the fair value for such long-term loans.

8

Note 2: Financial instruments whose fair value is deemed extremely difficult to identify
Category	Amount recognized on consolidated balance sheet (1,000 yen)
Unlisted shares (*1)	17,950
Preferred equity securities (*1)	1,382,040
Lease and guarantee deposits (*2)	2,353,601
Long-term leases and guarantees deposited (*3)	4,931,617

(*1)	It is deemed extremely difficult to identify fair value for unlisted shares and preferred equity securities, so they are not subject to fair value disclosure.
(*2)
Lease and guarantee deposits put in on leaseholds have no fair value, and it is difficult to calculate the substantial deposit period between the tenant moving in and moving out, while it is also difficult to calculate substantial deposit periods for other deposits. Consequently, it is extremely difficult to estimate a reasonable cash flow, so these instruments are not subject to fair value disclosure.

(*3)
Long-term leases and guarantees deposited which tenants have deposited on leaseholds have no fair value, and it is difficult to calculate the substantial deposit period between the tenant moving in and moving out. Consequently, it is extremely difficult to estimate a reasonable cash flow, so these instruments are not subject to fair value disclosure.

9

Notes on rental property and other real estate

1.	Items regarding the status of rental property and other real estate
Our Group owns rental buildings, etc. (land included) in Tokyo and in other regions.

2.	Items regarding the fair value of rental property and other real estate
Amount recognized on consolidated balance sheet (1,000 yen)	Fair value at end of fiscal year (1,000 yen)
15,956,256	17,081,000

Notes
1.	The amount recognized on the consolidated balance sheet equals the acquisition cost less accumulated depreciation.
2.
Fair value at the end of the fiscal year is, in the case of major properties, based on real estate appraisal by an external real-estate appraiser; in the case of other properties, it is calculated in-house based on the Real Estate Appraisal Standard.

Notes on per-share information
Net asset value per share	357.01 yen
Net income per share	49.72 yen

10

Notes to Non-Consolidated Financial Statements
Notes on items related to significant accounting policies

1.	Valuation standards and methods for assets

(1)	Valuation standards and methods for securities

(a)	Subsidiary shares
Stated at cost based on the moving-average method

(b)	Other securities
Securities with fair value: Stated at fair value based on market price at fiscal year-end date (all valuation gains or losses are reported directly in net assets, and the cost of securities sold is calculated by the moving-average method)

Securities with no fair value: Stated at cost based on the moving-average method. Of bonds the company holds, those where the nature of the difference between the purchase price and security price is deemed to be due to interest adjustment are calculated on the original price based on the depreciation method (straight-line depreciation)

(2)	Valuation standards and methods for inventories

(a)	Real estate for sale
Stated at cost using the specific cost method (balance sheet values calculated by the book value reduction method based on decreased profitability) Currently-leased real estate for sale is depreciated according to the same method as fixed assets.

(b)	Costs on uncompleted services
Stated at cost using the specific cost method (balance sheet values calculated by the book value reduction method based on decreased profitability)

(c)	Raw materials and supplies
Stated at cost using the last cost method (balance sheet values calculated by the book value reduction method based on decreased profitability)

(2)	Depreciation methods for fixed assets

(a)	Tangible fixed assets (excluding leased assets)
Buildings: Straight-line method
Vehicles: Declining-balance method
Equipment: Declining-balance method
Useful life is calculated using the same standard as in the method stipulated in the Corporation Tax Law.

(b)	Intangible fixed assets (excluding leased assets)
Straight-line method

Amortization of software for internal use is calculated using the straight-line method based on useful life within the Company (five years).

11

2.	Depreciation methods for fixed assets

(1)	Tangible fixed assets (excluding leased assets)
Buildings: Straight-line depreciation
Vehicles: Straight-line depreciation
Equipment: Straight-line depreciation
Useful life is calculated using the same standard as in the method stipulated in the Corporation Tax Law.

(2)	Intangible fixed assets (excluding leased assets)
Straight-line depreciation
Amortization of software for internal use is calculated using the straight-line method based on useful life within the Company (five years).

3.	Accounting standard for allowances
(a)	Allowance for doubtful accounts
In providing for expected losses from bad debts, estimated uncollectible amounts are accrued on the basis of the historical loss rate for general claims, and for specific claims including doubtful accounts, on the basis of the collectability of individual accounts.
(b)	Allowance for bonus payments
In order to prepare for payment of employee bonuses, an amount is appropriated as allowance based on the estimated payments for the current fiscal year.
(c)	Allowance for retirement benefits
In order to provide for employee retirement benefits, an allowance for retirement benefits is recorded based on the retirement benefit obligations at the end of the current fiscal year.

Prior service cost is amortized on a straight-line basis over certain years (10 years) that are no more than the average remaining years of service of employees at the point of incurrence.

Actuarial gains and losses are amortized on a straight-line basis over certain years (10 years) that are no more than the average remaining years of service of employees at the point of incurrence in each fiscal year, allocated proportionately starting from the year following the respective fiscal year of incurrence

4.	Other significant items forming the basis of preparation of financial statements
(1)	Hedge accounting method
(a)	Hedge accounting method: The deferral hedge accounting method is principally applied. The exceptional method is applied to certain interest rate swaps that meet the requirements for such treatment.
(b)	Hedging instruments and hedged items
Hedging instruments: Interest rate swaps
Hedged items: Interest on loans
(c)	Hedge policy
Interest rate swaps are made to hedge interest rate fluctuation risk on loans payable.
(d)	Method of assessing hedge effectiveness
As interest rate swaps meet the requirements for exceptional treatment, assessment of hedge effectiveness is omitted.

12

(2)	Accounting for consumption taxes
Amounts are shown exclusive of such taxes.

(3)	Consolidated tax payment system
The consolidated tax payment system is applied.

5.	Change in method of presentation

Non-consolidated balance sheet
(1)
The title of “short-term loans to shareholders,” which was recorded separately last fiscal year, has been changed to “short-term loans to subsidiaries and affiliates” as of this fiscal year for the purposes of greater clarity.

(2)
“Short-term loans payable” was included in “short-term loans from subsidiaries and affiliates” last fiscal year, but has been noted separately as of this fiscal year for the purposes of greater clarity.

13

Notes to non-consolidated balance sheet

1.	Accumulated depreciation of tangible fixed assets	503,157,000 yen

2.	Assets offered as collateral and liabilities related to collateral
(Assets offered as collateral)
	Real estate for sale	5,139,989,000 yen
(Liabilities related to collateral
	Long-term loans payable within one year	366,000,000 yen
	Long-term loans payable	2,570,000,000 yen

3.	Guarantee obligations, etc.
(1)	Guarantee obligations	10,110,352,000 yen
Guarantees for home loans for purchasers of consigned properties and home loans for purchasers of brokered properties until registration of establishment of mortgage is completed
(2)	Commitments to guarantee	15,123,760,000 yen
	*	Purchase options on real estate held by affiliates and subsidiaries

4.	Monetary claims and debts owed by or to affiliates and subsidiaries
	Short-term monetary claims	132,825,000 yen
	Long-term monetary claims	534,527,000 yen
	Short-term monetary debts	2,549,530,000 yen

Notes to non-consolidated statement of income
Transactions with affiliates and subsidiaries
	Operating revenue	3,445,074,000 yen
	Cost of revenue	698,958,000 yen
	Results of non-operating transactions	212,264,000 yen

Notes to statement of changes in net assets

Items related to treasury stock
Type of share	Number of shares at beginning of period	Increase during period	Decrease during period	Number of shares at end of period
Common stock	131	10	-	141
Outline of reasons for change
The increase is due to the purchase of shares constituting less than a full trading unit.

14

Notes on tax effect accounting
Significant components of deferred tax assets and deferred tax liabilities

Deferred tax assets	(Thousand yen)
Commission received in advance	412,398
Allowance for employee retirement benefits	616,901
Real estate for sale	1,078,023
Impairment loss	60,702
Allowance for directors’ retirement benefits	12,010
Allowance for bonus payments	28,851
Allowance for doubtful accounts	5,712
Security investment valuation losses	358,727
Other	61,328
Subtotal for deferred tax assets	2,634,655
Valuation allowance	-966,719
Total deferred tax assets	1,667,936
Deferred tax liabilities
Business taxes payable	-1,913
Total deferred tax liabilities	-1,913
Net deferred tax assets	1,666,022

15

Notes on transactions with related parties
1. Parent company and principal corporate shareholders, etc.
Relationship	Name of company, etc.	Capital or investment (1,000 yen)	Type of business or post	% of voting rights held	Relationship with the related party	Transaction details	Transaction amount (1,000 yen)	Account item	Year-end balance (1,000 yen)
Parent company	Tokyo Tatemono Co., Ltd.	92,451,442	Real estate	Direct 75.8	Consignment sales of housing, etc., supplied by parent company, concurrent appointment of officers	Consignment sales of housing, etc.,	3,051,704	Accounts receivable (trade)	34,034
								Advances	525,517
								Consigned funds	534,870
						Lending funds	2,126,464	Short-term loans to affiliated companies	4,496
						Earning interest	21,264
						Leasing buildings, etc.	432,345	Lease and guarantee deposits	534,527

Note: The transaction amount does not include consumption taxes; the year-end balance does include consumption taxes.

Terms and conditions of the transactions above and the determination policies for these
1.	Terms and conditions and policies for consignment sales of housing, etc., are determined in accordance with the Basic Agreement and based on market prices, etc.
2.
The Company participates in the CMS introduced by Tokyo Tatemono Co., Ltd., and capital loans are those involving the CMS. Interest rates are determined rationally by taking market interest rates into consideration. No collateral is obtained. The transaction amount related to lending funds is the average balance of the reporting period.

3.	Terms and conditions for rents, etc., on buildings, etc., are determined with reference to rents, etc., on neighboring buildings.

16

2. Subsidiaries and affiliates, etc.
Relationship	Name of company, etc.	Capital or investment (1,000 yen)	Type of business or post	% of voting rights, etc. held	Relationship with the related party	Transaction details	Transaction amount (1,000 yen)	Account item	Year-end balance (1,000 yen)
Subsidiary	Tokyo Tatemono Amenity Support Co., Ltd	100,000	Real estate	Direct 100.0	Apartment management, etc., concurrent appointment of officers	Borrowing funds	2,000,000	Short-term loans from affiliated companies	2,000,000
						Paying interest	29,999
	METS1 Special Purpose Company	3,450,100	Real estate	Direct 100.0	Duties related to the management and operation of Company assets, etc., concurrent appointment of officers	Purchase option	9,032,960	-	-
	METS2 Special Purpose Company	1,560,100	Real estate	Direct 100.0	Duties related to the management and operation of Company assets, etc., concurrent appointment of officers	Purchase option	3,050,000	-	-
Affiliate	GT3 Special Purpose Company.	4,700,100	Real estate	Direct 50.0	Duties related to the management and operation of Company assets, etc.,	Purchase option	3,040,800	-	-

Note: The transaction amount does not include consumption taxes.
Terms and conditions of the transactions above and the determination policies for these
1.
The transaction amount related to borrowing funds is the average balance of the reporting period for short-term loans from affiliates, and interest rates are determined rationally by taking interest rates into consideration.

2.	Terms and conditions of the transactions are determined as those for other business partners which are not affiliated with the Company. No guarantee commission is taken on purchase options.

Notes on per-share information
Net asset value per share	312.31 yen
Net income per share	39.02 yen

17

Reference Materials of General Meeting of Shareholders
(Separate volume)

Attachments to proposals
(1)	Financial statements pertaining to the final business year of Tokyo Tatemono Co., Ltd.
(2)
Material disposition of property, serious burden of liabilities and other events that will seriously affect the status of corporate property, which occurred after the end of the final business year concerning Tokyo Tatemono Co., Ltd.

(3)
Details of material disposition of property, serious burden of liabilities and other events that will seriously affect the status of corporate property, which occurred after the end of the final business year concerning the Company

Tokyo Tatemono Real Estate Sales Co., Ltd.

(Offered documents)
Business Report (from January 1, 2014 to December 31, 2014)

1 State of Corporate Group
1.	Business progress and results
During the fiscal year under review, the Japanese economy basically continued to slowly recover as trends of the weak yen and high stock price, mainly resulting from the economic policies of the government and money easing by the Bank of Japan, continued and corporate earnings improved. On the other hand, recovery of consumer spending was partly weak after the increase in the consumption tax rate.
In the real estate industry, moves of recovery continued in the rental office market, as seen in further declines in the vacancy rate in city centers and partial rises in the levels of rents. With regard to the condominium market, the contract rate remained robust thanks to continued low interest rates, etc., though there are some causes for concern such as skyrocketing construction cost. Also, the real estate investment market remained active, as exemplified by proactive transactions of properties, backed by a favorable fund procurement environment.
Under such a business environment, the Group posted revenue from operations of 237,049 million yen (220,026 million yen in the previous fiscal year; a year-on-year increase of 7.7%) and operating income of 30,559 million yen (29,361 million yen in the previous fiscal year; a year-on-year increase of 4.1%) for the consolidated fiscal year under review, posting increased revenue and income from a year earlier. While recurring income stood at 17,317 million yen (21,959 million yen in the previous fiscal year; a year-on-year decrease of 21.1%) mainly due to an increase in financial cost resulting from conversion of a special purpose company (SPC) to a consolidated subsidiary, net income amounted to 82,944 million yen (10,121 million yen in the previous fiscal year; a year-on-year increase of 19.5%) chiefly due to the posting of gain on sales of non-current assets following partial sales of the “THE OTEMACHI TOWER” and “NAKANO CENTRAL PARK” in the commercial properties business.

Revenue from operations(Millions of yen)

Operating income(Millions of yen)

Recurring income(Millions of yen)

Net income(Millions of yen)

During the consolidated fiscal year under review, we also planned full-scale development into the senior housing business. We established Tokyo Tatemono Senior Life Support Co., Ltd., which develops and operates housing for senior citizens, and acquired all shares in SEIAIEN, which operates private nursing homes.
The following is an overview of business by business segment.
Note: Segmentation was changed from the consolidated fiscal year under review.

Commercial Properties
While we have focused on “improvement of safety level” and “improvement of services of software aspect” to make customers who use facilities we offer feel “safety, security and comfort,” we have also worked on the enhancement of our earnings base through improvement of occupancy rates of large properties, etc. During the consolidated fiscal year under review, “THE OTEMACHI TOWER” (Chiyoda-ku, Tokyo; total floor area: about 198,000m2), “TOKYO SQUARE GARDEN” (Chuo-ku, Tokyo; total floor area: about 117,000 m2) and “GRAND FRONT OSAKA” (Osaka; total floor area, including that of the building housing condominiums: about 567,000 m2) were operated throughout the year.
Consolidated revenue of the commercial properties business stood at 109,283 million yen (up 64.4% year on year) mainly thanks to a significant increase in rent revenue, following the conversion of an SPC to a consolidated subsidiary from the consolidated fiscal year under review.

Revenue from operations(Millions of yen)

Operating income(Millions of yen)

Residence
To realize “refined residence” and “peaceful life after moving in,” which are brand identities of the “Brillia” condominium brand, we have focused on offering services that contribute to the improvement of customer satisfaction, including the establishment of “Brillia Owners’ Dial,” a comprehensive Group contact point to receive various inquiries about our residential properties for 24 hours a day throughout the year, while thoroughly sticking to careful selection of land and customer-oriented product planning. During the consolidated fiscal year under review, we posted “Brillia City Yokohama Isogo” (Yokohama), “Brillia Tokiwadai Solaie Residence” (Itabashi-ku, Tokyo), “Brillia Hongo 3-Chome” (Bunkyo-ku, Tokyo), etc. as sales in sale of condominiums.
Consolidated revenue of the residence business amounted to 87,674 billion yen (down 22.8% year on year) mainly due to a year-on-year decrease in the number of units sold during the year.

Revenue from operations(Millions of yen)

Operating income(Millions of yen)

Other Businesses
With regard to other businesses, we proactively opened new parking facilities in the business of time rental parking lots. In the leisure business, we acquired Kokochiyu, which operates four luxurious bathhouses, in the spa business, and opened “Regina Resort Hakone Ungaiso” (Ashigarashimo-gun, Kanagawa Prefecture) as a hotel with hot spring where guests can stay with their dogs. In overseas businesses, we set up a local unit in Singapore, with a view to searching for business opportunities in rapidly growing emerging nations in Asia, in addition to the existing Chinese business. Also, in the real estate distribution business, we did our utmost to expand the brokerage business, reinforcing the corporate real estate business (CRE business), including effective use of real estate used/owned by corporations, in the category of corporate brokerage, while setting up a new base in the coastal area, where demand is expected to increase, in the category of individual brokerage.
As a result, consolidated revenue of other businesses stood at 40,091 million yen (up 0.2% year on year).

Revenue from operations(Millions of yen)

Operating income(Millions of yen)

The Group engages in urban development business that takes into consideration the impact on the environment and disaster prevention measures, centering on metropolitan areas. “THE OTEMACHI TOWER” was entirely completed in April, and we are steadily promoting business concerning “Tokyo Tatemono Nihonbashi Building” (Chuo-ku, Tokyo; total floor area: about 23,000 m2) and the West District of Kyobashi 2-chome Urban Redevelopment Project (Chuo-ku, Tokyo; total floor area: about 1119,000 m2), a large-scale complex development in which the Company takes part. In addition, we started construction of large condominiums for sale: “Brillia THE TOWER TOKYO YAESU AVENUE” (Chuo-ku, Tokyo; total number of units: 387) and “Brillia Towers Meguro” (Shinagawa-ku, Tokyo; total number of units: 945).

2.	Issues to be addressed
The Group pushed forward with the Group’s mid-term management plan,”Re-Start - Challenge to Innovation, “ which covers a period from 2012 to 2014, strengthening its foundation for future growth by bolstering its earning capacity and financial strength through a “structural reform (narrowing its focus)” and the “optimization of its value chain.”
In the commercial properties business, we realized reinforcement of our asset portfolio by completing and starting operations of such large-scale projects as the “Otemachi Tower,” “TOKYO SQUARE GARDEN” and “NAKANO CENTRAL PARK” as planned. In the residence business, we focused on projects that leverage advanced know-how, including realization of one of Japan’s largest reconstruction projects in Tama New Town, and started full-scale initiatives for the senior housing business by making the most of mergers and acquisitions (M&As).
As a result, with regard to the quantitative targets of this plan, though we achieved the targeted consolidated debt to equity (D/E) ratio by giving priority to the enhancement of the financial structure, consolidated operating income fell below the goal. We understand that we need to further strengthen earning capacity from now on.

	Targets	Results
Consolidated operating income	35.0 billion yen	30.5 billion yen
Consolidated D/E ratio	3	2.6

With declines in population and expansion of the senior market, the level of demand for software aspect and services is projected to rise and get diversified in Japan in the future.
Also, in the real estate industry, while the real estate stock market is expected to expand and investment target assets in the real estate investment market is projected to become diversified, there are misgivings about sharp rises in land prices attendant upon intensification of competition for acquisition of land, high levels of construction cost, etc.
Under such a business environment, the Group has formulated a new mid-term management plan,
“Aiming to be the Tokyo Tatemono Group to be selected next time again – To offer amazing values through innovative Group synergies,” targeting a five-year period from fiscal 2015 to fiscal 2019. To be “selected next time again” by customers, we will offer “attractive values that amaze customers” by developing business in pursuit of not only quality in hardware aspect but also high quality in software aspect and services through organic cooperation among various businesses of the Group. We will aim for consolidated operating income of 50 billion yen as a quantitative target.
We would like to ask for your increased support for us.

Tokyo Tatemono Group: Mid-term management plan (fiscal 2015 to fiscal 2019)

What we aim for

To become a Tokyo Tatemono Group, which will be selected next time again
To offer amazing values through innovative Group synergies

Quantitative target (fiscal 2019)

Consolidated operating income: 50 billion yen

(Aims of financial indicators toward the achievement of the target)
D/E ratio (*1): 3
Interest-bearing liabilities/EBITDA ratio (*2): 13

Priority strategies

- Enhancement of software aspect to "be selected next time again"
- Investment making the most of "originality and strength"
- **Display of Group synergies toward "provision of amazing values"**

Commercial Properties

Enhancement of software aspect

- Strengthening of Group-wide efforts for improvement and upgrading of services, ranging from tenant relations to management, construction and cleaning, and increase in rent income by raising values of owned assets through community development

Investment strategies

- Steady promotion of redevelopment projects, including that in the Yaesu area, and acquisition of new land for redevelopment
- Proactive development of commercial facilities mainly for sale after development
- Smooth operation and launch of existing projects, including Tokyo Tatemono Nihonbashi Building
- Development of new projects, including medium-sized projects, through various development methods

Residence

Enhancement of software aspect

- Integration of development and sales functions. Provision of integral housing services, including management functions
- Development of the philosophy of "Brillia" as a communication brand for the overall residence business of the Group. Provision of high-quality services of "Brillia Quality"
- Further reinforcement of total support services for housing, with Brillia Owners' Dial as the starting point

Investment strategy

- Focus on long-term rebuilding and redevelopment business

Other Businesses

Enhancement of software aspect

- Realization of one-stop CRE counter of the Group as a whole
- Provision of total services in the senior housing business through the nursing care services business, the private nursing home business, etc.

Investment strategies

- Development centering on station fronts in core cities across the country and expansion of the parking lot business through proactive M&As
- Expansion of the senior housing business through acceleration of the Grapes Series senior housing with support services and proactive M&As
- Expansion of facilities based on original know-how (hotels where guests can stay with pets and hot bath facilities) in the leisure business
- Continuous business development in China and giving shape to businesses in emerging nations in Asia, etc.

*1: D/E ratio = consolidated interest-bearing liabilities ÷ consolidated shareholders’ equity
*2: Interest-bearing liabilities/EBITDA ratio = consolidated interest-bearing liabilities ÷ (consolidated operating income + consolidated interest income and dividend income + share of (profit) loss of entities accounted for using equity method + consolidated depreciation + consolidated amortization of goodwill)

3.	Fund procurement
During the consolidated fiscal year under review, the Company issued the 19th Series of Unsecured Bonds worth 15 billion yen on March 24, 2014.

4.	Capital investment, etc.
During the consolidated fiscal year under review, the Company outlaid capital expenditure of 51,073 million yen in total, mainly for acquisition of co-ownership interest in “GRAND FRONT OSAKA.”

5.	Trends in assets, profits and losses
Account title		194th term (Year ended in December 2011)	195th term (Year ended in December 2012)	196th term (Year ended in December 2013)	197th term (Year ended in December 2014) (Consolidated fiscal year under review)
Revenue from operations	(Millions of yen)	166,943	194,161	220,026	237,049
Recurring income (loss)	(Millions of yen)	△ 10,875	21,741	21,959	17,317
Net income (loss)	(Millions of yen)	△ 71,774	10,243	10,121	82,944
Net income (loss) per share	(Yen)	△ 166.67	23.79	23.55	193.12
Total assets	(Millions of yen)	898,017	895,296	938,161	1,319,465
Net assets	(Millions of yen)	192,101	212,491	262,276	305,808

Note: Trends in the 197th term (consolidated fiscal year under review) are as described in “1. Business progress and results,” mentioned earlier.

Revenue from operations(Millions of yen)

Recurring income(Millions of yen)

Net income / Net income per share
(Millions of yen) / (Yen)

Total assets/Net assets
(Millions of yen)

6.	Major subsidiaries
Company name	Capital	Ratio of voting rights		Main business
	(Millions of yen)%
Tokyo Tatemono Real Estate Sales Co., Ltd.	3,108		75.8	Sales agency service for condominiums, etc., sales of real estate, brokerage for leasing and proxy
Tokyo Fudosan Kanri Co., Ltd.	120		66.0	Facility management business for office buildings, etc.
Tokyo Tatemono Amenity Support Co., Ltd.	100	Note:1	75.8	Cleaning services for buildings and condominium management business
Tokyo Tatemono Resort Co., Ltd.	100		100.0	Leasing of real estate and management and operation of hotels and resort house areas
Nihon Parking Corporation	100	Note:1	100.0	Business of time rental parking lots

Notes:	1.	The ratio of voting rights includes those indirectly held.
2.	The number of consolidated subsidiaries, including the major subsidiaries mentioned above, is 48, while that of companies accounted for by the equity method is eight.

7.	Main business

Main business	Details	197th term (consolidated fiscal year under review)
		Revenue from operations	Composition ratio
		Millions of yen	%
Commercial properties	Development, leasing and management of office buildings, commercial facilities, etc.	109,283	46.1
Residence	Development, sales, leasing and management of condominiums and detached houses	87,674	37.0
Other	Real estate distribution business, time rental parking lot business, leisure business, asset management business, overseas business, real estate appraisal business and others	40,091	16.9
Total		237,049	100.0

8.	Main offices
Company name	Name	Location
Tokyo Tatemono Co., Ltd.	Head Office	Chuo-ku, Tokyo
	Kansai Branch	Chuo-ku, Osaka, Osaka Prefecture
	Sapporo Branch	Kita-ku, Sapporo, Hokkaido
	Kyushu Branch	Chuo-ku, Fukuoka, Fukuoka Prefecture
	Nagoya Branch	Naka-ku, Nagoya, Aichi Prefecture
Tokyo Tatemono Real Estate Sales Co., Ltd.	Head Office	Shinjuku-ku, Tokyo
Tokyo Fudosan Kanri Co., Ltd.	Head Office	Sumida-ku, Tokyo
Tokyo Tatemono Amenity Support Co., Ltd.	Head Office	Sumida-ku, Tokyo
Tokyo Tatemono Resort Co., Ltd.	Head Office	Chuo-ku, Tokyo
Nihon Parking Corporation	Head Office	Chiyoda-ku, Tokyo

9. Employees
[1] Employees of the corporate group (Persons)
Name of business division	Number of employees		Change from the end of the previous fiscal year
Commercial properties	1,159	(940)	44
Residence	1,005	(546)	17
Other	842	(1,478)	142
Company-wide (common)	153	(18)	△ 6
Total	3,159	(2,982)	197

Notes: 1. The number of employees is that of persons in employment (excluding individuals seconded from the Group to outside the Group and including those seconded from outside the Group to the Group), and the annual average number of temporary workers is presented by the number in parentheses, which is not included in the figures before the parentheses.
 2. The number of employees entered as Company-wide (common) is that of individuals who belong to the administrative division that cannot be classified into a specific business division.

[2] Employees of the Company
Number of employees	Change from the end of the previous business year	Average age	Average length of service
422 (79)	△14	40 years and 11 months	12 years and five months
Note: The number of employees is that of persons in employment (excluding individuals seconded from the Company to outside the Company and including those seconded from outside the Company to the Company), and the annual average number of temporary employees is presented by the number in parentheses, which is not included in the figures before the parentheses.

10. Major creditors (Millions of yen)
Creditors	Balance of borrowings
Mizuho Bank, Ltd.	108,119
Sumitomo Mitsui Banking Corporation	75,444
Sumitomo Mitsui Trust Bank, Limited	56,796
Development Bank of Japan	52,653
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	34,264
The Norinchukin Bank	32,000
Mizuho Trust & Banking Co., Ltd.	26,020

2. Matters pertaining to the Company’s stock

1. Number of shares of the Company’s stock
Total number of shares authorized to be issued	Share
800,000,000

Total number of shares outstanding	Share
433,059,168
(Includes 486,238 shares of treasury stock)

2. Number of shareholders
Number of shareholders	Person
14,088

3. Principal shareholders
Name of shareholders	Number of shares held	Shareholding ratio
	(Thousands of shares)%
Master Trust Bank of Japan, Ltd. (Trust Account)	34,704	8.02
Japan Trustee Services Bank, Ltd. (Trust Account)	23,388	5.41
State Street Bank and Trust Company	11,115	2.57
Sompo Japan Nippon Koa Insurance Inc.	10,484	2.42
Meiji Yasuda Life Insurance Company	9,458	2.19
The Bank of New York, Mellon 140030	6,949	1.61
State Street Bank West Pension Fund Clients Exempt	6,207	1.44
State Street Bank West Client Treaty	5,804	1.34
Japan Trustee Services Bank, Ltd. (Trust Account 4)	5,601	1.29
Hulic Co., Ltd.	5,273	1.22

3Matters pertaining to subscription rights for the Company’s new shares
N/A

4　Matters pertaining to the Company’s directors

1.	Names of Directors and Audit and Supervisory Board Member

Responsibilities and principal concurrent service
Position	Name	Responsibilities and principal concurrent service
Chairman & Director	Makoto Hatanaka
Representative Director, President and CEO	Hajime Sakuma	Head of International Business
Representative Director	Kazumasa Kato
Compliance, Secretariat, Corporate Communications, Personnel, Planning, General Affairs and leisure-related companies (Tokyo Tatemono Resort Co., Ltd., J-Golf Co., Ltd., Hotness Co., Ltd.) and Nippon Parking Corporation

Director	Hisao Shibayama	Head of Residential Development
Director	Hitoshi Nomura	Kansai Branch, Sapporo Branch, Kyushu Branch, Nagoya Branch. Head of Commercial Properties
Director	Masami Kamo	Finance, Accounting. Head of Real Estate Solution Service and Head of Finance
External Director	Hirokazu Ishikawa
Full-Time Audit and Supervisory Board Member	Mitsuyoshi Toyama
Full-Time Audit and Supervisory Board Member	Toshiyuki Hanazawa
Audit and Supervisory Board Member	Tatsuo Ogoshi
Audit and Supervisory Board Member	Masahiro Uehara

1.	Kazuhiro Ishikawa is an external director under Article 2, Item 15 of the Companies Act, and is registered with Tokyo Stock Exchange, Inc. as an independent director under its regulations.
2.
Mitsuyoshi Toyama, Tatsuo Ogoshi and Masahiro Uehara are external auditors under Article 2, Item 16 of the Companies Act, and are registered with Tokyo Stock Exchange, Inc. as independent auditors under its regulations.

3.
The status of the significant concurrent service by the External Director and External Audit and Supervisory Board Members is as shown in the later section titled “3. Matters pertaining to external directors.”

4.	Masahiro Uehara, a Certified Public Accountant, is equipped with a reasonable level of knowledge in finance and accounting.
5.
Hanazawa Toshiyuki and Masahiro Uehara were elected as Audit and Supervisory Board Members of the Company at the 196th Ordinary General Meeting of Shareholders held on March 28, 2014, and assumed these posts, respectively.

6.
Shinji Yoshida resigned as Director of the Company as of the closing of the 196th Ordinary General Meeting of Shareholders held on March 28, 2014. Junichiro Okawa and Tetsuya Kawagishi resigned as Audit and Supervisory Board Members of the Company.

7.	Effective January 1, 2015, the assigned duties of Directors were revised as follows.
Title	Name	Responsibilities and principal concurrent service
Representative Director	Kazumasa Kato	Corporate Communications, Personnel, Planning, General Affairs and leisure-related companies (Tokyo Tatemono Resort Co., Ltd., J-Golf Co., Ltd., Hotness Co., Ltd.) and Nippon Parking Corporation

8.	The managing officer scheme is in place at the Company. Shown below are Managing Officers excluding those in concurrent service as Directors as of January 1, 2015.
Title	Name	Responsibilities and principal concurrent service
Managing Officer	Yoshiki Yanai	President, Tokyo Tatemono Amenity Support Co., Ltd.
Managing Officer	Ichiro Kono	Head of Urban Development
Managing Officer	Tsutomu Hanada	Head of Business Planning
Managing Officer	Kengo Fukui	Head of Leasing & Consulting
Managing Officer	Takashi Kikuchi	Head of Project Management
Managing Officer	Fumio Inada	Head of Corporate Communications
Managing Officer	Masahiko Okamoto	President, Nippon Parking Co., Ltd.
Managing Officer	Yasushi Suzuki	Head of Building Engineering
Managing Officer	Yoshihiro Jozaki	Manager of Kansai Branch

2.	Compensation to Directors and Audit and Supervisory Board Members
		Total compensation by category		Total payment
Position	Number of recipients	Fixed compensation	Performance-linked compensation
	Person	In millions of yen	In millions of yen	In millions of yen
Directors	8	277	85	363
(of whom External Director)	(1)	(6)	(－)	(6)
Audit and Supervisory Board Member	6	63	－	63
(of whom External Audit and Supervisory Board Members)	(5)	(44)	(－)	(44)
Total	14	341	85	426
(of whom External Officers)	(6)	(50)	(－)	(50)
Note: The maximum compensation amounts for Directors and Audit and Supervisory Board Members are as shown below.

Director
Fixed compensation: Not more than 35 million yen a month (not more than 420 million yen a year) (resolved at the 190th Ordinary General Meeting of Shareholders held on March 28, 2008)
Performance-linked compensation: Not more than 1 percent of previous fiscal year consolidated recurring income and not more than 2 percent of current fiscal year consolidated net income (with the exception of External Directors) (resolved at the 195th Ordinary General Meeting of Shareholders held on March 28, 2013)

Audit and Supervisory Board Member
Not more than 8 million yen a month (96 million yen a year) (resolved at the 190th Ordinary General Meeting of Shareholders held on March 28, 2008)

3. Matters pertaining to External Directors
1. Significant concurrent service
Position	Name	Concurrent service employer	Concurrent service description
External Audit and Supervisory Board Member	Hirokazu Ishikawa	Kowa Law Office	Lawyer
		SDS Biotach K.K.	External Auditor
External Audit and Supervisory Board Member	Tatsuo Ogoshi	Meiji Yasuda Life Insurance Company	Managing Executive Officer
External Audit and Supervisory Board Member	Masahiro Uehara	Uehara CPA Office	Certified Public Accountant
Note
1: As of December 31, 2014, Meiji Yasuda Life Insurance Company was a shareholder of Tokyo Tatemono Co., Ltd. (the fifth largest shareholder), and both firms had dealings with each other in the form of money borrowing.
2: There exists no other special relationship between any of the above-mentioned concurrent service employers and the Company.

2. Principal activities for the fiscal year under review
Position	Name	Principal activities
External Director	Hirokazu Ishikawa
Of the 13 Board of Directors meetings held during the fiscal year under review, Hirokazu Ishikawa attended 12 meetings, expressing his opinions on proposed resolutions, as required, by leveraging his knowledge and experience.

External Audit and Supervisory Board Member	Mitsuyoshi Toyama
Mitsuyoshi Toyama attended all of the 13 Board of Directors meetings held during the fiscal year under review as well as 15 of 16 Audit and Supervisory Board meetings held during the year, expressing his opinions on proposed resolutions, as required, by leveraging his knowledge and experience.

External Audit and Supervisory Board Member	Tatsuo Ogoshi
Tatsuo Ogoshi attended all of the Board of Directors meetings held during the fiscal year under review as well as 15 of 16 Audit and Supervisory Board meetings held during the year, expressing his opinions on proposed resolutions, as required, by leveraging his knowledge and experience.

External Audit and Supervisory Board Member	Masahiro Uehara
Masahiro Uehara attended all of the 10 Board of Directors meetings and 11 Audit and Supervisory Board meetings held in the period in which he was in service as External Audit and Supervisory Board Member during the fiscal year under review. In such meetings, he expressed his opinions on proposed resolutions, as required, by leveraging his knowledge and experience.

3. Outline of the terms and conditions of limited liability agreement
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company has entered into an agreement with each of its External Officers that limits his or her damage compensation liability set forth in Article 423, Paragraph 1 of the act concerned. The maximum amount of the damage compensation liability under the limited liability agreement is an amount provided for in laws and ordinances.

5 Status of accounting auditors

1.	Name
Ernst & Young ShinNihon LLC

2.	Amount of service fee
Amount of service fee for the fiscal year under review	77	million yen
Total amount of money and other financial gain that is required to be paid by the Company and its subsidiaries	135	million yen
Note: The audit service contract between the Company and the accounting auditors does not, and is in effect unable to, distinguish the fee for audit under the Companies’ Act and that under the Financial Instruments and Exchange Act. Thus, the amounts shown above represent those without such distinguishing.

3.	Description of non-audit service
The Company outsourced to the accounting auditors the service of creating reports for overseas tax authorities other than the service set forth in Article 2, Paragraph 1 of the Certified Public Accountants Act.

4.	Policy on the decision to dismiss or not to reappoint accounting auditors
If the accounting auditors are found to have difficulty in properly discharging their duties, management of the Company submits a proposal for the dismissal or non-reappointment of them upon obtaining the consent of the Audit and Supervisory Board or receiving its request, separately from such dismissal of the accounting auditors by the Audit and Supervisory Board as results from any of the circumstances specified in the items of Article 340, Paragraph 1 of the Companies Act.

6.  The platform for ensuring appropriateness for our operations
The Company’s corporate philosophy is to “Gain Confidence for the Future,” and all its directors and employees strive to meet customer confidence as the basic principle of their activities. Moreover, we have a fundamental policy of developing the platform for ensuring appropriateness for our operations (“Internal Control”) and of securing adoption and penetration of the platform within the organization, as follows.

Effective January 1, 2015, the Company’s fundamental policy on internal control was partially revised, as follows.

1.	The platform for ensuring that the discharge of duties by the Company’s directors and employees conform to applicable laws and ordinances
(1)	Pursuant to the Company’s Compliance Regulations, its directors and employees shall perform their duties in good faith while paying strong attention to compliance.
(2)
The Internal Control Management Committee, General Affairs and the Internal Audit Department shall strive to develop the Company’s compliance platform and identify relevant problems pursuant to the Compliance Regulations and the Misconduct Reporting Regulations.

(3)
The Company’s directors and employees shall promptly report any compliance-related problem discovered to the Internal Audit Department or a contact point specified separately by management. Based on the investigation done by the Internal Audit Department that has received the report in question, the Company shall take corrective action and recurrence prevention measure.

(4)
The Internal Control Management Committee shall provide a report to the Board of Directors and the Audit and Supervisory Board concerning the building of compliance platform, its operation status and improvement, as required.

(5)
The Company shall remain free of any relationship with anti-social forces, entities that threaten the order and security of citizens and society, and shall handle any relevant matter in a resolute manner. In the event of any unfair demand being made to the Company by an anti-social force entity, the Company shall deal with the case in collaboration with police and other pertinent government offices with General Affairs serving as the supervisory business unit.

2.	Matters pertaining to the safekeeping and management of the information on the discharge of duties by directors
Pursuant to the Document Management Regulations and the Information Management Regulations, the Company shall hold in safekeeping any document on the discharge of duties by its directors (including electromagnetic records) and other significant information on it at a designated place of safekeeping for a specified period of time.

3.	Regulations on loss risk management and other relevant platform
(1)
Pursuant to the Risk Management Regulations that prove for the basics of the Company’s risk management platform, each business unit tasked with managing risks shall continue to monitor them, and Corporate Planning shall comprehensively manage the risks facing the entire Company as the risk management supervisory business unit.

(2)	Corporate Planning shall develop a platform to deliver information and manage risks in an appropriate manner, according to the anticipated type of risk.
(3)
The Internal Control Management Committee shall promote the management of internal control risks (internal administration risks and compliance risks) on a company-wide basis and have relevant information shared by the entire organization.

(4)
The Internal Audit Department shall audit the status of the regular risk management by the Company’s individual business units, and shall periodically report the inspection results to the Director in charge of the Internal Audit Department, Representative Directors, Audit and Supervisory Board Members, General Affairs and Corporate Planning.

4.	The platform for ensuring that directors continue to discharge their duties efficiently
(1)
Pursuant to the Organization Regulations and the Official Authority Regulations, the Company shall define the list of operations of its individual business units and their relevant authorities, thereby striving to ensure proper efficiency for the discharge of duties by directors.

(2)
The Company’s directors shall build an efficient business execution platform pursuant to the Medium-term Business Plan determined by the Board of Directors. The directors shall draft a business plan and profit plan for each fiscal year in consideration of the need for an appropriate allocation of the Company’s corporate resources, and shall determine them at Board of Directors meeting.

(3)
The Board of Directors shall periodically receive a target achievement status report from each of individual business units, revise the target as required and determine a redress measure for streamlining the Company’s operational execution platform.

5.	The platform for ensuring appropriateness for the operations of the corporate group comprising the Company and its subsidiaries
(1)
With the aim of building a proper internal control structure at the Company and its group companies, the Company’s General Affairs and Corporate Planning shall, as business units responsible for internal control at all the group companies, build a platform that allows the Company to consult with them concerning internal control, to share relevant information with them and to issue instruction and request to them in an efficient manner, respectively.

(2)
The Company’s Internal Audit Department shall conduct an internal audit of each of its group companies, and report the audit findings to its Director in charge of the Internal Audit Department, Representative Directors, Audit and Supervisory Board Members, General Affairs, Corporate Planning and the individual group companies’ Presidents. Moreover, Corporate Planning shall provide guidance on an internal control improvement measure as well as assistance and advice for the measure implementation.

6.	The platform for the employees requested by Audit and Supervisory Board Member to be in place as those to assist the discharge of the Board Member’s duties
At the request of the Audit and Supervisory Board, the Company shall assign employees as Audit and Supervisory Board Member staff in a number required for a smooth discharge of the audit duties. The staff member who is issued by Audit and Supervisory Board Member an order necessary for the audit duties shall not receive any instruction or order from Representative Directors and Head of Internal Audit Department with regard to the former order.

7.
The platform for directors and employees to provide report to Audit and Supervisory Board Member, the platform for other type of report to Audit and Supervisory Board Member and the platform for ensuring effective implementation of audit

(1)
The Company shall ensure that Audit and Supervisory Board Members attend a Board of Directors meeting and a significant Executive Committee meeting. Directors, the Internal Audit Department and General Affairs shall promptly report on any of the following matters to Audit and Supervisory Board Members.

(Directors)
Any matter that is feared to have a serious effect on the Company

(Internal Audit Department)
The status of internal audit
The status of reporting of improper conducts and their details

(Internal Control Management Committee)
Any significant matter relating to internal control or compliance

(2)
The Company shall develop a platform that allows Audit and Supervisory Board Members to be periodically provided with reports by accounting auditors, Directors and its individual business units and to exchange opinions with them from time to time.

Note: As for the monetary values and the numbers of shares that are presented in this business report, any number less than the units indicated was truncated, and any percentage less than the units indicated was rounded to the nearest whole number.

Consolidated Financial Statements
Consolidated Balance Sheets (as at December 31, 2014)
Assets		Liabilities and net assets
Account	Amount	Account	Amount
Current assets	242,629	Current liabilities	237,336
Cash and deposits	86,908	Short-term borrowings	151,597
Accounts receivable, trade	5,867	Current portion of bonds payable	33,760
Marketable securities	10	Accounts payable, trade	6,645
Real estate for sale	32,702	Accrued income taxes	1,628
Real estate for sale in progress	45,262	Provision for warranties for completed construction	9
Real estate for development	34,873	Provision for bonuses	517
Deferred income taxes	4,223	Provision for directors’ bonuses	35
Other current assets	32,986	Deposits received under Real Estate Specified Joint Enterprise Law	1,500
Allowance for doubtful accounts	△ 204	Other current liabilities	41,643
Long-term current assets	1,076,835	Long-term liabilities	776,320
Property and equipment	773,983	Bonds payable	107,471
Buildings	246,393	Long-term debt	451,926
Land	512,148	Deferred income taxes	28,320
Construction in progress	6,330	Deferred income taxes on land revaluation	31,734
Other property and equipment	9,111	Provision for directors’ retirement benefits	207
Intangible and other assets	112,582	Provision for environmental measures	291
Leasehold right	106,229	Guarantee deposits received	68,266
Other	6,353	Accrued severance indemnities	9,982
Investments	190,269	Deposits received under Real Estate Specified Joint Enterprise Law	66,986
Investment securities	121,418	Other long-term liabilities	11,133
Investments in silent partnerships	9,223	Total liabilities	1,013,657
Long-term loans	69	Net assets
Deferred income taxes	2,350	Shareholders’ equity	206,918
Guarantee deposits paid	21,081	Common stock	92,451
Assets for severance benefits	1,834	Additional paid-in capital	63,432
Other	34,344	Retained earnings	53,446
Allowance for doubtful accounts	△ 52	Treasury stock	△ 2,411
		Accumulated other comprehensive income	78,905
		Net unrealized gains or losses on available-for-sale securities	51,034
		Deferred gains or losses on hedges	△ 326
		Revaluation reserve for land	20,957
		Foreign currency translation adjustments	6,278
		Severance benefits cumulative adjustment	960
		Minority interests	19,984
		Total net assets	305,808
Total assets	1,319,465	Total liabilities and net assets	1,319,465
Note: Any amount less than 1 million yen was truncated for presentation

Consolidated Statements of Income (Year ended December 31, 2014)
Account	Amount
Revenue from operations		237,049
Cost of revenue from operations		180,696
Gross profit		56,353
Selling, general and administrative expenses		25,793
Operating income		30,559
Non-operating income
Interest income and dividends income	1,054
Gain on equity method investments	276
Other	607	1,937
Non-operating expenses
Interest expenses	11,990
Borrowing cost	1,984
Bond issuance cost	71
Dividends paid on real estate specified joint venture law	892
Other	240	15,179
Recurring income		17,317
Extraordinary income
Gain on sales of noncurrent assets	132,762
Gain on sales of investment securities	13
Gain on sales of investments	1,846
Gain on sales of investments in silent partnerships	579
Gain on recognition of negative goodwill	7,092
Compensation income	143	142,438
Extraordinary loss
Loss on retirement of noncurrent assets	136
Loss on redemption of investment securities	300
Write-downs of investment securities	4,217
Impairment loss	6,878
Loss on equity interest fluctuation	754
Advance borrowing repayment expenses	5,139	17,427
Income before income taxes and minority interests		142,328
Income taxes, inhabitants’ taxes and enterprise tax	6,231
Income tax adjustment	2,733	8,965
Income before minority interests adjustment		133,363
Minority interest income		50,419
Net income		82,944
Note: Any amount less than 1 million yen was truncated for presentation

Consolidated Financial Statements
Consolidated Statements of Changes in Net Assets (In millions of yen)
(Year ended December 31, 2014)
	Shareholders’ equity
	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of the year	92,451	63,432	18,590	△ 2,375	172,098
Change in the year
Dividend of surplus			△ 3,423		△ 3,423
Net income			82,944		82,944
Reversal of difference of revaluation reserve for land			△ 8,159		△ 8,159
Purchase of treasury stock				△ 36	△ 36
Disposal of treasury stock		0		0	0
Change in scope of consolidated accounting			△ 36,504		△ 36,504
Net change in the year in items other than shareholders’ equity					－
Total change in the year	－	0	34,856	△ 36	34,820
Balance at end of the year	92,451	63,432	53,446	△ 2,411	206,918

	Other cumulative comprehensive income
	Net unrealized gains or losses on available-for-sale securities	Deferred gains or losses on hedges	Difference of revaluation reserve for land	Foreign currency translation adjustment	Severance benefits cumulative adjustment	Total cumulative other comprehensive income	Minority interests	Total net assets
Balance at beginning of the year	56,589	△ 308	16,161	5,919	－	78,362	11,815	262,276
Change in the year
Dividend of surplus						－		△ 3,423
Net income						－		82,944
Reversal of difference of revaluation reserve for land						－		△ 8,159
Purchase of treasury stock						－		△ 36
Disposal of treasury stock						－		0
Change in scope of consolidated accounting		△ 458				△ 458	37,307	344
Net change in the year in items other than shareholders’ equity	△ 5,555	441	4,795	359	960	1,001	△ 29,139	△ 28,137
Total change in the year	△ 5,555	△ 17	4,795	359	960	542	8,168	43,531
Balance at end of the year	51,034	△ 326	20,957	6,278	960	78,905	19,984	305,808
Note: Any amount less than 1 million yen was truncated for presentation

Notes to the consolidated financial statements

[Notes to significant matters forming a basis for preparing consolidated financial statements]
1.	Matters concerning the scope of consolidation
(1)	Number of consolidated subsidiaries and names of major consolidated subsidiaries
Number of consolidated subsidiaries: 48
Names of major consolidated subsidiaries: Tokyo Tatemono Real Estate Sales Co., Ltd., Tokyo Fudosan Kanri Co., Ltd.,
Tokyo Tatemono Amenity Support Co., Ltd., Tokyo Tatemono Resort Co., Ltd., and Nihon Parking Corporation
The scope of consolidation has been revised by adopting the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No.22 issued on March 25, 2011), etc. from the current fiscal year (or fiscal year ended December 31, 2014), and seven special purpose companies and six silent partnerships have been included in the scope of consolidation. The major entities are as follows: Nakano Ekimae Kaihatsu Special Purpose Company, Kyobashi Kaihatsu Special Purpose Company, Shinjuku Center Special Purpose Company, Naeki Ni-chome Special Purpose Company, and Tokyo Prime Stage Limited.
Tokyo Tatemono Asia Pte. Ltd and Tokyo Tatemono Senior Life Support Co., Ltd. had been established and are included in the scope of consolidation.
Kokochi-yu Co., Ltd. and SEI-AI-EN Co., Ltd. became subsidiaries through the acquisition of shares, and are included in the scope of consolidation.
Nihonbashi Itsu-chome Kaihatsu Special Purpose Company and Nakano Ekimae Kaihatsu Special Purpose Company were liquidated and have been excluded from the scope of consolidation.
(2)	Names of major non-consolidated subsidiaries, etc.
Names of major non-consolidated subsidiaries: METS1 Special Purpose Company
Reason for exclusion of the scope of consolidation: Because the above non-consolidated subsidiary is a small-sized entity in terms of total assets, net sales, net income and losses, retained earnings (proportional amount of equity) and others, and does not make significant impacts on consolidated financial statements.

2.	Application of the equity method
(1)	Number of non-consolidated subsidiaries and affiliated companies which are accounted for by the equity method, major companies of them, etc.
Non-consolidated subsidiaries which are accounted for by the equity method: None
Affiliated companies which are accounted for by the equity method: eight companies
Names of major affiliated companies:
Tokyo Realty Investment Management, Inc.
From the current fiscal year, the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No.22 issued on March 25, 2011) has been applied, and Osaka-eki Kita-chiku Kaihatsu Special Purpose Company, Knowledge Capital Special Purpose Company, and Kasumigaseki Special Purpose Company have been included in the scope of the application of the equity method.
Shanghai Sho Daibo Jisan Hattsuten Co., Ltd., Osaka Eki Kita-chiku Kaihatsu Special Purpose Company, and Knowledge Capital Special Purpose Company have been excluded from the scope of the application of the equity method, because of the sale of investments.

(2)	Names of non-consolidated subsidiaries and affiliated companies which are not accounted for by the equity method, etc.
Names of major companies:
Non-consolidated companies: METS1 Special Purpose Company
Affiliated companies: Nissei Building Management Co., Ltd.
Reason for the exclusion of the application of the equity method:
In the aforementioned non-consolidated subsidiaries and affiliated companies not accounted for by the equity method, either combined amount of net income which is proportional to equity, or combined amount of retained earnings which is proportional to equity, does not make material impacts on consolidated financial statements. Accordingly, they are excluded from the application of the equity method.

3.	Consolidated subsidiaries’ fiscal year, etc.
Consolidated subsidiaries whose fiscal year-ends are different from the fiscal-year end of consolidated financial statements are as follows:
Fiscal year-end of March 26: two special purpose companies (*1)
Fiscal year-end of September 30: three special purpose companies (*2)
Fiscal year-end of October 29: one silent partnership (*3)
Fiscal year-end of October 31: two silent partnerships (*2)
Fiscal year-end of November 30: two special companies and two silent partnerships (*2)
*1: The financial statements were prepared on a basis of the provisional settlement of accounts as of November 30, in the same manner as consolidated financial statements.
*2: The subsidiary’s financial statements as of September 30 were used for consolidated financial statements.
*3: The financial statements were prepared on a basis of the provisional settlement of accounts as of the date of the consolidated financial statements, in the same manner as consolidated financial statements.
However, note that necessary adjustments were made for material transactions which occurred between subsidiaries’ fiscal year-ends and the fiscal year-end of consolidated financial statements.
Fiscal year-ends of other subsidiaries are same as that of consolidated financial statements.

4.	Accounting policies
(1)	Valuation policies and methods of significant assets
(i)	Securities
Held-to-maturity debt securities: Stated at the amortized cost method (or straight-line method)
Other securities:
Securities with fair market value: Stated at fair market value based on the fiscal year-end of consolidated financial statements
(Valuation difference is reported in a component of net assets, with cost of securities sold being calculated by the moving-average method.)
Securities without fair market value: Stated at the cost determined by the average moving method
(ii)	Derivatives: Fair market value
(iii)	Inventories
Real estate for sale: Stated at cost by using the specific-identification cost method (or method in which book value is reduced based on a decline in earnings)
Real estate for sale in process: Same as the above
Real estate for development: Same as the above
(2)	Depreciation method for significant depreciable assets
(i)	Tangible fixed assets (excluding leased assets)
Buildings and structures: Straight-line method
Other tangible fixed assets:
Machinery and equipment: Straight-line method
Vehicles: Declining balance method: Declining balance method
Tools, furniture and fixtures: Same as the above
Note that some of domestic consolidated subsidiaries use a straight-line method only to buildings (excluding attached equipment) which were acquired on and after April 1, 1998, and a declining balance method is used other buildings. Consolidated subsidiaries overseas use a straight-line method.
(ii)	Intangible fixed assets (excluding leased assets): Straight-line method
Software systems for the internal use are depreciated by a straight-line method over the useful life period (or 5 years).
(iii)	Leased assets
A leased asset in a finance lease transaction that transfers ownership: Stated by using the same depreciation method as that for other owned fixed assets.
A leased asset in a finance lease transaction that does not transfer ownership: Stated by using a straight-line method with the lease period as the useful life assuming no residual value.
A finance lease transaction that does not transfer ownership and whose transaction started on and before December 31, 2008 is treated in the similar manner as an ordinary rental transaction.

(3)	Accounting standards for significant allowances and reserves
Allowances for doubtful receivables
In preparation for possible losses arising from defaults on accounts receivables, appropriate estimated recoverable amount is reserved by using the actual rate of bad loans for general accounts receivable, and by individually reviewing the collectability for specific doubtful accounts receivable. For bankruptcy claims, reorganization claims, and other relevant claims, if allowances are established for the full amount of claims, such allowances would be directly charged to claimed assets. The balance of such claims is 2,698 million yen at the end of the current fiscal year.

Allowance for warranty on completed construction: In preparation for payment on compensation costs associated with completed construction, some of consolidated subsidiaries make reserves calculated based on the actual amount in the historical records.

Provision for bonuses:
In preparation for bonus payments to employees, provision for bonuses is set aside for the amount that is to be accrued for the current fiscal year based on estimates of future payments.

Provision for directors’ bonuses:
In preparation for bonus payments to directors, some of consolidated subsidiaries accrue provision based on estimates of future payments.

Provision for directors’ retirement benefits:
In preparation for payments of retirement benefits to directors, some of consolidated subsidiaries accrue provision for the amount to be accrued for the current fiscal year in accordance with the internal rules.

Allowance for environmental measures:
In preparation for payment of disposal costs such as polychlorinated biphenyl (PCB) and other materials, amount reasonably estimated is set aside as reserves.

(4)	Other significant matters forming a basis for preparing consolidated financial statements
(i)	Significant accounting method for deferred assets
Bond issuance costs: Accounted for by booking full amount as expenses at the time of payments
(ii)	Significant hedge accounting method
i.
Hedge accounting method: Interest rate swap transactions which fulfill certain requirements to be qualified for special treatment are accounted for by special hedge accounting, and other interest rate swap transactions not qualifying special treatment are accounted by deferral hedge accounting.

ii.	Hedging instruments: Interest rate swap transactions Hedged items: Loans payable and bonds
iii.
Hedge accounting policy: Interest rate swap transactions are conducted for the purpose of avoiding the risk of undermining profitability by negative impacts attributable to fluctuations of interest rates, and not trading with speculative purposes.

iv.
Judgment of hedge effectiveness: The hedge effectiveness is evaluated based on a comparison between total fluctuations of cash flow in hedging instruments and those in hedged items, for the period from a hedge start date to a date of the judgment of hedge effectiveness. Note that hedge transactions that are accounted for by special hedge accounting is omitted from the judgment of hedge effectiveness.

(iii)	Accounting method for retirement benefits
i.
Accounting method to allocate estimated retirement benefits over the period attributable: In calculating retirement benefit liability, the estimated amount of all retirement benefits to be paid in future is allocated equally to each service year.

ii.	Accounting method for actuarial differences and past service liabilities
Past service liabilities are amortized by using a straight-line method over a certain period (or 10 years) within the average remaining service period of employees at the time of the occurrence of such cost.
Actuarial gains and losses are amortized by using a straight-line method over a certain period (or 10 years) within the average remaining service period of employees and the amount is recorded in the following fiscal year when the occurrence takes place.
(iv)	Accounting method for consumption taxes
Consumption taxes are accounted for by using a tax-exclusive method. However, some of consolidated subsidiaries which are tax-exempt entities use a tax-inclusive method.
(v)	Accounting method and period for goodwill amortization
Goodwill is amortized by using a straight-line method over the practically estimated period estimated.

[Notes to changes in accounting policies]
(Adoption of accounting standards, etc. concerning consolidated financial statements)
The scope of consolidation has been revised from the current fiscal year by adopting following accounting standards and guidance: the Accounting Standard for Consolidated Financial Statements (ASBJ Statement No.22 issued on March 25, 2011); the Guidance on Disclosure about Certain Special Purpose Entities (ASBJ Guidance No. 15 issued on March 25, 2011); the Guidance on Decision of Scope of Subsidiaries and Affiliated Companies in Consolidated Financial Statements (ASBJ Guidance No. 22 issued on March 25, 2011); and the Practical Solution on Application of the Control Criteria and Influence Criteria of Investment Associations (ASBJ Practical Treatment No.20 issued on March 25, 2011)
By the adoption, seven special purpose companies and six silent partnerships (hereinafter, referred to as “SPCs in the scope of consolidation”) have been included as consolidated subsidiaries from the current fiscal year. Major entities of those special purpose companies and silent partnerships are as follows: Nakano Ekimae Kaihatsu Special Purpose Company; Kyobashi Kaihatsu Special Purpose Company; Shinjuku Center Building Special Purpose Company; Naeki Ni-chome Kaihatsu Special Purpose Company; Tokyo Prime Stage Limited.
The application of above accounting standards to the aforementioned SPCs included as new consolidated subsidiaries, was implemented in accordance with the transitional provisions prescribed in Paragraph 4-(3) of No. 44 of the Accounting Standard for Consolidated Financial Statements, and the new consolidated subsidiaries’ assets, liabilities and minority interests at the beginning of the current fiscal year were evaluated based on appropriate book value in line with the preparation of consolidated financial statements. As a result, retained earnings at the beginning of the current fiscal year declined by 36,504 million yen.

(Adoption of accounting standards, etc. for retirement benefits)
The accounting treatment in booking liabilities for retirement benefits has been revised from the current fiscal year by adopting the guidelines of the Accounting Standard for Retirement Benefits (the Accounting Standards Board of Japan No.26 issued on May 17, 2012. Hereinafter, referred to as “Retirement Benefits Accounting Standard”) and the Guidance on Accounting Standard for Retirement Benefits (the Accounting Standards of Board of Japan No.25 on May 17, 2012. Hereinafter, referred to as “Retirement Benefits Guidance”), excluding the statements in Paragraph 35 of the Retirement Benefits Accounting Standard and the statements in Paragraph 67 of the Retirement Benefits Guidance. By the adoption, the accounting method has changed to a way in which difference between pension assets and retirement benefit obligation shall be recorded as either liabilities or assets on retirement benefits, and unrecognized actuarial gains and losses and unrecognized prior service costs shall be recorded as either liabilities or assets on retirement benefits.

The application of the aforementioned new accounting method was implemented in accordance with the transitional provisions prescribed in Paragraph 37 of the Accounting Standard for Retirement Benefits, and the amount of impacts by the application was posted to re-measurements of retirement benefits in accumulated comprehensive income.
As a result, liabilities on retirement benefits of 9,982 million yen and assets on retirement benefits of 1,834 million yen were booked in the current fiscal year-end, and the accumulated comprehensive income increased by 960 million yen in the current fiscal year.
Net assets per share increased by 2.24 yen.

[Notes to the consolidated balance sheet]
1.       Assets pledged as collaterals and secured liabilities]
(1)       Assets pledged as collaterals
Real estate for sale: ￥5,138 million
Buildings and structures:￥115,793 million (￥105,372 million)
Land: ￥182, 109 million (￥148,043 million)
Other (tangible fixed assets): ￥1,771 million (￥1,771 million)
Leasehold right: ￥90,734 million (￥90,734 million)
Other (intangible fixed assets): ￥22 million (￥22 million)
Lease and guarantee deposits: ￥4,291 million (￥4,291 million)
Figures in the above brackets represent assets pledged as collaterals for non-recourse liabilities.
(2)       Secured liabilities
Short-term loans payable: ￥77,933 million (￥77,933 million)
Current portion of bonds: ￥3,560 million (￥3,560 million)
Accounts payable-other: ￥700 million
Other (current liabilities):￥16 million
Bonds: ￥3,171 million(￥3,171 million)
Long-term loans: ￥232,759 million (￥227,573 million)
Lease and guarantee deposits received: ￥258 million
Other (fixed liabilities): ￥2,800 million
Figures in the above brackets represent non-recourse liabilities.

In addition to the above, the cash and deposit (term deposit) of one million yen and investment securities of 172 million yen are pledged as collateral mainly for guarantee to loans payable made to affiliated companies, and deposits for operation in accordance with the Building Lots and Buildings Transaction Business Act.

2.	Real estate and other assets associated with the Specified Real Estate Cooperative Business (silent partnership type)
Real estate for sale in process: ￥4,662 million
Buildings and structures: ￥19,980 million
Land: ￥84,043 million
Leasehold right: ￥3,180 million
Other (intangible fixed assets): ￥8 million
Lease and guarantee deposits: ￥720 million
Other (investment and other assets): ￥135 million
Total: ￥112,731 million
Contribution received for the above items is recorded as Contribution Received for Specified Real Estate Cooperative Business.
3.	Accumulated depreciation of tangible fixed assets: ￥126,036 million
4.	Debt guarantee
Guarantee for mortgage loans to those who purchased condominium apartments: ￥10,173 million
5.	Revaluation of land for business use
6.
The Company revalues business-use land in accordance with the Act on the Revaluation of Land (Act No.34 issued on March 31, 1998), and differences arisen from the revaluation have been posted to fixed liabilities and net assets.

Revaluation method:
Appraised in accordance with provisions prescribed in No.5 of Article 2 of the Order for the Enforcement of the Act on the Revaluation of Land (Act No.119 issued on March 31, 1998)
Appraised date: December 31, 2000
Real estate for sale worth 2,074 million yen and real estate for sale in process worth 473 million yen have been reclassified as tangible fixed assets from the current fiscal year, due to the change in holding purposes.

[Notes to the consolidated statements of income]
Impairment loss
The Group conducted the grouping of assets on an individual property level, and booked impairment losses of the following asset groups in the current fiscal year.
Major use	Kind of property	Location	Impairment Losses (million yen)
Rental apartments, etc.	Land, buildings, structures, and others	Minato-ku of Tokyo and others	4,049
Commercial facilities	Land, buildings, structures, and others	Fukuoka City of Fukuoka and others	2,829

The book value of properties for sale was reduced to recoverable amount and the decreased amount was posted to extraordinary losses as impairment losses. The breakdown of impairment losses is as follows.
Land:￥5,572 million
Buildings and structures:￥862 million
Intangible fixed assets:￥444 million
Total：￥6,878 million
The recoverable amount was measured by net realizable value and net realizable value was either estimated prices if sale or value based on real estate appraisals.

[Notes to the consolidated statement changes in equity]
1.	Class and number of outstanding shares:
Common stock: 433,059,168 shares

2.	Dividend
(1)	Dividend paid
Resolution	Class of shares	Aggregate amount of dividends (million yen)	Dividend per share (yen)	Record date	Effective date
Ordinary General Meeting of Shareholders on March 28, 2014	Common stock	2,163	5	December 31, 2013	March 31, 2014
Board of Directors Meeting on August 8, 2014	Common stock	1,297	3	June 30, 2014	September 2, 2014

(2)	Dividends whose record dates are in the current fiscal year and effective dates will arrive in the following fiscal year.
Resolution	Class of shares	Funds for dividend	Aggregate amount of dividends (million yen)	Dividend per share(yen)	Record date	Effective date
Ordinary General Meeting of Shareholders on March 26, 2015	Common stock	Retained earnings	1,297	3	December 31, 2014	March 27, 2015

[Note to financial instruments]
1.	Matters related to the status on financial instruments.
The Company’s group has the policy to limit fund management to short-term deposits and raises funds mainly through loans from banks and the issuance of corporate bonds. Marketable securities and investment securities are preferred capital contribution certificates of special purpose companies under the Asset Liquidation Act and shares in companies with which the Group has business relationships. The Group has figured out the fair values and the financial status of issuers periodically.
Of the debts and bonds, short-term borrowings are mainly used for funding working capital, and long-term debt and bonds payable are mainly used for capital expenditures. As debts with floating interest rates are subject to interest-rate risk, the Company utilizes derivatives (interest rate swaps) as hedging instruments for some long-term debt with floating interest rates to fix the cash flows of interest payments. In addition, the company has a policy to use derivatives only for the hedging purpose of interest-rate risk and not to use them for speculative transactions.

2.	Matters related to fair value of financial instruments.
The carrying value of financial instruments in the consolidated balance sheet, their fair value, and the differences between them as of December 31, 2014 are as follows. Financial instruments whose fair value is extremely difficult to estimate are not included; (Please see Note 2 below).

	Carrying value in consolidated balance sheet	Fair value	Difference
	(Millions of yen)	(Millions of yen)	(Millions of yen)
(1) Cash and deposits	86,908	86,908	－
(2) Marketable securities and investment securities
Other securities	105,579	105,579	－
Total assets	192,487	192,487	－
(1) Short-term borrowings	2,482	2,482	－
(2) Long-term debt (including due within one year)	601,042	604,169	3,127
(3) Bonds payable (including due within one year)	141,232	144,784	3,551
Total liabilities	744,756	751,436	6,679
Derivatives (*1)	(506)	(506)	－
(*1)        The value of assets and liabilities arising from derivative transactions is shown at net value, and with the amount in parenthesis representing net liability position.

(Note 1) Methods to determine the estimated fair value of financial instruments and other matters related to securities and derivative transactions
Assets
(1)	Cash and deposits
Since these items are settled in a short period of time, their carrying value approximates fair value.
(2)	Marketable securities and investment securities
The fair value of stocks is based on quoted market prices. The fair value of debt securities is mainly based on prices provided by the financial institutions making markets in these securities.
Liabilities
(1)	Short-term borrowings
Since these items are settled in a short period of time, their carrying value approximates fair value.
(2)	Long-term debt (including due within one year)
Since variable interest rates of certain long-term debt are determined based on current interest rates in a short period of time, their carrying value approximates fair value. The fair value of long-term debt with fixed interest rates is based on the present value of the total of principal and interest discounted by the interest rate to be applied if similar new debt were entered into.
(3)	Bonds payable (including due within one year)
The fair value of bonds payable is based on the quoted market price.

Derivatives
The fair value of derivatives is based on prices provided by the financial institution. The estimated fair value of interest rate swap contracts is included in the estimated fair value of long-term debt since amounts in such derivative contracts accounted for short-cut method are handled together with long-term debt as hedged items.

(Note2) Financial instruments for which it is extremely difficult to determine the fair value

Classification	Carrying value in consolidated balance sheet
(Millions of yen)
(1) Unlisted stocks (*1)	6,142
(2) Preferred securities (*1)	9,707
(3) Investments in silent partnerships (*2)	9,223
(4) Guarantee deposits received (*3)	68,266
(*1)	These items are not included in “Assets (2) Marketable securities andinvestment securities” since their market price is unavailable and theassessment of their fair value is deemed extremely difficult.
(*2)         The fair value of investments in silent partnerships is not disclosed since theirmarket price is unavailable and the assessment of their fair value is deemed extremely difficult.
(*3)        Since market price for lease and guarantee deposit payables is unavailable and calculation of the actual period of duration from lease initiation to termination is difficult, it is extremely difficult to estimate fair value reasonably and therefore the fair value of lease and guarantee deposit payables is not disclosed.

[Note to rental properties]
The Company and some of its subsidiaries own office buildings for lease, apartment houses for lease, commercial facilities for lease and other properties in Tokyo and other areas. Some office buildings for lease are regarded as real estate including space used as rental properties since they are used by the Company and some of its consolidated subsidiaries.

The carrying value in consolidated balance sheet and fair value at the end of consolidated fiscal year related to these rental properties and real estate including space used as rental properties are as follows:
	Carrying value in consolidated balance sheet	Fair value at the end of consolidated fiscal year
	Outstanding at the end of consolidated fiscal year (Millions of yen)	(Millions of yen)
Rental properties	721,673	959,925
Real estate including space used as rental properties	131,852	143,500
(Note 1) The carrying values in the consolidated balance sheet are the amounts determined by deducting accumulated depreciation from the acquisition costs.
(Note 2) As for the fair value at the end of consolidated fiscal year, the major properties are appraised based on the real estate appraisal methods adopted by external real estate appraisers, and the others are appraised by the Company in its own method based on the “Appraisal standards for valuing real estate” (including those which were adjusted by using indices, etc.).

[Note to per-share information]

Net asset worth per share	665.51 yen
Earnings per share	193.12 yen

[Note to significant subsequent events]
No relevant items.

Audit Report
Accounting Auditor’s Report on Audit of Consolidated Financial Statements

Independent Auditor’s Report on Financial Statement Audit
February 6, 2015
To the Board of Directors of Tokyo Tatemono Co., Ltd.
Ernst & Young ShinNihon LLC
Designated Partner
Engagement Partner
Certified Public Accountant
Makoto Mukai
Engagement Partner
Certified Public Accountant
Mikiya Arai
We have audited the accompanying consolidated financial statements, i.e. consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to consolidated financial statements, of Tokyo Tatemono Co., Ltd. for the consolidated fiscal year from January 1, 2014 to December 31, 2014, in accordance with Article 444, paragraph 4 of the Companies Act.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Audit Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tokyo Tatemono Co., Ltd. and its consolidated subsidiaries as at December 31, 2014, and their consolidated financial performance for the year then ended in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter
As mentioned in the changes in accounting policies, the Company has adopted the “Accounting Standard for Consolidated Financial Statement” (ASBJ Statement No.22 of March 25, 2011) effective from the current accounting year.
The said matter has no effect on our audit opinion.
Relationship of Interest
Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

Audit Report
Audit Report by the Board of Corporate Auditors

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 197th fiscal year from January 1, 2014 to December 31, 2014, based on the audit reports prepared by each Corporate Auditor, and hereby reports as follows:
1. Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof
The Board of Corporate Auditors established an auditing policy and auditing plans, including the assignment of the duties, etc., of each Corporate Auditor, received from each Corporate Auditor reports on the execution of audits and the results thereof and, in addition, received from the Directors, etc. and the Accounting Auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.
In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, and based on the auditing policy and the assignment of duties, etc., each Corporate Auditor has taken steps to facilitate communication with the Directors, Internal Audit Department as well as other employees, and has endeavored to gather information and create an improved environment for auditing.  Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports.  In addition, each Corporate Auditor inspected important authorized documents and associated information, and examined the business and financial position of the Company at the head office and each major business location of the Company.  Furthermore, each Corporate Auditor received reports and, when necessary, requested explanations from the Directors and other employees concerning the establishment of systems to ensure that the performance of duties by the Directors will be in compliance with laws and regulations of Japan and with the Company’s Articles of Incorporation and other systems as provided in Article 100, Paragraphs 1 and 3 of the Company Law Enforcement Regulations to ensure that the Company’s operation will be conducted appropriately and the status of such systems established by such resolutions (internal control system).
With respect to the subsidiaries of the Company, each Company Auditor has taken steps to facilitate communication with the directors and corporate auditors and other related persons of the subsidiaries and to share information among them and, when necessary, received reports from the subsidiaries regarding their businesses.  Based on the foregoing method, we examined the business report and the supplementary schedules for this fiscal year
In addition, the Corporate Auditors also audited and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner.  The Corporate Auditors received from the Accounting Auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports.  The Corporate Auditors also received notification from the Accounting Auditors that they have taken steps to improve the “System to Ensure Appropriate Execution of the Duties of the Accounting Auditors” (as enumerated in each item of Article 131 of the Company Calculation Regulations) in compliance with the “Quality Control Standards Relating to Auditing” (adopted by the Business Accounting Deliberation Council on October 28, 2005), etc.  When necessary, the Corporate Auditors requested explanations on such notification.  Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to financial statements) and supplementary schedules thereto and the consolidated financial statements for this fiscal year (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholder’s equity and notes to consolidated financial statements).

2. Results of Audit
(1) Audit Results on the Business Report, etc.
a. In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.
b. With respect to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.
c. In our opinion, the content of the resolutions made by the Board of Directors regarding the internal control systems is appropriate, and furthermore, we have not found anything to be pointed out on the performance of duties of the Directors concerning the internal control systems.
(2) Results of Audit of the Financial Statements and Supplementary Schedules
In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC and the Accounting Auditors of the Company are fair and reasonable.
(3) Results of Audit of the Consolidated Financial Statements
In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC and the Accounting Auditors of the Company are fair and reasonable.
February 29, 2015

Board of Corporate Auditors
Tokyo Tatemono Co., Ltd.
Standing Auditor (Outside Auditor)   Mitsuyoshi Toyama
Standing Auditor   Toshiyuki Hanazawa
Auditor (Outside Auditor)    Tatsuo Ogoshi
Auditor (Outside Auditor)    Masahiro Uehara

Financial Statements
Balance Sheet
(As of December 31, 2014) (Unit: Millions of yen)
Assets		Liabilities
Account	Amount	Account	Amount
Current Assets	186,316	Current Liabilities	132,975
Cash and deposits	47,976	Short-term borrowings	68,081
Trade accounts receivable	5,964	Current portion of bonds	30,000
Investments in affiliated silent partnerships	557	Trade accounts payable	4,529
Real estate for sale	9,768	Other accounts payable	5,952
Real estate for sale in process	45,299	Income taxes payable	512
Real estate for development	34,880	Advances received	10,974
Advance payments	820	Deposits received	11,110
Prepaid expenses	1,868	Provision for bonuses	131
Deferred tax assets	1,154	Deposits received under Real Estate Specified Joint Enterprise Law	1,500
Short-term loans	14,148	Others	183
Others	24,059	Non-Current Liabilities	501,144
Allowance for doubtful accounts	△ 182	Bonds	104,000
Non-Current Assets	733,717	Long-term borrowings	202,592
Property, plant and equipment	445,516	Deferred tax liabilities	20,851
Buildings	108,927	Deferred tax liabilities for land revaluation	31,734
Structures	1,869	Allowance for retirement benefits	6,191
Machinery and equipment	679	Provision for environmental measures	267
Cars and carriers	0	Lease and guarantee deposits received	62,410
Tools, furniture and fixtures	509	Deposits received under Real Estate Specified Joint Enterprise Law	68,910
Land	328,079	Others	4,186
Lease assets	16	Total Liabilities	634,119
Construction in progress	5,434	Net Assets
Intangible assets	14,812	Shareholders’ Equity	217,447
Leasehold	14,780	Capital stock	92,451
Other	32	Capital surplus	63,207
Investments and other assets	273,388	Legal capital surplus	63,207
Investment securities	95,051	Other capital surplus	0
Stock of and investment in subsidiaries and affiliates	34,407	Retained earnings	62,163
Securities of other subsidiaries and affiliates	86,828	Other retained earnings	62,163
Investments in silent partnerships	2,434	(Reserve for compression of replacement assets)	4,937
Investment in affiliated anonymous associations	43,545	(Retained earnings brought forward)	57,225
long-term loans	18,110	Treasury shares	△ 375
Security and guarantee deposits	13,097	Valuation and Translation Adjustments	68,467
Others	5,542	Valuation difference on available-for-sale securities	47,836
Allowance for doubtful accounts	△ 2,917	Deferred gains or losses on hedges	△ 326
Allowance for loss on investments	△ 22,712	Revaluation reserve for land	20,957
		Total Net Assets	285,914
Total Assets	920,033	Total Liabilities and Net Assets	920,033
(Note) Amounts under 1 million yen are rounded down.

Financial Statements
Statement of Operation
(From January 1, 2014 to December 31, 2014) (Unit: Millions of yen)
Account	Amount
Operating Revenue
Revenue from buildings, etc. business	128,150
Revenue from housing business	70,398
Revenue from other businesses	1,221	199,769
Operating Cost
Cost of buildings, etc. business	38,955
Cost of housing business	58,091
Cost of other businesses	660	97,707
Operating Gross Profit		102,061
Selling, General and Administrative Expenses		15,356
Operating Income		86,705
Non-Operating Income
Interest income and dividends income	2,087
Others	313	2,401
Non-Operating Expenses
Interest expenses	5,994
Commission on borrowings	855
Bond issuing cost	71
Dividends paid on Real Estate Specified Joint Enterprise Law	920
Provision for allowance for doubtful accounts	491
Others	11	8,345
Ordinary Income		80,760
Extraordinary Income
Gain on sale of fixed assets	44
Gain on sales of investment in subsidiaries and affiliates	1,639
Gain on liquidation of subsidiaries and affiliates	2,709
Gain on redemption of securities of subsidiaries and affiliates	120
Reversal of allowance for loss on investment	3,743	8,257
Extraordinary Losses
Loss on sale of fixed assets	1,039
Loss on disposal of fixed assets	75
Loss on redemption of investment in affiliated silent partnerships	7,776
Loss on valuation of securities of subsidiaries and affiliates	7,900
Impairment loss	2,535	19,327
Oncome before Income Taxes		69,690
Income taxes-current	4,133
Income taxes-deferred	2,158	6,291
Net Income		63,398
 (Note) Amounts under 1 million yen are rounded down.

Statement of Changes in Net Assets
 (From January 1, 2014 to December 31, 2014)
	Shareholders’ Equity
		Capital surplus			Retained earnings
					Other retained earnings
	Capital stock	Legal capital surplus	Other capital surplus	Total capital surplus	Reserve for compression of replacement assets	Retained earnings brought forward	Total retained earnings
Balance at beginning of period	92,451	63,207	0	63,207	4,937	5,446	10,384
Amount of changes during current period
Dividends of surplus						△ 3,460	△ 3,460
Net income						63,398	63,398
Reversal of revaluation reserve for land						△ 8,159	△ 8,159
Acquisition of treasury shares
Disposal of treasury shares			0	0
Amount of changes (net) in items other than shareholders’ equity during current period
Amount of changes during current period (Total)	－	－	0	0	－	51,778	51,778
Balance at end of period	92,451	63,207	0	63,207	4,937	57,225	62,163

	Shareholders’ Equity		Valuation and Translation Adjustments
	Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and Translation Adjustments	Total net assets
Balance at beginning of period	△ 338	165,704	52,646	△ 308	16,161	68,500	234,204
Amount of changes during current period
Dividends of surplus		△ 3,460				－	△ 3,460
Net income		63,398				－	63,398
Reversal of revaluation reserve for land		△ 8,159				－	△ 8,159
Acquisition of treasury shares	△ 36	△ 36				－	△ 36
Disposal of treasury shares	0	0				－	0
Amount of changes (net) in items other than shareholders’ equity during current period		－	△ 4,810	△ 17	4,795	△ 32	△ 32
Amount of changes during current period (Total)	△ 36	51,742	△ 4,810	△ 17	4,795	△ 32	51,709
Balance at end of period	△ 375	217,447	47,836	△ 326	20,957	68,467	285,914
(Note) Amounts under 1 million yen are rounded down.

Notes to Non-Consolidated Financial Statements

[Notes to significant accounting policies]

1.	Valuation basis and method for assets
(1)	Valuation basis and method for securities
Held-to-maturity debts
Valued at amortized cost (Straight-line method)
Investments in subsidiaries and affiliates
Valued at cost, cost being determined by the moving average method
Other securities
With market quotations
Valued at market price as at the balance sheet date (Total amount of valuation difference is recognized directly in net assets, and the cost of sales is determined by the moving average method.)
Without market quotations
Stated at cost, cost being determined by the moving average method
(2)	Valuation basis and method for derivatives
Valued at market price
(3)	Valuation basis and method for inventories
Real estate for sale
Valued at cost on an individual basis (The carrying value of inventories on the balance sheet date is presented at book value after write-down for decline in earnings.)
Real estate for sale in process
Ditto
Real estate for development
Ditto

2.	Depreciation method for fixed assets
Property, plant and equipment (excluding lease assets)
Buildings
Straight-line method
Structures
Ditto
Machinery and equipment
Ditto
Cars and carriers
Declining balance method
Tools, furniture and fixtures
Ditto
Intangible fixed assets (excluding lease assets)
Straight-line method
For software for internal use, straight-line method is adopted based on its useful life of (5 years).
Lease assets
Lease assets pertaining to finance lease transactions involving the transfer of ownership
Lease assets pertaining to finance lease transactions involving the transfer of ownership are calculated by the same depreciation method as applied to the Company’s fixed assets
Lease assets pertaining to finance lease transactions not involving the transfer of ownership
Straight-line method based on the assumption that [...] the useful life equals the lease term and the residual value equals zero is adopted.[...]
For lease transactions commencing on or before December 31, 2008 are accounted for in a manner similar to ordinary rental transactions.

3.	Basis for recognition of provision of reserves
Allowance for doubtful accounts
The allowance for doubtful accounts is provided based on a historical default rate for normal receivables, and based on individual assessment on the probability of collection for specific receivables including receivables with possibility of default.
If the allowance for doubtful accounts is recognized for the total amount of receivables in bankruptcy or rehabilitation, such allowance for doubtful accounts is deducted directly from the receivable. The amount of receivable falling under these criteria as at the balance sheet date amounted to 2,698 million yen.
Allowance for loss on investments
The allowance for loss on investments is provided at the amount considered sufficient to cover possible losses on investments in subsidiaries and others based on their respective financial condition, recoverability, etc.
Provision for bonuses
As a means of providing for bonuses to employees, an amount that has accrued during the current fiscal year from among the estimated amount of payment is provided.
Allowance for retirement benefits
The allowance for retirement benefits as at the balance sheet date is determined based on the actuarial valuation of projected benefit obligations and the fair value of the plan assets.
Any actuarial gains and losses are amortized on [...]a straight-line basis over a fixed number of years (10 years) within the average remaining years of service of employees, and the amount is recorded in the fiscal year subsequent to its occurrence.
Provision for environmental measures
A reasonably estimated amount is provided in order to prepare for the expenditure for the treatment of waste including PCB (polychlorinated biphenyl), etc.

4.	Other important matters which are the bases for the preparation of financial statements
(1)	Method of treatment of deferred assets
Bond issuing cost
The total amount is expensed at the time of payment thereof.
(2)	Method of hedge accounting
①	Method of hedge accounting
Special treatment is adopted for interest rate swaps which meet the requirements for special treatment, and deferral hedge accounting is applied for other instruments.
②	Hedging instruments and hedged items[...]
Hedging instruments
Interest rate swaps
Hedged items
Borrowings and bonds
③	Hedging policy
The Company enters into interest rate swap contracts to hedge its revenue against the interest rate fluctuation, and does not enter into any derivative transactions for speculative purposes.
④	Method of evaluation of effectiveness of hedges
The effectiveness of hedging is evaluated based upon[...] the correlation between the change in aggregated amount of cash flow of hedging instrument and the change in aggregated amount of cash flow of hedging item during the period from inception of hedge to judgment on its effectiveness. However, the judgment on hedging effectiveness is omitted for interest rate swaps to which the special treatment is applicable.
(3)	Accounting for consumption taxes
Consumption taxes payable or receivable are excluded from each account in the non-consolidated financial statements.

[Notes to non-consolidated balance sheet]
1.	Assets pledged as collateral and secured debts
(1)	Assets pledged as collateral
Buildings
6,722 million yen
Land
29,687 million yen
(2)	Secured debts
Other accounts payable
700 million yen
Others (current liabilities)
16 million yen
Lease and guarantee deposits received
258 million yen
Others (non-current liabilities)
2,800 million yen
In addition to the above, investment securities, etc. in an amount of 162 million yen are pledged as collateral for debt guarantee of borrowings at subsidiaries and affiliates.

2.	Real estate, etc., subject to real estate specified joint enterprise (in the form of silent partnerships)
Real estate for sale in process
4,700 million yen
Buildings, etc.
20,038 million yen
Land
84,043 million yen
Leasehold
3,180 million yen
Others (intangible fixed assets)
8 million yen
Lease and guarantee deposits
720 million yen
Others (investments and other assets)
135 million yen
Total
112,828 million yen
Deposits received for the above are recorded in “Deposits received under Real Estate Specified Joint Enterprise Law”

3.	Accumulated amount of depreciation of property, plant and equipment
70,099 million yen

4.	Debt guarantees
Debt guarantees for housing loans of employees purchasing a condominium
62 million yen
Debt guarantees for borrowing funds for equipment at subsidiaries and affiliates
7,281 million yen

5.	Receivables from and payables to subsidiaries and affiliates (excluding those presented as a separate component)
Short-term receivables
18,997 million yen
Long-term receivables
764 million yen
Short-term payables
5,482 million yen
Long-term payables
679 million yen

6.	Revaluation of Land Used for Business
In accordance with the Land Revaluation Law (Law No. 34 promulgated on March 31, 1998), the Company conducted the revaluation of its land held for business use, and recognized the amount of difference based on the revaluation in the components of non-current liabilities and net assets.
・Method of revaluation
The amount was calculated based on the real estate appraisal prescribed in Article 2, item 5 of the Enforcement Ordinance of the Land Revaluation Law (Enforcement Ordinance No. 119 promulgated on March 31, 1998).
・Date of revaluation
December 31, 2000

7.
In the current fiscal year, due to a change in purpose of holding, real estate for sale of 2,074 million yen and real estate for sale in process of 473 million yen were transferred to property, plant and equipment.

Also in the current fiscal year, due to a change in purpose of holding, investments in affiliated silent partnerships (current asset) of 5,000 million yen were transferred to affiliated silent partnerships (investments and other assets).

[Notes to Non-Consolidated Statement of Income]
1.	Transactions with subsidiaries and affiliates
Amount of transactions relating to operating revenue
78,185 million yen
Amount of transactions relating to operating expenses
11,656 million yen
Amount of transactions other than operating transactions
184,042 million yen

2.	Impairment loss
The Company grouped its assets mainly on an individual asset level and recognized impairment loss for the following groups of assets for the current fiscal year:
Major use	Asset category	Location	Impairment loss (Millions of yen)
Rental condominiums	Meguro-ku, Tokyo and others	Land, buildings, others	1,329
Land, buildings	Commercial facilities	Fukuoka-shi, Fukuoka	1,205

The carrying values of the groups of assets scheduled for sale (rental condominiums) and groups of assets scheduled to be closed (commercial facilities) were reduced to their net recoverable amounts for the current fiscal year, and the amount of the said decrease was recognized as impairment loss in the extraordinary losses.
The breakdown of the impairment loss is as follows:
Land
1,805 million yen
Land and others
729 million yen
Total
2,535 million yen
The recoverable amounts of the groups of assets scheduled for sale were measured at their net selling value, and the net selling value was measured at their scheduled selling value. The recoverable amounts of the asset groups scheduled to be closed were measured at the net selling value, and the net selling value was mainly measured based on the evaluation by real estate appraisers subject to the demolition of the buildings.
[Notes to statement of changes in net assets]
Type and number of treasury shares as at the balance sheet date
Ordinary shares
486,238 shares

[Notes to tax effect accounting]
Breakdown of deferred tax assets and deferred tax liabilities by major cause of occurrence
Allowance for loss on investments
8,085 million yen
Loss on valuation of investment securities
3,328 million yen
Impairment loss
3,065 million yen
Allowance for retirement benefits
2,204 million yen
Allowance for doubtful accounts in excess of tax limit
1,583 million yen
Loss on valuation of stocks, etc. of subsidiaries and affiliates
1,523 million yen
Loss on valuation of real estate for sale
785 million yen
Unrealized dividends on investments in silent partnerships
1,239 million yen
Sub-total of deferred tax assets
21,977 million yen
Valuation allowance
(12,815 million yen)
Total deferred tax assets
9,161 million yen
Deferred tax liabilities
Valuation difference of available-for-sale securities
26,125 million yen
Reserve for compression of replacement assets
2,733 million yen
Total deferred tax liabilities
28,858 million yen
Net deferred tax liabilities
19,696 million yen

[Notes to fixed assets used under lease]
In addition to fixed assets recognized in the balance sheet, the Company is using a part of office equipment, etc. under finance lease transactions not involving the transfer of ownership.

[Notes to transactions with related parties]
Subsidiaries, affiliates, etc.
Category	Name of subsidiary, etc	% of voting rights held (held by others)	Relationship with related party	Nature of transaction	Amount of transaction (Millions of yen)	Account	Balance at end of period (Millions of yen)
Subsidiary	Nakano-Ekimae Development Specified Purpose Company	－	Preferred equity investment	Acquisition of land and buildings, etc. (Note 1)	72,288	－	－
				Redemption of preferred equity investment	29,283	－	－
Subsidiary	Nihonbashi 1-Chome Development Specified Purpose Company	－	Preferred equity investment	Acquisition of land (Note 1)	17,500	－	－
				Redemption of preferred equity investment	18,522	－	－
Subsidiary	Silent partnership designating Tokyo Prime Stage (Limited Company) as the operator	－	Equity investment in silent partnership	Profit distributed from silent partnership	66,409	Trade accounts receivable	3,132
Subsidiary	J-Golf, Inc.	Direct ownership of 100%	Lending of funds	Lending of funds (Note 2)	△ 244	Short-term loans	7,149
					(Note 3)	Long-term loans to subsidiaries and affiliates	8,480
Affiliate	Osakaeki Kita Area Development Specified Purpose Company	－	Preferred equity investment	Acquisition of land and buildings, etc. (Note 1)	37,000	－	－
	Knowledge Capital Specified Purpose Company

Terms and conditions of transaction and policy for determination thereof
(Note 1) The acquisition price is determined by reference to the amount of appraisal by licensed real estate appraisers.
(Note 2) Interest is determined reasonably in consideration of market interest rates.
(Note 3) The amount of transaction represents the amount of increase (decrease) from the balance at end of previous period.

[Notes to information per share]
Net assets per share
660.96 yen
Net income per share
146.56 yen

[Notes on significant subsequent events]
There are no applicable events.

Accounting Auditor’s Report on Audit of Non-Consolidated Financial Statements

Independent Auditor’s Report on Financial Statement Audit

February 6, 2015
To the Board of Directors of Tokyo Tatemono Co., Ltd.
Ernst & Young ShinNihon LLC
Designated Partner
Engagement Partner
Certified Public Accountant
Makoto Mukai
Engagement Partner
Certified Public Accountant
Mikiya Arai
We have audited the accompanying non-consolidated financial statements, i.e. non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to non-consolidated financial statements, of Tokyo Tatemono Co., Ltd. for the fiscal year from January 1, 2014 to December 31, 2014, in accordance with Article 436, paragraph 2, item 1 of the Companies Act.
Management’s Responsibility for the Non-Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these non-consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain evidence about the amounts and disclosures in the non- financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Audit Opinion
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tokyo Tatemono Co., Ltd. as at December 31, 2014, and its non-consolidated financial performance for the year then ended in conformity with accounting principles generally accepted in Japan.
Relationship of Interest
Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law of Japan.

Significant Subsequent Events for the Company and Group of Entities Occurring After the Receipt of Audit Report by the Board of Corporate Auditors

(Significant subsequent events)
The Company and its listed subsidiary Tokyo Tatemono Real Estate Sales Co., Ltd. (hereinafter referred to as “Tokyo Tatemono Real Estate Sales”) resolved in their respective Board of Directors meeting held on February 12, 2015 to exchange their shares (hereinafter referred to as “the Share Exchange”) with the Company being the sole parent company and Tokyo Tatemomo Real Estate Sales being the wholly-owned subsidiary, and entered into a share exchange agreement (hereinafter referred to as “the Share Exchange Agreement”) on the same date.

1.	Outline of companies involved in the Share Exchange (As at December 31, 2014)
	Sole parent company via share exchange	Wholly-owned subsidiary via share exchange
(1) Name	Tokyo Tatemono Co., Ltd.	Tokyo Tatemono Real Estate Sales Co., Ltd.
(2) Location of HO	9-9, Yaesu 1-chome, Chuo-ku, Tokyo	25-1, Nishishinjuku 1-chome, Shinjuku-ku, Tokyo
(3) Name/title of representative	Hajime Sakuma, Representative Director, President and CEO	Makio Tanehashi, Representative Director, President & CEO
(4) Nature of business	Real estate business	Real estate distribution business
(5) Capital stock	92,451 million yen	3,108 million yen

2.	Purpose of forming a wholly-owned subsidiary via the Share Exchange
The purpose of making Tokyo Tatemono Real Estate Sales a wholly-owned subsidiary is that the Company has judged that making Tokyo Tatemono Real Estate Sales a wholly-owned subsidiary and ensuring the flexibility of organizational operation will further contribute to the enhancement of the corporate value of both companies in future, by enabling the optimization of value chain and further utilization of operational synergy effects through the consolidation of scattered operational functions within the Group. More specifically, our group organization will be restructured in future, including the integration of production and sales functions for housing business (integrating the housing sales function of Tokyo Tatemono Real Estate Sales in the Company) and integration of CRE contact window within the whole Group (transferring the Company’s CRE strategy support function into Tokyo Tatemono Real Estate Sales).

3.	Outline of the Share Exchange
(1)	Time table of the Share Exchange
March 25, 2015 (Scheduled): General meeting of shareholders for the approval of share exchange (Tokyo Tatemono Real Estate Sales)
July 1, 2015 (Scheduled): Effective date of share exchange
(2)	Manner of forming a wholly-owned subsidiary via the Share Exchange
The Company becomes the sole parent company via share exchange and Tokyo Tatemono Real Estate Sales becomes the wholly-owned subsidiary via share exchange. The Share Exchange will be made by adopting a simplified share exchange procedures by which the Company is not required to obtain the approval at the general meeting of shareholders pursuant to the provisions of Article 796, paragraph 3 of the Companies Act. Tokyo Tatemono Real Estate Sales will implement the Share Exchange after obtaining the approval of the Share Exchange Agreement at its general meeting of shareholders schedule to be held on March 25, 2015.

(3)	Details of dividends relating to the Share Exchange
(Hereinafter, the share exchange ratio and number of shares represent figures in the case where Proposal 2 and Proposal 3 are approved as proposed.)

	The Company (sole parent company via share exchange	Tokyo Tatemono Real Estate Sales (wholly-owned subsidiary via share exchange)
Share exchange ratio	1	0.305
(Note 1) The number of shares of the Company to be delivered will be approximately 3,034 thousand shares. (Total number of shares issued of the Company after the issuance of new shares will be 216,989 thousand shares.)
(Note 2) The Company will allot and deliver 0.305 ordinary share, treasury shares held (approximately 2,574 thousand shares scheduled) and new shares (approximately 460 thousand shares scheduled) of the Company against 1 ordinary share of Tokyo Tatemono Real Estate Sales. The number of shares to be delivered under the Share Exchange may possibly be changed in future depending on the reasons of amortization of treasury shares by Tokyo Tatemono Real Estate Sales.
(Note 3) As at February 24, 2015 the Company acquired 2,341 thousand treasury shares held by its subsidiaries which were Tokyo Real Estate Management Co., Ltd. and Tokyo Building Service Co., Ltd.
(Note 4) The above share exchange ratio, etc. may be changed by consultation between the Company and Tokyo Tatemono Real Estate Sales if any significant changes in the terms and conditions which are the bases for the calculation thereof.

Disposal of important assets, assumption of significant debts and other events having a significant effect on the condition of the Company’s assets which have occurred since the end of the latest fiscal period of Tokyo Tatemono

No.1. Change in the number of shares per one unit of shares and consolidation of shares
Tokyo Tatemono adopted a resolution at its Board of Directors meeting held on February 12, 2015 on the submission of a proposal on the change in the number of shares per one unit of shares and consolidation of shares to its 197th Annual Meeting of Shareholders to be held on March 26, 2015 as follows:

Description
1.	Change in the number of shares per one unit of shares
(1)	Reason for change
The securities markets in Japan announced the “Action Plan for Consolidating Trading Units”, and aim at consolidating the trading unit of ordinary shares of domestic companies listed on all domestic stock exchanges of Japan into 100 shares.[...] Therefore, as [...] a company listed on the Tokyo Stock Exchange, the Company in due respect of the purpose thereof has decided to change the number of shares of one unit of shares to 100 shares in order to change the trading unit of shares of Tokyo Tatemono to 100 shares (hereinafter referred to as “the Change in Number of Shares per One Unit of Shares”).
(2)	Content of change
The number of shares per one unit of shares of ordinary shares of Tokyo Tatemono will be changed from 1,000 shares to 100 shares effective from July 1, 2015.
(3)	Condition of change
The change will be made on condition that the proposal for partial amendment of the Articles of Incorporation relating to the change in the Change in Number of Shares per One Unit of Shares and total number of authorized shares as well as the proposal on the consolidation of shares are approves as proposed at the 197th Annual Meeting of Shareholders of Tokyo Tatemono which is scheduled to be held on March 26, 2015.

2.	Consolidation of shares
(1)	Purpose of consolidation
As mentioned above in “1. Change in the number of shares per one unit of shares”, Tokyo Tatemono has decided to change the number of shares per one unit of ordinary shares of Tokyo Tatemono to 100 shares, and to consolidate its shares (consolidation of 2 shares into one share) for the purpose of adjusting the unit of investment at an appropriate level by taking account medium-to long-term fluctuations, etc. of share prices (hereinafter referred to as “the Share Consolidation”). The level of investment unit of the shares of Tokyo Tatemono will become one fifth of the previous level by the Change in Number of Shares per One Unit of Shares and “the Share Consolidation.
(2)	Content of consolidation
Type of share to be consolidated
Ordinary shares
Method/ratio of consolidation
As of July 1, 2015, the Company will implement the share consolidation of its shares on a one for two basis based on the number of shares owned by shareholders who will be registered in the final shareholders’ registry on the last day of June, 2015.

Number of decreased shares
Total number of issued shares before consolidation (as of the end of December, 2014)	433,059,168 share
Number of decreased shares by consolidation	216,529,584 share
Total number of issued shares after consolidation	216,529,584 share
(Note) “Number of decreased shares by consolidation” and “Total number of issued shares after consolidation” represent the theoretical figures calculated based on the total number of issued before consolidation and share consolidation ratio.
(3)	Number of shareholders decreased by consolidation
The shareholder composition of Tokyo Tatemono based on the shareholders’ registry as of the end of December, 2014 is as follows:
	Number of shareholders (ratio)		Number of shares held (ratio)
Total number of shareholders	14,088	(100.00%)	433,059,168	(100.00%)
Less than 2 shares	445	(3.16%)	445	(0.00%)
2 or more shares	13,643	(96.84%)	433,058,723	(100.00%)
If the share composition is implemented on the premise of the above-mentioned shareholder composition, 445 shareholders who hold only one share (number of shares held of 445 shares) will lose their status as shareholder. A shareholder holding shares of less than one unit of shares may, pursuant to the provisions of Article 194, paragraph 1 of the Companies Act and Article of Incorporation, demand that the Company sell to the shareholder a number of shares that, together with shares constituting less than one unit held by the shareholder will constitute one unit. The shareholder may, pursuant to the provisions of Article 192, paragraph 1 of the same Act, also demand that the Company purchase the shares constituting less than one unit held by the shareholder.
(4)	Treatment of fractions of a share
If the share consolidation results in fractions of a share, such fractional shares will be aggregated and sold or purchased by Tokyo Tatemono as treasury shares, pursuant to the provisions of the Companies Act, and a prorated amount of the proceeds will be distributed to the shareholders in lieu of their fractional share interests.
(5)	Condition of consolidation
The share consolidation will be implemented on condition that the proposal for partial amendment of the Articles of Incorporation relating to the change in the Change in Number of Shares per One Unit of Shares and total number of authorized shares as well as the proposal on the Share Consolidation are approves as proposed at the 197th Annual Meeting of Shareholders of Tokyo Tatemono which is scheduled to be held on March 26, 2015.

3.	Change in the number of authorized shares
(1)	Reason for change
In consideration of the decrease in the total number of issued shares by the share consolidation mentioned in above “2. Consolidation of shares”, Tokyo Tatemono has decided to change the total number of authorized shares according to the ratio of share consolidation, in order to optimize the total number of authorized shares (hereinafter referred to as “the Change in Total Number of Authorized Shares”).
(2)	Content of change
Tokyo Tatemono will change the total number of authorized shares from 800,000,000 shares to 400,000,000 shares as of July 1, 2015.
(3)	Condition of change
The decrease in the total number of authorized shares will be implemented on condition that the proposal for partial amendment of the Articles of Incorporation relating to the change in the Change in Number of Shares per One Unit of Shares and the Total Number of Authorized Shares as well as the proposal on the Share Consolidation are approves as proposed at the 197th Annual Meeting of Shareholders of Tokyo Tatemono which is scheduled to be held on March 26, 2015

4.	Time schedule
February 12, 2015: Date of resolution at the Board of Directors
March 26, 2015 (Scheduled): Date of resolution at the Annual Meeting of Shareholders
June 25, 2015 (Scheduled): Last date of sale in units of 1,000 shares
June 26, 2015 (Scheduled): Commencement date of sale in units of 100 shares
July 1, 2015 (Scheduled): Change in the number of shares per one unit of shares, consolidation of shares, effective date of change in the total number of authorized shares
Beginning of September, 2015 (Scheduled): Payment of proceeds from disposition of fractional shares

No. 2. Acquisition of treasury shares
Tokyo Tatemono adopted a resolution at its Board of Directors meeting held on February 12, 2015 on the acquisition of its treasury shares held by its consolidated subsidiaries, based on the provision of Article 156, as applied pursuant to Article 165 of the Companies Act, as follows:

Description
1.	Reason for acquisition of treasury shares
Ordinary shares of Tokyo Tatemono held by the subsidiaries of Tokyo Tatemono will be acquired pursuant to the provision of Article 135, paragraph 3 of the Companies Act.
The acquired ordinary shares of Tokyo Tatemono will be appropriated to a part of allotment of shares under the Share Exchange

2.	Content of acquisition of shares
(1)	Type of shares to be acquired
Ordinary shares
(2)	Total number of shares available for acquisition
4,682,481 shares
(Ratio to total number of issued shares (excluding treasury shares): 1.1%)
Shares held by Tokyo Real Estate Management Co., Ltd.
2,502,481 shares
Shares held by Tokyo Building Service Co., Ltd.
2,180,000 shares
(3)	Total amount of acquisition price of shares
Closing price (904 yen) of ordinary shares of Tokyo Tatemono announced by the First Section of Tokyo Stock Exchange as of February 19, 2015, multiplied by 4,682,481 shares
(4)	Time schedule of acquisition of treasury shares
February 12, 2015 (Date of execution of share purchase agreement)
February 24, 2015 (Date of transfer of right)
(5)	Manner of acquisition
Negotiated transaction

3.	Outline of counterparty subsidiaries
Company name	Tokyo Real Estate Management Co., Ltd.
Representative	Seiken Saito, Representative Director & President
Address	1-3, Ohira 4-chome, Sumida-ku, Tokyo
Business	Building maintenance business
Capital	120 million yen

Company name	Tokyo Building Service Co., Ltd.
Representative	Seiken Saito, Representative Director & President
Address	1-3, Ohira 4-chome, Sumida-ku, Tokyo
Business	Cleaning services
Capital	50 million yen
(Reference)
Treasury shares of Tokyo Tatemono held as of December 31, 2014
Total number of issued shares (excluding treasury shares)
432,572,930 shares
Number of treasury shares
486,238 shares

No. 3   Restructuring of the Group Organization
As described below, Tokyo Tatemono decided to reorganize group companies as well as its divisions in order to secure flexibility of organizational operation in response to changes in  business conditions, construct an expedite decision making system, optimize the value chain of the whole group, and further utilize operational synergies.

1.	Purpose of Restructuring the Group Organization
As regards the business conditions of the real estate industry which Tokyo Tatemono group belongs to, business opportunities are expanding as evidenced by   the increase in real estate stock markets and the needs for services targeted at the elderly; at the moment, however, there are concerns about possible shrinking of the market for newly built condominiums due to the rise of land prices and construction costs, decrease in population in the medium- to long term, and ageing population with fewer children, while major changes are occurring, such as sophistication and diversification of the demand from customers for soft services.
Under these circumstances, the Tokyo Tatemono group has been examining measures to respond flexibly to changes in business conditions and realize further growth utilizing the strengths of the group, upon the start of a new medium-term business plan this fiscal year.
As a result, we have decided to make the Company a wholly-owned subsidiary and reorganize group companies as explained below in order to secure flexibility of organizational operation in response to changes in business conditions, construct an expedite decision making system, optimize the value chain of the whole group, and further utilize operational synergies.

Moreover, we will reorganize the divisions of Tokyo Tatemono which are in charge of each business in order to create a system for aiming at strengthening of the total power of the group, with Tokyo Tatemono assuming the function of preparing the business plan of the whole group, at the same time, assuming the function of a holding company of the group and pursuing the optimization of the value chain of each business.

2.	Reorganization of Group Companies
(1)	Integration of production, sale, and administration of housing business
1)	Integration of production and sale of housing business
The Company’s sales function will be integrated to Tokyo Tatemono. We will improve the value of our brand and strengthen profitability by integrating development and sales of housing business, and thus, incorporating further the voice of the market known to the marketing section; which in turn will enable us to offer customer-oriented products, improve purchasing power for lands required, make optimal use of costs, and improve the speed of business etc.
-	Major schedule
February 12, 2015	Basic agreement on integration of production and sales to be executed
October 2015 (scheduled)	Integration of production and sales
Details of the integration will be discussed going forward.
2)	Tokyo Tatemono Amenity Support Co., Ltd. (hereinafter referred to as the “Tokyo Tatemono Amenity Support”) to be made a wholly owned subsidiary
Along with the integration of housing sales function to Tokyo Tatemono, Tokyo Tatemono Amenity Support, a subsidiary of the Company engaging in business of administering condominiums, will be made a direct subsidiary of Tokyo Tatemono. We will strengthen competitiveness of the whole housing business by feeding back to the housing development section the needs of customers grasped by the administration section in housing business, and thus constructing the system to respond accurately to more sophisticated customer needs.
-	Major schedule
February 12, 2015	Basic agreement on making Tokyo Tatemono
Amenity Support a subsidiary to be executed
July 2015 (scheduled)	Tokyo Tatemono Amenity Support to become a subsidiary

(2)	Transfer of CRE Strategic Support Function
The CRE Strategic Support Function of Tokyo Tatemono will be transferred to the Company. We will contribute to the increase in profitability of the whole group by compiling real estate information, as well as expand profit of non-asset business including intermediation, by putting together CRE solution menus and integrating CRE contact points of the whole Tokyo Tatemono group.
-	Major schedule
February 12, 2015	Basic agreement on transfer of CRE strategic support function to be executed
July 2015 (scheduled)	Transfer of the functions
(3)	Integration of Business Targeted at the Elderly
We will increase profit of the overall business targeted at the elderly through the best use of personnel and know-hows as well as the optimal allocation of management resources, by integrating to Tokyo Senior Life Support Co., Ltd. (hereinafter referred to as “Tokyo Senior Life Support”) functions of business promotion, nursing service, and lease management of the business targeted at the elderly, which are hitherto dispersed between the Company and Tokyo Senior Life Support.
-	Major schedule
February 12, 2015	Basic agreement on integration of business targeted at the elderly to be executed
October 2015 (scheduled)	Integration of the functions
(4)	Integration of Leisure Related Subsidiary
We will aim for development and growth of our business through the maximization of synergies, including sharing of know-hows among our businesses and development of personnel with diversified experiences etc., by integrating—with Tokyo Tatemono Resort Co., Ltd. (hereinafter referred to as “Tokyo Tatemono Resort”) as the surviving company—and operating in an integrated way, the leisure business which has been offered by 4 companies—i.e., Tokyo Tatemono Resort, J-Golf Co., Ltd., Hotness Co., Ltd. and Kokochiyu Co., Ltd.
-	Major schedule
December 4, 2014	Merger agreement to be executed
April 1, 2015	Date of merger

-	Overview of the new company (scheduled)
Company name	Tokyo Tatemono Resort Co., Ltd.
Representative	Tatsuo Usui Representative Director and President
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Operation and management of hotels and resort house areas Operation of golf courses and accommodations Operation of warm bath facilities
Capital	100 million yen

3.	Reorganization of Divisions
We will have a five-division system by establishing the Quality Life Division, along with the Commercial Properties, Residential Development, Real Estate Solution, and International Business Divisions. With this reorganization of the group, housing sales section and Tokyo Tatemono Amenity Support will belong to the Residential Development Division; the Company to the Real Estate Solution Service Division; and Tokyo Tatemono Senior Life Support and Tokyo Tatemono Resort to the Quality Life Division.

4.	Overview of Companies Concerned
Company name	Tokyo Tatemono Co. Ltd.
Representative	Hajime Sakuma, Representative Director, President and CEO
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Real estate business
Capital	92,451 million yen

Company name	Tokyo Tatemono Real Estate Sales Co., Ltd.
Representative	Makio Tanehashi, Representative Director, President & CEO
Address	25-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Business	Brokerage of real estate
Capital	3,108 million yen

Company name	Tokyo Tatemono Amenity Support Co. Ltd.
Representative	Yoshiki Yanai, President and Chief Executive Officer
Address	4-1-3 Taihei, Sumida-ku, Tokyo
Business	Management, cleaning, and insurance agent for real estate
Capital	100 million yen

Company name	Tokyo Tatemono Senior Life Support Co. Ltd.
Representative	Hisatoshi Kato, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Nursing service business, development and operation of elderly houses
Capital	100 million yen

Company name	Tokyo Tatemono Resort Co., Ltd.
Representative	Tatsuo Usui, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Operation and management of hotels and resort areas
Capital	100 million yen

Company name	J-Golf Co. Ltd.
Representative	Yuichi Watanabe, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Operation of golf courses and accommodations
Capital	100 million yen

Company name	Hotness Co. Ltd.
Representative	Akihiro Nishiyama, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Operation of warm bath facilities
Capital	100 million yen

Company name	Kokochiyu Co. Ltd.
Representative	Akihiro Nishiyama, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Operation of warm bath facilities
Capital	10 million yen

5.	Financial Situation and Business Performance of Companies Concerned for Fiscal Year Ended December 2014 (Unit: Million yen)

	Tokyo Tatemono Co., Ltd. (Consolidated)	Tokyo Tatemono Real Estate Sales Co., Ltd. (Consolidated)	Tokyo Tatemono Amenity Support Co., Ltd.
Net assets	305,808	14,668	5,631
Gross assets	1,319,465	54,949	7,778
Net assets per share (yen)	665.51	357.01	2,815,788.41
Net sales	237,049	31,631	11,227
Operating income	30,559	2,317	454
Ordinary income	17,317	2,242	552
Net income	82,944	2,043	341
Net income per share (yen)	193.12	49.72	170,535.65
Dividend per share (yen)	6.00	12.00	51,000.00

	Tokyo Tatemono Senior Life Support Co., Ltd.	Tokyo Tatemono Resort Co., Ltd.	J-Golf Co., Ltd.
Net assets	180	2,342	▲ 4,563
Gross assets	190	10,072	14,522
Net assets per share (yen)	8,986.81	1,170,858.04	▲ 4,563,338.12
Net sales	40	3,308	2,203
Operating income	▲ 19	617	110
Ordinary income	▲ 20	608	▲ 54
Net income	▲ 20	410	▲ 182
Net income per share (yen)	▲ 1,013.19	205,112.85	▲ 181,620.96
Dividend per share (yen)	0	0	0

	Hotness Co., Ltd	Kokochiyu Co., Ltd.
Net assets	1,225	949
Gross assets	4,570	1,320
Net assets per share (yen)	1,020,970.34	4,743,866.08
Net sales	4,338	1,513
Operating income	173	80
Ordinary income	134	83
Net income	81	26
Net income per share (yen)	67,549.30	129,521.38
Dividend per share (yen)	0	0

Description of disposal of material assets, assumption of material liabilities, or other events giving material impact on the status of Company assets, which have occurred after the end of the last fiscal year of the Company

No. 1 Organizational Restructuring
  As described below, the Company, at its Board of Directors meeting on February 12, 2015, resolved to restructure its organization centered on integration of the Company’s housing sales function to Tokyo Tatemono and making Tokyo Tatemono Amenity Support Co., Ltd. a wholly-owned subsidiary of Tokyo Tatemono, conditional upon the taking effect of the stare exchange, and executed the basic agreement on the same date.

1.	Purpose of Organizational Restructuring
As regards the business conditions of the real estate industry which Tokyo Tatemono group, including the Company, belongs to, business opportunities are expanding as evidenced by the increase in real estate stock markets and the needs for services targeted at the elderly; at the moment, however, there are concerns about possible shrinking of the market for newly built condominiums due to the rise of land prices and construction costs, decrease in population in the medium- to long term, and ageing population with fewer children, while major changes are occurring, such as sophistication and diversification of the demand from customers for soft services.

Under these circumstances, the Tokyo Tatemono group has been examining measures to respond flexibly to changes in business conditions and realize further growth utilizing the strengths of the group, upon the start of a new medium-term business plan this fiscal year.
As a result, we have decided to make the Company a wholly-owned subsidiary and reorganize group companies as explained below in order to secure flexibility of organizational operation in response to changes in business conditions, construct expedite decision making system, optimize the value chain of the whole group, and further utilize operational synergies.

2.	Changes in Respective Organizations
(1)	Integration of production, sale, and administration of housing business
1)	Integration of production and sale of housing business
The Company’s sales function will be integrated to Tokyo Tatemono. We will improve the value of our brand and strengthen profitability by integrating development and sales of housing business, and thus, incorporating further the voice of the market known to the marketing section; which in turn will enable us to offer customer-oriented products, improve purchasing power for lands required, make optimal use of funds, and improve the speed of business etc.

-	Major schedule
February 12, 2015	Basic agreement on integration of production and sales to be executed
October 2015 (scheduled)	Integration of production and sales
Details of the integration will be discussed going forward.

-	Contents of Basic Agreement on Integration of Businesses Concerned
Business to be integrated	Housing sales function
Business performance of business to be integrated	Operational income of 3,404 million yen (Fiscal year ended December 2014)
Date of integration	October 2015 (scheduled) (Note)
 (Note) This business integration is conditional upon the taking effect of the share exchange.

-	Effect on profit/loss and consolidated profit/loss
Effect on Company’s and consolidated profit/loss for the fiscal year ending December 2015 is uncertain at the moment.

2)           Tokyo Tatemono Amenity Support Co., Ltd. (hereinafter referred to as the “Tokyo Tatemono Amenity Support”) to be made a wholly owned subsidiary
Along with the integration of the Company’s housing sales function to Tokyo Tatemono, Tokyo Tatemono Amenity Support, a subsidiary of the Company engaging in business of administering condominiums, will be made a direct subsidiary of Tokyo Tatemono. We will strengthen competitiveness of the whole housing business by feeding back to the housing development section the needs of customers grasped by the administration section in housing business, and thus constructing the system to respond accurately to more sophisticated customer needs.
-	Major schedule
February 12, 2015	Basic agreement on making Tokyo Tatemono
Amenity Support a subsidiary to be executed
July 2015 (scheduled)	Tokyo Tatemono Amenity Support to become a subsidiary

-
Number of voting rights of Tokyo Tatemono Amenity Support owned by the Company and its ratio to the voting rights of all shareholders etc. of Tokyo Tatemono Amenity Support before and after the said change

1)	Number of voting rights of Tokyo Tatemono Amenity Support owned by the Company
Before the change: 2,000 units
After the change: One unit

2)	Ratio to the voting rights of all shareholders etc. of Tokyo Tatemono Amenity Support
Before the change: 100%
After the change: - %

-	Effect on profit/loss and consolidate profit/loss
Effect on Company’s and consolidated profit/loss for the fiscal year ending December 2015 is uncertain at the moment.

(2)	Transfer of CRE Strategic Support Function
The CRE Strategic Support Function of Tokyo Tatemono will be transferred to the Company. We will contribute to the increase in profitability of the whole group by compiling real estate information, as well as expand profit of non-asset business including intermediation, by putting together CRE solution menus and integrating CRE contact points of the whole Tokyo Tatemono group.
-	Major schedule
February 12, 2015	Basic agreement on transfer of CRE strategic support function to be executed
July 2015 (scheduled)	Transfer of the functions
* Effect is expected to be negligible, while the method for this transfer is not yet determined.

(3)	Integration of Business Targeted at the Elderly
We will increase profit of the overall business targeted at the elderly through the best use of personnel and know-hows as well as the optimal allocation of management resources, by integrating to Tokyo Senior Life Support Co., Ltd. (hereinafter referred to as “Tokyo Senior Life Support”) functions of business promotion, nursing service, and lease management of the business targeted at the elderly, which are hitherto dispersed between the Company and Tokyo Senior Life Support.

-	Major schedule
February 12, 2015	Basic agreement on integration of business targeted at the elderly to be executed
October 2015 (scheduled)	Integration of the functions
* Effect is negligible, with operational income in 2014 of the elderly lease management function of the Company was 484 million yen.

3.	Overview of the Companies Concerned

Company name	Tokyo Tatemono Real Estate Sales Co., Ltd.
Representative	Makio Tanehashi, Representative Director, President & CEO
Address	25-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Business	Brokerage of real estate
Capital	3,108 million yen

Company name	Tokyo Tatemono Co. Ltd.
Representative	Hajime Sakuma, Representative Director, President and CEO
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Real estate business
Capital	92,451 million yen

Company name	Tokyo Tatemono Amenity Support Co. Ltd.
Representative	Yoshiki Yanai, President and Chief Executive Officer
Address	4-1-3 Taihei, Sumida-ku, Tokyo
Business	Management, cleaning, and insurance agent for real estate
Capital	100 million yen

Company name	Tokyo Tatemono Senior Life Support Co. Ltd.
Representative	Hisatoshi Kato, President and Chief Executive Officer
Address	1-9-9 Yaesu, Chuo-ku, Tokyo
Business	Nursing service business, development and operation of elderly houses
Capital	100 million yen

4. Financial Situation and Business Performance of Companies Concerned for Fiscal Year Ended December 2014
	Tokyo Tatemono Real Estate Sales Co., Ltd. (Consolidated)	Tokyo Tatemono Co., Ltd. (Consolidated)	Tokyo Tatemono Amenity Support Co., Ltd.
Net assets	14,668	305,808	5,631
Gross assets	54,949	1,319,465	7,778
Net assets per share (yen)	357.01	665.51	2,815,788.41
Net sales	31,631	237,049	11,227
Operating income	2,317	30,559	454
Ordinary income	2,242	17,317	552
Net income	2,043	82,944	341
Net income per share (yen)	49.72	193.12	170,535.65
Dividend per share (yen)	12.00	6.00	51,000.00
(Unit: Million yen, except for those specifically stated)

Tokyo Tatemono Senior Life Support Co., Ltd.
Net assets	180
Gross assets	190
Net assets per share (yen)	8,986.81
Net sales	40
Operating income	▲ 19
Ordinary income	▲ 20
Net income	▲ 20
Net income per share (yen)	▲ 1,013.19
Dividend per share (yen)	0
(Unit: Million yen, except for those specifically stated)

No. 2 Cancellation of Treasury Shares
Based on the resolution of Board of Directors meeting to be held prior to the date when the share exchange takes effect, the Company plans to cancel all treasury shares (including those the Company acquires through the purchase of shares concerning share purchase demand exercised in accordance to Paragraph 1, Article 785 of the Companies Act concerning the share exchange) it owns at the time immediately before the share exchange becomes effective (hereinafter referred to as the “Base Time”) at the Base Time.

End